UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share of Conexant Systems, Inc.

(2)	Aggregate number of securities to which transaction applies:

(A) 82,218,129 shares of common stock issued and outstanding (including restricted shares), (B) 24,640 shares of common stock underlying options to purchase common stock with an exercise price of less than the merger consideration of $2.40 per share, and (C) 3,636,333 shares of common stock subject to restricted stock unit awards.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of (A) 82,218,129 shares of common stock (including restricted shares) issued and outstanding and owned by persons other than Conexant, Gold Holdings, Inc. (“Gold”), or Gold Acquisition Corp., or any other direct or indirect majority-owned subsidiary of Gold, as of February 23, 2011, multiplied by the merger consideration of $2.40 per share; (B) 24,640 shares of common stock underlying options to purchase common stock with an exercise price of less than the merger consideration of $2.40 per share, as of February 23, 2011, multiplied by $1.23 (which is the difference between the merger consideration of $2.40 per share and the weighted average exercise price of such options); and (C) 3,636,333 shares of common stock subject to restricted stock unit awards, as of February 23, 2011, multiplied by the merger consideration of $2.40 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001161 by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:
$206,081,016

(5)	Total fee paid:
$23,926.01

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March  , 2011
Dear Stockholder:
You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Conexant Systems, Inc. at 8:30 a.m. Pacific Time on      , 2011 at our corporate offices, located at 4000 MacArthur Boulevard, Newport Beach, California.
On February 23, 2011, we entered into a merger agreement providing for the acquisition of Conexant by Gold Holdings, Inc., which we refer to as Gold. Gold is an affiliate of Golden Gate Capital. At the annual meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and the other proposals described in this proxy statement. Only stockholders who hold shares of Conexant common stock at the close of business on      , 2011 will be entitled to vote. You may vote your shares at the annual meeting only if you are present in person or represented by proxy at the meeting.
If the planned merger takes place, each outstanding share of Conexant common stock will be converted into the right to receive $2.40 in cash, without interest and subject to any applicable withholding tax. The merger will be a taxable transaction for stockholders for U.S. federal income tax purposes.
Our board of directors has determined that the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable and in the best interests of, and fair to, Conexant and our stockholders. Our board of directors recommends that stockholders vote “FOR” the adoption of the merger agreement, “FOR” each of the two director nominees named in this proxy statement, “1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation and “FOR” each of the other proposals described in this proxy statement.
Your vote is very important. Whether or not you expect to attend the annual meeting, please submit the enclosed proxy card (or submit your proxy by telephone or over the Internet) as soon as possible to ensure that your shares are represented at the annual meeting. Returning your proxy card (or submitting your proxy by telephone or over the Internet) will not prevent you from attending the annual meeting and voting in person should you choose to do so. If your shares are held in “street name” by your broker, you should instruct your broker to vote your shares by following the directions your broker provides. Please note that a failure to vote your shares either in person at the meeting or by submitting a proxy or voting instruction form is the equivalent of a vote against the merger.
This proxy statement provides detailed information about the merger and the other business to be considered by stockholders at the annual meeting. We encourage you to read carefully the entire document, including the annexes.
On behalf of your board of directors, thank you for your continued support.

Sincerely,
D. Scott Mercer
Chairman of the Board and Chief Executive Officer
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN OR DETERMINED WHETHER THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This proxy statement is dated      , 2011, and is first being mailed to stockholders of Conexant on or about      , 2011.

CONEXANT SYSTEMS, INC.
4000 MacArthur Boulevard,
Newport Beach, California 92660
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m., Pacific Time on , 2011

PLACE	Conexant’s corporate offices, located at 4000 MacArthur Boulevard, Newport Beach, California

PROPOSALS	1. Adoption of the Agreement and Plan of Merger, dated as of February 20, 2011, by and among Conexant, Gold Holdings, Inc., and Gold Acquisition Corp., as such agreement may be amended from time to time

2. Election of two directors to serve as Class III directors to hold office until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified

3. An advisory vote on executive compensation

4. An advisory vote on the frequency of the advisory vote on executive compensation

5. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending September 30, 2011

6. Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement

7. The transaction of other business that may properly come before the annual meeting (including adjournments and postponements thereof)

RECORD DATE	,2011

MEETING ADMISSION	You are entitled to attend and vote at the annual meeting only if you were a stockholder as of the close of business on , 2011 or hold a valid proxy for the annual meeting.

PROXY VOTING	Your vote is important. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Conexant common stock entitled to vote at the annual meeting is necessary to adopt the merger agreement (Proposal No. 1). Voting requirements for the other proposals are described in the enclosed proxy statement. We encourage you to read this proxy statement in its entirety and to submit a proxy so that your shares will be represented and voted even if you do not attend the annual meeting. You may submit your proxy over the Internet, by telephone or by mail. If you do attend the annual meeting, you may revoke your proxy and vote in person.
After careful consideration, our board of directors has determined that the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable and in the best interests of, and fair to, Conexant and you, the stockholders. The board of directors recommends that you vote “FOR” the adoption of the merger agreement (Proposal No. 1), “FOR” each of the two director nominees named in the proxy statement (Proposal No. 2), “FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 3), “1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4), “FOR” ratification of the appointment of Deloitte & Touche

LLP as our independent registered public accountants (Proposal No. 5), and “FOR” adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement (Proposal No. 6).
This proxy statement provides detailed information about the merger and the other business to be considered by stockholders at the annual meeting. We encourage you to read carefully the entire document, including the annexes.

By order of the Board of Directors of Conexant Systems, Inc.,
Mark Peterson
Senior Vice President, Chief Legal Officer and Secretary
Newport Beach, California
        , 2011
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY FOR YOUR SHARES PROMPTLY,
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

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(continued)

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(continued)

-iii-

SUMMARY
     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, the annexes and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 103. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail. Except as otherwise specifically noted in this proxy statement, “Conexant,” “we,” “our,” “us” and similar words in this proxy statement refer to Conexant Systems, Inc. and its subsidiaries.
Parties to the Merger (page 14)
Conexant
     Conexant, a Delaware corporation, is a fabless semiconductor company that designs, develops, and sells semiconductor system solutions, comprised of semiconductor devices, software, and reference designs, for imaging, audio, embedded-modem, and video applications.
Gold
     Gold Holdings, Inc., referred to as Gold, is a Delaware corporation that was formed by affiliates of Golden Gate Capital solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement.
Merger Sub
     Gold Acquisition Corp., referred to as Merger Sub, is a Delaware corporation and a wholly owned subsidiary of Gold that was formed solely for the purpose of consummating the merger.
The Merger (page 15)
     On February 23, 2011, we entered into an Agreement and Plan of Merger, dated as of February 20, 2011 and referred to as the merger agreement, with Gold and Merger Sub, which provides for the merger of Merger Sub with and into Conexant, with Conexant surviving the merger as wholly owned subsidiary of Gold.
     As a result of the merger, each share of Conexant common stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares, treasury shares and shares held by Gold or any of its subsidiaries) will be converted into the right to receive $2.40 in cash, which amount is referred to as the per share merger consideration, without interest and subject to any applicable withholding tax. After the merger is completed, you will no longer have any rights as a Conexant stockholder, other than the right to receive the per share merger consideration and subject to the rights described under “Proposal No. 1 — Adoption of the Merger Agreement — Appraisal Rights.” As a result of the merger, Conexant will cease to be a publicly traded company and Gold will own 100% of the equity of Conexant.
     The merger agreement is included as Annex A to this proxy statement and is incorporated by reference into this proxy statement.
Treatment of Equity Awards and Other Equity-Based Compensation (page 42)
     Each option to acquire Conexant common stock granted under our equity compensation plans that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the per share merger consideration over the exercise price per share under the option for each share subject to such option. Any option with an exercise price greater than or equal to the per share merger consideration shall be cancelled without consideration and be of no further force and effect. In addition, at the effective time of the merger, the vesting of each share of restricted stock will be accelerated, and each such share will be cancelled and converted into the right to receive the per share merger consideration.
     Each restricted stock unit, referred to as an RSU, that, as of the effective time of the merger, is outstanding and either (1) vested, (2) held by a non-employee director, or (3) held by a management-level employee at the rank of senior vice president or above will be cancelled and converted into the right to receive, with respect to each such unit, an amount of cash equal to the per share merger consideration. With respect to each RSU that, as of the effective time of the merger, is outstanding and held by an employee of Conexant and that is not otherwise described above, such RSU will be cancelled at the effective time of the merger and the holder of such RSU will be entitled to receive with respect to each RSU on the date that the RSU would have otherwise vested had the effective time not occurred an amount of cash equal to the per share merger consideration; provided that such payment will only be required if (a) the employee continues to be employed continuously by the surviving corporation through and including the original vesting date of such RSUs and (b) the employee has not otherwise been issued or granted any incentive compensation following the effective time of the merger (but prior to such original vesting date) that the surviving corporation’s board of directors has determined in good faith in its sole discretion to be an appropriate replacement for such RSUs. All other RSUs will be cancelled without consideration and be of no further force and effect.
Recommendation of the Board of Directors as to the Merger; Reasons for the Merger (page 22)
     Our board of directors has determined that the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable and in the best interests of, and fair to, Conexant and our stockholders and recommends that stockholders vote “FOR” Proposal No. 1, adoption of the merger agreement, and “FOR” Proposal No. 6, adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.
     In evaluating the merger agreement and the merger, the board of directors consulted with our management and legal and financial advisors and considered a number of strategic, financial and other considerations, as described under the heading “Proposal No. 1 — Adoption of the Merger Agreement — Recommendation of the Board of Directors as to the Merger; Reasons for the Merger” beginning on page 22.
Opinion of Financial Advisor (page 27)
     In connection with the proposed merger, our financial advisor, Qatalyst Partners LP, referred to as Qatalyst, delivered to the board of directors Qatalyst’s written opinion dated February 23, 2011 that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by stockholders (other than Gold or any affiliate of Gold) in the merger was fair, from a financial point of view, to such holders. The full text of Qatalyst’s opinion to the board of directors is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Qatalyst’s opinion was directed only to the fairness, as of the date of the Qatalyst opinion and from a financial point of view, to stockholders (other than Gold or any affiliate of Gold) of the merger consideration to be received by such holders in the merger, was provided to the board of directors in connection with its evaluation of the merger, did not address any other aspect of the merger, does not constitute a recommendation as to how any stockholder should vote with respect to the merger or any other matter and does not in any manner address the price at which the Conexant common stock will trade at any time.
Financing of the Merger (page 32)
     The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $204 million, not including amounts necessary to pay customary fees and expenses. Prior to our execution of the merger agreement, Gold entered into, and provided a copy to us of, an equity commitment letter with an affiliate of Gold in support of Gold’s payment and other obligations under the merger agreement. The equity commitment letter provides for a maximum commitment under the letter of $205 million. The merger is not subject to a financing condition.

Interests of Executive Officers and Directors in the Merger (page 32)
     You should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to adopt the merger agreement and to recommend that stockholders vote “FOR” the adoption of the merger agreement. These interests include:
•	Our directors and executive officers hold options to acquire Conexant common stock that will be cancelled and converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the per share merger consideration over the exercise price per share under the option for each share subject to such option;

•	Our directors and executive officers also hold RSUs that will vest and be converted into the right to receive an amount in cash, without interest, equal to the per share merger consideration;

•	We have entered into agreements with certain of our executive officers that contain provisions pursuant to which, in the event we terminate such individual’s employment without “cause” or, in certain cases, if the executive resigns for “good reason,” the named executive officer will become entitled to specified severance benefits; and

•	Under the merger agreement, Gold has agreed to cause the surviving corporation to indemnify each of our directors and officers against certain liabilities and to maintain policies of directors’ and officers’ liability insurance covering each director and officer.
     In addition to the foregoing, prior to the closing, some or all of our executive officers may discuss or enter into agreements, arrangements or understandings with Gold or Merger Sub regarding their continued employment with the surviving corporation, or the right to purchase or participate in the equity of Gold.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 52)
     As more fully described in this proxy statement and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, adoption of the merger agreement by the stockholders, the receipt of all approvals and consents required to be obtained in connection with the merger from any governmental entity and the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, referred to as the HSR Act, and any material foreign antitrust laws.
     We currently expect to complete the merger during the second quarter of calendar 2011. However, we cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination of the Merger Agreement (page 53)
     Either Gold or we can terminate the merger agreement under certain circumstances, which would prevent the merger from being completed.
Termination Fee and Expense Reimbursement (page 54)
     A termination fee of $7,700,000 may be payable by us to Gold upon the termination of the merger agreement under several circumstances. In addition, we are required to reimburse Gold for its out-of-pocket expenses, up to $1,000,000, in situations where the termination fee would be payable or if the merger agreement is terminated as a result of a vote against the merger by the stockholders or if the stockholder vote is not held before July 26, 2011.
U.S. Federal Income Tax Consequences to Stockholders (page 40)
     The merger will be a taxable transaction to U.S. holders of Conexant common stock for U.S. federal income tax purposes.

     You should read “Proposal No. 1 — Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the transaction. Tax matters can be complicated, and the tax consequences of the transaction to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the transaction to you.
     The U.S. federal income tax consequences described above may not apply to all holders of Conexant common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult with your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Regulatory Approvals (page 39)
     Under the HSR Act and the rules and regulations promulgated thereunder, Gold and Conexant are required to make certain filings with the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”). The merger may not be consummated until the applicable waiting periods under the HSR Act have expired or have been terminated. Gold and Conexant each filed the requisite HSR Act notifications on February 28, 2011.
Litigation Relating to the Merger (page 39)
     Conexant, the members of our board of directors and, in certain of the lawsuits, our President and Chief Operating Officer, our Chief Financial Officer, Standard Microsystems Corporation, referred to as SMSC, and/or Comet Acquisition Corp., a wholly owned subsidiary of SMSC, are named as defendants in purported class action lawsuits in connection with the transactions previously contemplated by the terminated merger agreement, dated as of January 9, 2011, among Conexant, SMSC and Comet Acquisition Corp., which is referred to as the SMSC merger agreement.
Appraisal Rights (page 35)
     Under Delaware law, holders of Conexant common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Conexant common stock in lieu of receiving the merger consideration if the merger is completed. This value could be more than, the same as, or less than the merger consideration. The relevant provisions of the General Corporation Law of the State of Delaware, which is referred to as the DGCL, are included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the right of appraisal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as a stockholder of Conexant as of the close of business on the record date for the annual meeting. This proxy statement contains important information about the merger and the annual meeting of stockholders, and you should read this proxy statement carefully.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	You are being asked to vote on the adoption of the merger agreement. The merger agreement provides that at the effective time of the merger, Merger Sub will merge with and into Conexant, with Conexant surviving the merger as a wholly owned subsidiary of Gold.

Please see “Proposal No. 1 — Adoption of the Merger Agreement” beginning on page 15 for a more detailed description of the merger and the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q:	What other proposals are being presented at the annual meeting?

A:	In addition to the merger proposal, stockholders will be asked to vote on the following proposals at the annual meeting:
•	election of two directors to serve as Class III directors to hold office until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified (Proposal No. 2);

•	an advisory vote on executive compensation (Proposal No. 3);

•	an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4);

•	ratification of the appointment of Deloitte & Touche LLP, referred to as Deloitte & Touche, as our independent registered public accountants for the fiscal year ending September 30, 2011 (Proposal No. 5);

•	approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement (Proposal No. 6); and

•	the transaction of other business that may properly come before the annual meeting (including adjournments and postponements thereof).
Q:	Who is entitled to vote at the annual meeting?

A:	All stockholders of record as of the close of business on , 2011, the record date for the annual meeting, are entitled to vote at the annual meeting. On that date, shares of Conexant common stock were outstanding and entitled to vote.

As of the record date, our executive officers and directors, together with their affiliates, held an aggregate of shares of Conexant common stock, which represents approximately % of all shares outstanding and entitled to vote at the annual meeting.

Q:	What vote is required to approve each proposal?

A:	Proposal No. 1, adoption of the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of Conexant common stock entitled to vote at the annual meeting. If you do not submit a proxy or voting instructions or do not vote in person at the meeting, or if you “ABSTAIN” from voting on the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

For Proposal No. 2, the two director nominees who receive the highest number of affirmative votes will be elected. Votes “WITHHELD” from a nominee will not be counted in determining the outcome of the nominee’s election. However, if the number of shares voted “FOR” a director does not exceed the number of shares “WITHHELD” from the nominee, the director will be required to tender his or her resignation in accordance with the policy described below under “Proposal No. 2 — Election of Directors.”

For each other proposal to be submitted for a vote of stockholders at the annual meeting, our bylaws require that the proposal receives the affirmative vote of a majority of the shares of Conexant common stock present or represented by proxy at the meeting and entitled to vote on the proposal to be approved. Please be advised, however, that Proposal No. 3 (an advisory vote on executive compensation), Proposal No. 4 (an advisory vote on the frequency of the advisory vote on executive compensation) and Proposal No. 5 (ratification of the appointment of our independent registered public accountants) are advisory only and are not binding on us. The board of directors (or a committee of the board of directors, as applicable) will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Q:	How does the board of directors recommend that I vote?

A:	The board of directors recommends that you vote your shares:
•	“FOR” the adoption of the merger agreement (Proposal No. 1);

•	“FOR” each of the two director nominees named in this proxy statement (Proposal No. 2);

•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 3);

•	“1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4);

•	“FOR” ratification of the appointment of Deloitte & Touche as our independent registered public accountants (Proposal No. 5); and

•	“FOR” adjournment of the annual meeting, if necessary (Proposal No. 6).
Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes, please fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the annual meeting. You may also submit a proxy over the Internet or by telephone to instruct how your shares will be voted at the annual meeting. If you properly submit a proxy, the persons named as proxies will vote your shares at the annual meeting as you direct on the proxy. If you have Internet access, we encourage you to submit your proxy via the Internet. If you hold your stock in “street name” through a bank, broker or other nominee, you must submit voting instructions to your bank, broker or nominee in accordance with the instructions you have received from such bank, broker or nominee.

Submitting your proxy or voting instructions will ensure that your shares are represented and voted at the annual meeting. Please see the additional information below regarding voting shares held in street name.

If you properly submit a proxy or voting instruction form and do not indicate how you want to vote, your shares will be voted in accordance with the recommendation of our board of directors on each of the proposals listed in the notice of annual meeting and in the best judgment of the named proxies with respect to any other matters properly presented for a vote at the annual meeting.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the annual meeting, it will be more difficult for us to obtain the necessary quorum to hold the annual meeting. In addition, because the merger proposal must be approved by the holders of a majority of the outstanding shares of Conexant common stock entitled to vote at the annual meeting, your failure to submit a proxy or voting instructions or to vote in person at the annual meeting will have the same effect as a vote against Proposal No. 1, adoption of the merger agreement.

If you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of any of the other proposals at the annual meeting except as otherwise described below under “If my shares are held in street name by my broker, will my broker vote my shares for me if I do not submit voting instructions?”

Q:	How will abstentions be counted?

A:	If you “ABSTAIN” from voting on any of Proposals No. 1, No. 3, No. 4, No. 5, or No. 6, the effect will be the same as a vote against such proposal.

Q:	Can I attend the annual meeting and vote my shares in person?

A:	Yes. All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the annual meeting.

If your shares of Conexant common stock are registered directly in your name with our transfer agent, Mellon Investor Services, Inc., you are considered the stockholder of record with respect to those shares. If you are a stockholder of record as of the close of business on the record date, you may attend the annual meeting of stockholders and vote your shares in person rather than signing and returning your proxy card or otherwise providing proxy instructions.

If your shares of Conexant common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and this proxy statement is being forwarded to you by your bank, broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote, and you are invited to attend the annual meeting. However, since you are not the record holder, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the bank, broker or nominee, giving you the right to vote the shares at the annual meeting.

In addition, you must bring a form of personal photo identification with you to be admitted.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me if I do not submit voting instructions?

A:	If you do not instruct your broker, your broker will generally have the discretion to vote your shares only on matters that are considered routine. We do not believe that any of the proposals listed in the notice of annual meeting are considered routine matters, with the exception of Proposal No. 5, ratification of the appointment of Deloitte & Touche as our independent registered public accountants. Therefore, if you are a street-name holder and do not submit voting instructions to your broker, your shares will constitute broker non-votes with respect to all of the proposals listed in the notice of annual meeting except for Proposal No. 5, on which your broker will have discretionary authority to vote your shares. A broker non-vote will have the same effect as a vote against Proposal No. 1, the adoption of the merger agreement, but will not be counted in determining the outcome of Proposals No. 2, No. 3, No. 4, or No. 6.

You should instruct your broker as to how to vote your shares, following the directions your broker provides to you.

Q:	May I change my vote after I have submitted my proxy or voting instructions?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting by:
•	delivering a written notice of revocation to our Corporate Secretary before the annual meeting;

•	delivering a valid, later-dated proxy; or

•	voting in person at the annual meeting.
Attendance at the annual meeting will not by itself constitute a revocation of a proxy. Written notices of revocation and other communications about revoking your proxy should be addressed to Conexant at 4000 MacArthur Boulevard, Newport Beach, California 92660, Attention: Corporate Secretary.

If you hold shares through a bank, broker or other nominee, you may change or revoke any prior voting instructions by contacting your bank, broker or nominee or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares at the annual meeting, by attending the annual meeting and voting in person.

Q:	If I am a Conexant stockholder, should I send in my stock certificates now?

A:	No. You should not send in your stock certificates at this time. If the merger agreement is adopted at the annual meeting and the merger is thereafter completed, you will receive written instructions for exchanging your stock certificates for the merger consideration.

Q:	What happens if I transfer my shares of common stock after the record date?

A:	The record date for the annual meeting is earlier than the effective date of the merger. Therefore, transferors of shares of Conexant common stock after the record date but prior to the consummation of the merger will retain their right to vote at the annual meeting, but the right to receive the merger consideration will transfer with the shares.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the costs of printing and mailing this proxy statement to stockholders and all other costs incurred by it in connection with the solicitation of proxies. We have retained Morrow & Co., LLC, a proxy solicitation firm, to solicit proxies on our behalf and have agreed to pay Morrow & Co., LLC an estimated fee of $25,000, plus its reasonable out-of-pocket expenses for its services. In addition to the mailed proxy materials, our directors, officers and other employees may also solicit proxies or votes in person, in writing or by telephone, e-mail or other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We will also reimburse banks, brokers, nominees and other record holders for their reasonable expenses in forwarding proxy materials to beneficial owners of Conexant common stock.

Q:	Who can help answer my questions?

A:	If you have any questions or need further assistance in voting your shares of Conexant common stock, or if you need additional copies of this proxy statement or the proxy card, please contact Morrow & Co., LLC, our proxy solicitor, in writing at 470 West Ave., Stamford, CT 06902, or by telephone at (800) 607-0088.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by followed by, or including the words “could,” “would,” “should,” “target,” “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions. In particular, forward-looking statements contained in this proxy statement include expectations regarding our financial condition, results of operations, earnings outlook and prospects and may include statements regarding the period following the completion of the proposed merger.
     The forward-looking statements involve certain risks and uncertainties and may differ materially from actual results. Our ability to predict results or the actual effects of our plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following:
•	the inability to complete the merger on the proposed terms and schedule because of the failure to obtain stockholder or regulatory approvals;

•	a failure to consummate or delay in consummating the merger for other reasons;

•	the amount of the costs, fees and expenses related to the merger, including as a result of unexpected factors or events and unanticipated tax consequences of the merger;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	competition and its effect on pricing, spending, third-party relationships and revenues; and

•	other risks relating to Conexant’s business set forth in its filings with the Securities and Exchange Commission, referred to as the SEC.
     You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement or the date that any other document is filed with the SEC. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.
     All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the preceding cautionary statement.

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
     This section contains information for stockholders about the annual meeting of stockholders.
     Together with this proxy statement, we are also sending you a notice of annual meeting of stockholders and a form of proxy that is being solicited by the board of directors for use at the annual meeting. The information and instructions contained in this section are addressed to stockholders and all references to “you” in this section should be understood to be addressed to stockholders.
Date, Time and Place of the Annual Meeting of Stockholders
     This proxy statement is being furnished by the board of directors in connection with the solicitation of proxies from holders of Conexant common stock for use at the annual meeting of stockholders to be held at our corporate offices, located at 4000 MacArthur Boulevard, Newport Beach, California, on      , 2011, beginning at 8:30 a.m. Pacific Time, and at any adjournment or postponement of the annual meeting.
Purpose of the Annual Meeting of Stockholders
     The following proposals will be considered and voted upon at the annual meeting of stockholders:
•	adoption of the merger agreement (Proposal No. 1);

•	election of two directors to serve as Class III directors to hold office until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualified (Proposal No. 2);

•	an advisory vote on executive compensation (Proposal No. 3);

•	an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4);

•	ratification of the appointment of Deloitte & Touche as our independent registered public accountants for the fiscal year ending September 30, 2011 (Proposal No. 5);

•	approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement (Proposal No. 6); and

•	the transaction of other business that may properly come before the annual meeting (including adjournments and postponements thereof).
Recommendation of our Board of Directors
     Our board of directors recommends that stockholders vote “FOR” the adoption of the merger agreement, “FOR” each of the two director nominees named in this proxy statement, “1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation and “FOR” each of the other proposals described in this proxy statement. For more information concerning the recommendation of the board of directors with respect to the merger, see “Proposal No. 1 — Adoption of the Merger Agreement — Recommendation of the Board of Directors as to the Merger; Reasons for the Merger” beginning on page 22 of this proxy statement.
Record Date and Outstanding Shares
     The record date for the annual meeting of stockholders is      , 2011. Only stockholders of record of Conexant common stock as of the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting of stockholders and any adjournments or postponements thereof. At the close of business on the record date, there were shares of Conexant common stock issued and outstanding held by stockholders of record. The number of record stockholders does not include persons whose stock is held in nominee or “street name” accounts through banks, brokers or other nominees.
Quorum Requirement
     The presence at the annual meeting, in person or by proxy, of the holders of a majority of shares of Conexant common stock outstanding on the record date constitutes a quorum for the transaction of business at the annual meeting. Your shares will be counted for purposes of determining whether a quorum exists for the annual meeting if you return a signed and dated proxy card, if you submit a proxy by telephone or over the Internet, or if you vote in person at the annual meeting, even if you “ABSTAIN” from voting on the proposals.
     If a quorum is not present at the annual meeting of stockholders, we expect that the annual meeting will be postponed or adjourned to a later date.
Vote Required
     Each share of Conexant common stock outstanding on the record date will be entitled to one vote, in person or by proxy, on each matter submitted for the vote of stockholders.
     Proposal No. 1, adoption of the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. If you do not submit a proxy or voting instructions or do not vote in person at the meeting, or if you “ABSTAIN” from voting on the adoption of the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.
     For Proposal No. 2, each share of common stock outstanding on the record date is entitled to one vote on each of the two director nominees. The two director nominees who receive the highest number of affirmative votes will be elected. However, if the number of shares voted “FOR” a director does not exceed the number of shares “WITHHELD” from the nominee, the director may be required to tender his or her resignation in accordance with the policy described below in “Proposal No. 2 — Election of Directors.”
     For each other proposal to be submitted for a vote of stockholders at the annual meeting, our bylaws require that the proposal receives the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote on the proposal to be approved. Please be advised, however, that Proposal No. 3 (an advisory vote on executive compensation), Proposal No. 4 (an advisory vote on the frequency of the advisory vote on executive compensation) and Proposal No. 5 (ratification of the appointment of our independent registered public accountants) are advisory only and are not binding on us. The board of directors (or a committee of the board of directors, as applicable) will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.
Attending and Voting at the Annual Meeting of Stockholders
     Only stockholders as of the close of business on the record date, authorized proxy holders and our guests may attend the annual meeting. If you are a stockholder of record as of the close of business on the record date and you attend the annual meeting of stockholders, you may vote in person by completing a ballot at the annual meeting even if you already have signed, dated and returned a proxy card or submitted a proxy by telephone or over the Internet. If your shares of common stock are held in the name of a bank, broker or other nominee, you may not vote your shares of common stock in person at the annual meeting of stockholders unless you obtain a legal proxy from the record holder giving you the right to vote the shares of common stock. In addition, whether you are a stockholder of record or a beneficial owner, you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership or proper photo identification.

Proxies
     Each copy of this proxy statement mailed to holders of Conexant common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a stockholder of record, you should vote your shares by (i) completing, signing, dating and returning the enclosed proxy card, (ii) calling the telephone number on your proxy card or (iii) following the Internet proxy submission instructions on your proxy card to ensure that your vote is counted at the annual meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend the annual meeting. Instructions for submitting a proxy by telephone or over the Internet are printed on the proxy card. In order to submit a proxy via the Internet, please have your proxy card available so you can input the required information from the card.
     If you hold your stock in street name through a bank, broker or other nominee, you must submit voting instructions to your bank, broker or nominee in accordance with the instructions you have received from your bank, broker or nominee.
     All shares represented by valid proxies that are received through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted in accordance with the recommendation of the board of directors on each of the proposals indicated above. According to our bylaws, director nominations and other business to be conducted at an annual meeting of stockholders may only be brought before the meeting pursuant to the notice of annual meeting, by or at the direction of the board of directors, or by any stockholder who was a stockholder of record at the time notice of the meeting was given, who is entitled to vote at the meeting and who complies with the notice provisions set forth in the bylaws. No matters other than the matters described in this document are anticipated to be presented for action at the annual meeting or at any adjournment or postponement thereof.
     Your vote is important. Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or over the Internet promptly.

PARTIES TO THE MERGER
Conexant
     Conexant, a Delaware corporation, is a fabless semiconductor company that designs, develops, and sells semiconductor system solutions, comprised of semiconductor devices, software, and reference designs, for imaging, audio, embedded-modem, and video applications. These solutions include a comprehensive portfolio of imaging solutions for multifunction printers, fax platforms, and interactive display frame market segments. Our audio solutions include high definition (HD) audio integrated circuits, HD audio codecs, and speakers-on-a-chip solutions for personal computers (PCs), PC peripheral sound systems, audio subsystems, speakers, notebook docking stations, voice-over-IP speakerphones, USB headsets supporting Microsoft Office Communicator and Skype, and audio-enabled surveillance applications. We also offer a full suite of embedded-modem solutions for set-top boxes, point-of-sale systems, home automation and security systems, and desktop and notebook PCs. Additional products include decoders and media bridges for video surveillance, security and monitoring applications, and system solutions for analog video-based multimedia applications.
     Our common stock currently trades on The NASDAQ Global Select Market under the symbol “CNXT.” Our principal executive offices are located at 4000 MacArthur Boulevard, Newport Beach, California 92660, and our telephone number is (949) 483-5536.
Gold
     Gold is a Delaware corporation that was formed by affiliates of Golden Gate Capital solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement and the related equity commitment. The address of the principal executive offices of Gold is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111, and its telephone number is (415) 983-2700.
Merger Sub
     Merger Sub is a Delaware corporation and a wholly owned subsidiary of Gold that was formed solely for the purpose of consummating the merger. The address of the principal executive offices of Merger Sub is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111, and its telephone number is (415) 983-2700.

PROPOSAL NO. 1 — ADOPTION OF THE MERGER AGREEMENT
     The following is a description of the material aspects of the merger, including the merger agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger.
Overview
     The merger agreement, dated as of February 20, 2011, among Conexant, Gold and Merger Sub provides for the merger of Merger Sub, a newly formed and wholly owned subsidiary of Gold, with and into Conexant, with Conexant surviving the merger as a wholly owned subsidiary of Gold. Upon consummation of the merger, each share of Conexant common stock issued and outstanding (other than dissenting shares, treasury shares and shares held by Gold or any of its subsidiaries) will be converted into the right to receive the per share merger consideration.
Background of the Merger
     Our board of directors and management have regularly engaged in a review of our business plans and other strategic opportunities, including the evaluation of the market in which we compete, the possibility of pursuing strategic alternatives, such as acquisitions, and the possible sale of our company or certain of our assets, each with the view towards enhancing stockholder value. In addition, we have held discussions from time to time with various companies and private equity firms that expressed preliminary interest in pursuing a potential acquisition of our company. However, except as described below, none of these discussions resulted in a firm indication of interest in acquiring our company. Our practice has been to conduct all potential strategic discussions with third parties under the supervision of our Chairman and Chief Executive Officer, or CEO, D. Scott Mercer, with Mr. Mercer taking the lead in such discussions where appropriate. The practice of our board of directors has been to receive updates from Mr. Mercer on such discussions at regularly scheduled board meetings or more frequently, if appropriate, at special board meetings. In addition, Mr. Mercer updates members of the board of directors on an informal basis in between board meetings, as he deems appropriate.
     On July 28, 2010, Christine King, President and CEO of SMSC, contacted Mr. Mercer to arrange a time for the two to speak.
     On August 3, 2010, Ms. King called Mr. Mercer to express SMSC’s interest in exploring strategic opportunities with us.
     On August 4, 2010, we and SMSC entered into a mutual non-disclosure agreement and began sharing non-public information with each other. The mutual non-disclosure agreement was amended on August 9, 2010 to confirm the parties’ understanding that neither party would seek or obtain confidential information about the other party through Steven J. Bilodeau, who is a member of the board of directors of both SMSC and us. Mr. Bilodeau was excluded from all communications between us and SMSC regarding a potential transaction.
     On August 19, 2010, Mr. Mercer, Jean Hu, our Chief Financial Officer, Treasurer and Senior Vice President, Business Development, and Sailesh Chittipeddi, our President and Chief Operating Officer, met with Ms. King and Robert Hollingsworth, SMSC’s Senior Vice President/General Manager, Connectivity business, at the Newport Beach, California office of O’Melveny & Myers LLP, our outside legal counsel, which we refer to as OMM, to discuss potential strategic opportunities. At this meeting, each management team presented to the other a corporate overview, including information concerning its respective markets, products, technology and financials.
     On August 31, 2010, Ms. Hu and Mr. Chittipeddi met with Douglas Smith, SMSC’s Chief Technology Officer, and Carl Falcon, SMSC’s Vice President of Business Development, at our Newport Beach office to discuss the technology portfolio of each company and potential research and development synergies.

     Between September 7 and September 22, 2010, representatives of each of us and SMSC exchanged additional information regarding the respective businesses and participated in follow-up calls regarding those information exchanges.
     On September 13, 2010, Mr. Mercer and Ms. King had a call in which they reviewed the various discussions held to this point regarding our and SMSC’s management and business and the potential synergies that could result from a combined company.
     On September 22, 2010, at a Newport Beach hotel, Ms. King, Kris Sennesael, SMSC’s Vice President and Chief Financial Officer, Roger Wendelken, SMSC’s Vice President of Worldwide Sales, Mr. Falcon and Mr. Smith met with Mr. Mercer, Ms. Hu, Mr. Chittipeddi and Christian Scherp, our Executive Vice President, Sales, to discuss sales and marketing and potential synergies between the two companies.
     On October 20, 2010, at a meeting in Palo Alto, California with Mr. Mercer, Ms. King provided an oral expression of interest on behalf of SMSC to acquire us at a price between $2.10 and $2.25 per share, payable up to 30% in SMSC stock and the remainder in cash, subject to completion of due diligence, SMSC board approval and availability of financing. Ms. King also indicated that SMSC was retaining financial advisors.
     On October 22, 2010, Mr. Chittipeddi and the Vice President of Corporate Development for a company we refer to as Party A met at our Newport Beach office to discuss a potential technology partnership between the two companies. During that discussion, the representative of Party A indicated that Party A would be interested in discussing a potential strategic transaction with us. We had previously entered into a short form mutual non-disclosure agreement, dated October 15, 2010, with Party A, but following the October 22 meeting, we determined to enter into a new non-disclosure agreement with Party A that would contemplate more extensive diligence sharing and would also include customary non-solicitation and standstill provisions. This non-disclosure agreement was entered into between us and Party A on November 1, 2010 and the parties thereafter began to exchange diligence information.
     Also on October 22, 2010, at a special meeting of our board of directors, Mr. Mercer reported to the board regarding the discussions and interactions with SMSC with respect to a potential transaction between the two companies. Mr. Bilodeau did not attend this meeting or the portions of any subsequent Conexant or SMSC board meeting during which the potential transaction with SMSC or any related matters were discussed. After discussing potential financial advisors, the board instructed management to retain Qatalyst to act as our financial advisor in connection with a potential sale transaction with SMSC or any other party. The board selected Qatalyst based on the substantial experience one of its principals had with us and the substantial experience and reputation of Qatalyst in the semiconductor and technology marketplace in general. Management also reviewed for the board certain ongoing inquires and discussions with third parties regarding potential partnerships, acquisitions or joint venture relationships with us. The board instructed management to continue these discussions and to work with Qatalyst to identify and contact other potentially interested parties.
     Beginning October 25, 2010, at the instruction of our management, Qatalyst contacted four potential strategic parties to gauge their interest in obtaining further information about us in connection with a potential acquisition of our company. Qatalyst selected its list of potential acquirors based on its knowledge of the semiconductor industry, experience with the industry participants and discussions with our management. One of the four targeted parties was Party A, which, as described above, had previously expressed an interest in a potential transaction with us and agreed to explore a potential acquisition. Another of the targeted companies, which we refer to as Party B, indicated, as described below, that it was not interested in an acquisition of the whole company, but that it would consider an acquisition of our imaging business. The two remaining targeted companies declined to proceed. Four other strategic parties were considered by Qatalyst and discussed with our board but were not contacted due to an expected low likelihood of interest and concern about the potential harm to us and to our discussions with SMSC if leaks regarding a potential transaction were to occur.
     On October 26, 2010, at the request of Mr. Mercer, Ms. King submitted to Mr. Mercer a written, non-binding proposal for SMSC to acquire us at a price between $2.10 and $2.25 per share, up to 30% of which would be payable in SMSC stock and the remainder in cash, subject to completion of due diligence, SMSC board approval and availability of financing.

     On October 28, 2010, representatives of each of Qatalyst and Credit Suisse Securities (USA) LLC, SMSC’s financial advisor, which we refer to as Credit Suisse, held a conference call to review SMSC’s October 26 non-binding proposal letter and to clarify the timing and next steps of a potential transaction between SMSC and us. In addition, Qatalyst representatives confirmed with Credit Suisse that SMSC understood that, although not expressly addressed in the letter, we would not be willing to accept a financing condition to the transaction.
     On November 1, 2010, Qatalyst sent a revised confidentiality agreement to Credit Suisse which contained non-solicitation and standstill provisions; Qatalyst also requested a diligence call to discuss SMSC’s revenue.
     On November 2, 2010, our representatives had an introductory call with representatives of Party B regarding a potential acquisition of our company. We had previously entered into several mutual non-disclosure agreements with Party B in connection with various business discussions between the parties, most recently in July 2010 with respect to discussions regarding a potential joint venture between the parties. We did not amend this non-disclosure agreement to contemplate due diligence disclosures in connection with a potential acquisition transaction as Party B did not request diligence information from us with respect to an acquisition transaction during the November 2 call or in any subsequent communications with us.
     Also on November 2, 2010, representatives of each of Conexant, SMSC, Qatalyst and Credit Suisse held a conference call for SMSC to present information regarding its revenue and growth prospects.
     On November 8, 2010, at a special meeting of our board, Qatalyst and our management updated the board on the continued discussions with SMSC, including the details of SMSC’s October 26 non-binding proposal. Qatalyst also provided the board with an update on discussions with potential acquirors (including Party A and Party B) and discussed other strategic alternatives and parties, as well as our stand alone plan. After discussion, the board agreed that, other than those that had already been contacted, there were no other parties, including private equity firms or other financial acquirors, that would likely be interested in a potential transaction given our unique market characteristics and substantial debt position. Accordingly, and in light of the potential harm to us and to our discussions with SMSC if leaks regarding a potential transaction were to occur, the board determined that no additional parties should be contacted regarding a potential transaction at that time. After discussion of potential responses to SMSC and how to best maximize stockholder value in both the short term and long term, the board determined to move forward with additional discussions and continued mutual diligence with SMSC and instructed management to work with Qatalyst to formulate a proposed response to SMSC’s non-binding proposal.
     On November 10, 2010, on a conference call with Ms. King, Mr. Mercer responded to SMSC’s October 26 non-binding proposal, indicating that we expected a total price per share of $3.00, of which 50% to 60% would be payable in SMSC stock and the remainder in cash, so that Conexant stockholders could receive a more meaningful participation in the potential synergies of the transaction. In addition, Ms. King and Mr. Mercer discussed the diligence process.
     On November 17, 2010, Ms. Hu, Mr. Scherp and representatives of Qatalyst held a follow-up due diligence call with Messrs. Wendelken, Sennesael and Falcon and representatives of Credit Suisse to review our updated financial plan, a copy of which we had provided to SMSC in advance of this call. The updated financial plan included our revised three year financial projections as well as updated quarterly financial projections for our 2011 fiscal year. We had revised the financial projections to reflect the determination by our management that certain of the assumptions used in preparing the projections that we had provided to SMSC in August 2010 had changed due to the weakness in PC and consumer markets.
     On November 23, 2010, in a call to Mr. Mercer, the CEO of Party A indicated that Party A was interested in making a proposal to acquire us and would try to submit a proposal in the next week.
     On November 29, 2010, in a call to Mr. Mercer, Ms. King made a revised oral, non-binding proposal to acquire us for $2.10 per share, 50% of which would be payable in SMSC stock and the remainder in cash. Mr. Mercer responded on December 1, 2010, in a call to Ms. King, that we would be willing to engage in further discussions at $2.45 per share. Ms. King responded that SMSC had very limited flexibility with respect to the offer price.

     On December 1 and December 7, 2010, representatives of Qatalyst spoke with representatives of Party B to discuss Party B’s interest in a potential acquisition of our company. Party B advised that it was not interested in acquiring the entire company, but was considering the acquisition of a portion of our company.
     On December 6, 2010, representatives of Qatalyst spoke with representatives of Party A’s financial advisor regarding Party A’s interest in a potential acquisition of our company. The representatives of Qatalyst requested that Party A advise as to when it expected to be able to submit a proposal to us for a potential acquisition transaction. On December 8, 2010, representatives of Qatalyst had a follow-up discussion on this topic with Party A’s chief financial officer and business development officer. The representatives of Party A advised that they were not in a position to submit an acquisition proposal to us and that there was no specific timeline for when such a proposal might be forthcoming. They also advised that they had received all information that they needed from us in order to make such a determination, and that they were not seeking further diligence information from us. Neither Party A nor Party B ultimately made an acquisition proposal to us.
     On December 8, 2010, at a special meeting of our board, the board received a report from Qatalyst regarding the discussions between the management teams of Conexant and SMSC relating to a potential transaction and the price ranges for such a transaction. Qatalyst also reported to the board regarding the status of discussions with Party A and Party B. The board also discussed with Qatalyst the mix of consideration (stock versus cash) in the event of a transaction between us and SMSC and how such a mix might impact the overall return to stockholders. Qatalyst discussed the potential opportunity for stockholders to participate in any stock price appreciation of the combined company.
     On December 9, 2010, Ms. King and Mr. Mercer met at SMSC’s San Jose, California office to continue their discussions regarding price and mix of consideration. At the conclusion of these discussions, Ms. King and Mr. Mercer both indicated that they, subject to the negotiation of an acceptable merger agreement, would be prepared to recommend to their respective boards of directors an acquisition of us by SMSC at a price of $2.25 per share of Conexant common stock, with 50% of the merger consideration to be paid in cash and 50% of the merger consideration to be paid in SMSC common stock.
     On December 10, 2010, we received from SMSC a draft exclusivity agreement and amendment to the existing mutual non-disclosure agreement, which included, among other things, customary non-solicitation and standstill provisions. We and SMSC, and our respective legal advisors, negotiated the terms of these agreements through December 15, 2010.
     On December 12, 2010, representatives of SMSC sent an initial due diligence request list to us. In response to this diligence request, we began populating an electronic data site and beginning on December 15, 2010, representatives and advisors of SMSC were given access to this data site. The data site contained diligence information regarding us, organized in accordance with the due diligence request list provided by SMSC.
     On December 14, 2010, at a special meeting of our board, Mr. Mercer reported to the board on his discussions with Ms. King regarding price, timing and the mix of consideration. Management also described to the board SMSC’s request that we enter into an exclusivity agreement as a condition to continuing its discussions with us and management’s corresponding expectation that SMSC would amend its existing confidentiality agreement with us to include a mutual standstill, which would restrict SMSC’s ability to acquire Conexant stock without our prior consent. Qatalyst then reviewed its efforts to gauge interest from other potential strategic parties and expressed its view that, at that point in the process, all likely parties had been contacted and given a reasonable opportunity to express their interest in a potential acquisition of our company and that the only bona fide interested party was SMSC. After discussion with our management, financial advisors and outside counsel, the board authorized management to enter into an exclusivity agreement with SMSC.
     On December 15, 2010, we and SMSC entered into the amendment to our mutual non-disclosure agreement (including customary mutual non-solicitation and standstill provisions) and an exclusivity agreement, pursuant to which we agreed to negotiate exclusively with SMSC through January 15, 2011.
     On December 20, 2010, Cleary Gottlieb Steen & Hamilton LLP, SMSC’s outside legal counsel, provided to OMM an initial draft of the SMSC merger agreement. From December 20, 2010 to January 9, 2011, SMSC and we,

together with our respective outside legal and financial advisors, engaged in negotiations of the SMSC merger agreement and other related documentation, including with respect to representations and warranties, interim operating covenants, solicitation of alternative transactions, conditions to closing, termination rights and termination fees. During this period, tentative agreement on these and other issues was reached by SMSC and us over the course of numerous discussions involving the companies’ management teams and our respective legal and financial advisors. In addition, during this period, each party continued its due diligence review of the business and operations of the other.
     On December 29, 2010, Ms. King; Messrs. Wendelken, Sennesael, Smith and Falcon; Walter Siegel, SMSC’s Senior Vice President and General Counsel; and representatives of Credit Suisse met with Ms. Hu; Messrs. Mercer, Chittipeddi and Scherp; Mark Peterson, our Senior Vice President, Chief Legal Officer and Secretary; Michael Vishny, our Senior Vice President, Human Resources; Scott Allen, our Senior Vice President, Communications and Investor Relations; and representatives of Qatalyst at our Newport Beach office and via conference call to discuss diligence efforts and SMSC’s updated expected financial results, copies of which we had received on December 27, 2010. In a conversation with Ms. King during the course of these meetings, Mr. Mercer indicated that we wished to explore alternative transaction structures to address the risk that SMSC’s stock price would decline due to its earnings results and guidance, and specifically identified having a greater portion of the consideration in cash or a collar with respect to the stock portion of the consideration.
     On December 30, 2010, at a special meeting of our board, Qatalyst updated the board with respect to the status of negotiations with SMSC and the anticipated process and timing to reach resolution with respect to the remaining transaction issues. Qatalyst and management also reviewed for the board the results of their business diligence on SMSC, including with respect to the anticipated earnings results and guidance to be issued by SMSC on January 10, 2011. Qatalyst discussed the potential impact on SMSC’s stock price from the release by SMSC of its earnings results and guidance, as well as the anticipated concurrent announcement of the SMSC merger transaction. Qatalyst also discussed alternative measures to address the risk of a decrease in SMSC’s stock price post-announcement, including seeking a greater portion of the consideration in cash and requesting a collar with respect to the stock portion of the consideration. Mr. Mercer advised the board that he had indicated to SMSC the need to consider these alternatives. OMM also reviewed for the board the terms of the SMSC merger agreement and the remaining open points for negotiation and then addressed questions from the board with respect to the SMSC merger agreement and related negotiations.
     On January 2, 2011, Ms. King and Mr. Mercer held a conference call in which they tentatively agreed to a collar structure with respect to the stock portion of the merger consideration, subject to negotiation of the specific terms of the collar.
     On January 7, 2011, our management received and reviewed with representatives of Qatalyst SMSC’s draft Quarterly Report on Form 10-Q and the related draft earnings release and investor call materials in advance of their planned release and filing on January 10, 2011. Representatives of each of Conexant, Qatalyst, SMSC and Credit Suisse participated in a conference call to discuss these drafts. Representatives of Credit Suisse and Qatalyst exchanged emails to confirm the specific terms of the collar.
     On January 8, 2011, at a special meeting of our board, Qatalyst reviewed SMSC’s anticipated earnings results and guidance and updated its financial analysis of the merger consideration as well as the basis for its proposed fairness opinion. Qatalyst then delivered to the board an oral opinion, followed by a written opinion dated January 9, 2011, to the effect that, as of these dates and based on and subject to the considerations, limitations and other matters set forth in its written opinion, the consideration proposed to be received by holders of Conexant common stock pursuant to the SMSC merger agreement was fair, from a financial point of view, to such holders (other than SMSC or any affiliate of SMSC). OMM reviewed for the board of directors the revisions to the SMSC merger agreement from the version discussed at the December 30 board meeting. After discussion, our board of directors determined that the SMSC merger agreement and the consummation of the transactions contemplated thereby, including the merger, were advisable and in the best interests of, and fair to, us and our stockholders, approved the SMSC merger agreement and voted to recommend that stockholders vote in favor of the adoption of the SMSC merger agreement.

     On January 9, 2011, the SMSC board approved the SMSC merger agreement at a special telephonic meeting and determined that the merger and the terms of the SMSC merger agreement were advisable and fair to and in the best interests of SMSC and its stockholders.
     On the afternoon of January 9, 2011, we, SMSC and Merger Sub executed and delivered the SMSC merger agreement. The following morning, we and SMSC issued a joint press release announcing the execution of the SMSC merger agreement.
     On January 10, 2011, Qatalyst received an unsolicited oral inquiry from Golden Gate Capital, expressing an interest in a potential all cash acquisition of our company. No price or other material terms or conditions were provided by Golden Gate Capital in its inquiry. In accordance with the terms of the SMSC merger agreement, we promptly notified SMSC of the inquiry.
     On January 11, 2011, Mr. Mercer received an unsolicited email inquiry from an investment banker on behalf of an undisclosed company, which we refer to as Party C, expressing its interest in our imaging business. No price or other material terms and conditions were provided by Party C in its inquiry. As such, our board has not received any proposal from Party C that would form the basis of a determination that it would reasonably be expected to result in or lead to a “superior proposal,” as such term was defined in the SMSC merger agreement or the merger agreement with Gold, described below. Party C has not advised us whether or when it would provide any proposal.
     On January 18, 2011, we and Qatalyst each received an unsolicited written proposal from Golden Gate Private Equity, Inc., an affiliate of Golden Gate Capital, to acquire all of the outstanding shares of Conexant common stock at a price in the range of $2.35 to $2.45 per share in cash, subject to certain terms and conditions, including completion of due diligence. In accordance with the terms of the SMSC merger agreement, we promptly notified SMSC of the Golden Gate Capital proposal.
     On January 20, 2011, at a special meeting of the board, our management reviewed for the board the written proposal from Golden Gate Capital. Qatalyst also provided its financial analysis of the Golden Gate Capital proposal. After discussion and consultation with Qatalyst and outside legal counsel, the board determined that the Golden Gate Capital proposal would reasonably be expected to result in or lead to a “superior proposal,” as such term was defined in the SMSC merger agreement, and that the failure to enter into discussions and negotiations with Golden Gate Capital regarding its proposal would reasonably be expected to result in a breach of the fiduciary duties of the board to stockholders under applicable law. The board then authorized management to enter into a non-disclosure agreement and thereafter to furnish non-public information to, and enter into discussions and negotiations with, Golden Gate Capital. In accordance with the terms of the SMSC merger agreement, we promptly notified SMSC of the board’s determination.
     On the afternoon of January 21, 2011, we contacted Golden Gate Capital to notify it of our board’s response to its proposal. On January 22, 2011, we entered into a mutual non-disclosure agreement with Golden Gate Private Equity, Inc. and provided Golden Gate Capital and its representatives with access to our electronic data site.
     On the afternoon of January 24, 2011, representatives of Golden Gate Capital met with Mr. Mercer, Mr. Chittipeddi, Ms. Hu, Mr. Peterson and representatives of Qatalyst and OMM at OMM’s Newport Beach office to receive management presentations regarding product, market, sales and financial information. At a meeting that evening in Newport Beach, Mr. Mercer, Mr. Chittipeddi, Ms. Hu, Mr. Peterson and representatives of Golden Gate Capital continued their discussions regarding our business as well as the potential fit of our company as a portfolio company for Golden Gate Capital. On January 25, 2011, representatives of Golden Gate Capital met with Ms. Hu at our Newport Beach office to further discuss our financial performance and information.
     On January 29, 2011, Ms. Hu, Mr. Chittipeddi and representatives of Qatalyst met with representatives of Golden Gate Capital at Golden Gate Capital’s San Francisco office to continue discussions regarding our business, strategy and potential fit with Golden Gate Capital.

     On January 31, 2011, we delivered a draft merger agreement to Golden Gate Capital, along with a marked copy showing the differences between such draft and the SMSC merger agreement. From January 31, 2011 through February 20, 2011, our representatives responded to due diligence inquiries from representatives of Golden Gate Capital on various aspects of our business and operations. During this same time period, we and Golden Gate Capital, together with our respective outside legal and financial advisors, engaged in negotiations of a definitive agreement and other related documentation.
     On February 10, 2011, Qatalyst received an unsolicited oral inquiry from a private equity firm, which we refer to as Party D, expressing its interest in a potential transaction with us. No price or other material terms and conditions were provided by Party D in its inquiry. As such, our board has not received any proposal from Party D that would form the basis of a determination that it would reasonably be expected to result in or lead to a “superior proposal,” as such term was defined in the SMSC merger agreement or the merger agreement with Gold, described below. Party D has not advised us whether or when it would provide any proposal.
     On February 11, 2011, Qatalyst received an unsolicited oral inquiry from Party B expressing its interest in a potential acquisition of our imaging business. No price or other material terms and conditions were provided by Party B in its inquiry. As such, our board has not received any proposal from Party B that would form the basis of a determination that it would reasonably be expected to result in or lead to a “superior proposal,” as such term was defined in the SMSC merger agreement or the merger agreement with Gold, described below. Party B has not advised us whether or when it would provide any proposal.
     On February 20, 2011, Golden Gate Capital submitted to us a merger agreement, signed by Gold and Merger Sub, along with an equity commitment letter from another affiliate of Golden Gate Capital, providing for the acquisition of Conexant by Gold at a price of $2.40 per share in cash. OMM and Kirkland & Ellis LLP, legal advisors to Golden Gate Capital, discussed certain clarifications to the terms of the merger agreement and the equity commitment letter. In accordance with the terms of the SMSC merger agreement, we promptly notified SMSC of the revised written proposal.
     On February 21, 2011, Golden Gate Capital submitted an updated merger agreement, signed by Gold and Merger Sub, along with an updated equity commitment letter. In accordance with the terms of the SMSC merger agreement, we promptly notified SMSC of the revised written proposal.
     Later in the afternoon of February 21, 2011, at a special meeting of our board of directors, our management and OMM reviewed for the board the revised written proposal from Golden Gate Capital to acquire all outstanding shares of our common stock at a price of $2.40 per share in cash. Qatalyst also provided its financial analysis of the Golden Gate Capital proposal. After discussion and consultation with Qatalyst and outside legal counsel, the board determined that the Golden Gate Capital proposal constituted a “superior proposal,” as such term was defined in the SMSC merger agreement. In accordance with the terms of the SMSC agreement, we promptly notified SMSC of the board’s determination. The following morning, we issued a press release announcing the board’s determination.
     On February 22, 2011, SMSC informed us that it did not plan to increase its offer above $2.25 per share in response to the Golden Gate Capital proposal. SMSC also informed us that it had agreed to waive its four day match period under the SMSC merger agreement. The following morning, SMSC issued a press release announcing its intention not to increase its offer and agreement to waive the match period.
     On February 23, 2011, at a special meeting of our board, Qatalyst reviewed the basis for its proposed fairness opinion. Qatalyst then delivered to the board an oral opinion, followed by a written opinion dated February 23, 2011, to the effect that, as of such date and based on and subject to the considerations, limitations and other matters set forth in its written opinion, the consideration proposed to be received by holders of Conexant common stock (other than Gold or any affiliate of Gold) pursuant to the merger agreement was fair, from a financial point of view, to such holders. After discussion and consideration of matters described in “— Recommendation of our Board of Directors as to the Merger; Our Reasons for the Merger,” our board of directors determined that the merger agreement and the consummation of the transactions contemplated thereby, including the merger, are advisable and in the best interests of, and fair to, us and our stockholders, approved the merger agreement, voted to recommend that our stockholders vote in favor of the adoption of the merger agreement, and approved termination of the SMSC agreement and payment to SMSC of $7.7 million in respect of the termination fee. Promptly following the special meeting of our board, we wired the $7.7 million termination fee to SMSC, notified SMSC that we were terminating the SMSC agreement and executed and delivered to Gold the merger agreement.
Recommendation of our Board of Directors as to the Merger; Reasons for the Merger
     In evaluating the merger agreement and the merger, our board of directors consulted with our management and legal and financial advisors and, in reaching its decision to approve the merger agreement and to recommend that stockholders vote in favor of the adoption of the merger agreement, considered a variety of factors supporting the adoption of the merger agreement, including the following:
•	Merger consideration. Our board considered that the per share merger consideration of $2.40 represented approximately a 12% premium above the per share merger consideration under the SMSC merger agreement (assuming that the closing price of SMSC common stock on February 18, 2011, the last trading day before receipt of the revised Golden Gate Capital proposal, of $23.93 would be the average stock price for purposes of the SMSC merger agreement and the closing price at the time of the proposed SMSC merger). The offer price of $2.40 per share also represented a 54% premium above the average closing price of our common stock for the 30-trading-day period ending on January 5, 2011.
•	Review of prospects in remaining independent. Our board considered our financial condition, results of operations, and business and earnings prospects if we were to remain independent in light of various factors, including our substantial debt position and long term lease obligations. Our board also considered the potential adverse effects of intense competition in the semiconductor industry in light of our small size and substantial debt burden. Our board concluded that there were significant risks in remaining independent.
•	SMSC’s statement to us that it would not raise its offer. Our board considered SMSC’s statement that it would not increase its offer and SMSC’s corresponding waiver of the match period under the SMSC merger agreement.
•	Opinion of Qatalyst. Our board considered the financial analysis reviewed by Qatalyst, including on February 21 and 23, 2011, and Qatalyst’s opinion delivered on February 23, 2011, to the effect that, as of such date and based on and subject to the considerations, limitations and other matters set forth in its written opinion, the consideration proposed to be received by holders of our common stock (other than Gold or any affiliate of Gold) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of Qatalyst’s written opinion is attached as Annex B to this proxy statement.
     In addition, our board of directors considered a number of other factors supporting the fairness of the merger, including the following:
•	the adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting;
•	subject to certain conditions, the terms of the merger agreement allow our board to exercise its fiduciary duty to consider unsolicited alternative transaction proposals;
•	subject to certain conditions, the terms of the merger agreement allow our board to change its recommendation that stockholders vote in favor of adoption of the merger agreement;
•	the fact that the terms of the Gold merger agreement were based on the negotiated terms of the SMSC merger agreement and were generally equally as fair to us as the terms of the SMSC merger agreement;

•	the likelihood that the merger would be completed based on, among other things (not necessarily in order of relative importance):
•	the reputation of Golden Gate Capital and its affiliate providing Gold with the equity commitment letter;

•	Golden Gate Capital’s ability to complete large acquisition transactions and its familiarity with us;

•	that there is no financing or due diligence condition to the completion of the merger and the merger agreement;

•	the receipt of the executed commitment letter from the affiliate of Golden Gate Capital and the terms of the commitment letter, including the commitment of up to $205 million in funding, the lack of conditionality to the equity commitment letter and the representations regarding availability of financing;

•	our ability, under certain circumstances pursuant to the merger agreement and the equity commitment letter, to seek specific performance of Gold’s obligation to cause the equity commitment signatory to make contributions to Gold pursuant to the equity commitment letter; and

•	our ability, pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement by Gold and Merger Sub and to enforce specifically the terms of the merger agreement, subject to certain limitations;
•	the absence of any material risk that any governmental authority would prevent or materially delay the merger under any antitrust law; and
•	the belief that the termination fee and expense reimbursement provisions under the merger agreement would not unreasonably deter another potential bidder from considering a transaction with us at a higher price.
     Our board of directors also considered a variety of risks and other potentially negative factors, including the following:
•	the possibility that if we remained an independent entity, the price of our common stock might increase in the future to a price greater than the value of the merger consideration;
•	the merger agreement precludes us from actively soliciting alternative transaction proposals from third parties;
•	the price per share of common stock reflected by the merger consideration compared to the historical prices of our common stock;
•	if the merger agreement is terminated for certain reasons, we may be required to pay a termination fee to Gold of $7.7 million and up to $1 million in expense reimbursements;
•	there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and therefore it is possible that the merger may not be completed, even if approved by the stockholders;
•	between the date of execution of the merger agreement and closing, we will not be able to take certain actions without the consent of Gold, including engaging in certain extraordinary transactions;

•	the risks and costs to us if the merger is delayed or not consummated, including the diversion of management’s attention and employee attrition and the potential effect on business and customer relationships; and
•	the fact that the merger consideration will be taxable to stockholders for U.S. federal income tax purposes.
     Our board of directors considered all of the foregoing factors as a whole and concluded that such factors supported its approval of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and its recommendation that stockholders vote in favor of the adoption of the merger agreement.
     The foregoing discussion of the information and factors considered by the board of directors in evaluating the merger agreement and the merger is not exhaustive but does include the material factors considered by the board. Our board did not quantify or assign any relative or specific weight to the various factors that it considered. Rather, our board considered and based its recommendation on the totality of the information presented to it. In addition, individual members of the board may have given no weight or different weights to different factors.
Projected Financial Information
     Our management does not, as a matter of course, publicly disclose forecasts or projections as to its future financial performance or earnings, other than quarterly guidance relating to revenues, gross margin and earnings per share. However, our management does, on an annual basis, provide for board and internal review three year financial projections. In preparation for our regularly scheduled August 10, 2010 board meeting, our management prepared financial projections for the fiscal years ending on or about September 30, 2011, 2012 and 2013. In November 2010, our management determined that certain of the assumptions used in preparing the projections had changed due to the weakness in PC and consumer markets. In addition to the three year projections, our management also prepared extended projections for the fiscal years ending on or about September 30, 2014, 2015 and 2016. These projections along with the November 2010 revised projections, referred to collectively as the Conexant projections, were provided to each of SMSC, Gold and Qatalyst and were utilized by Qatalyst, at our direction, for purposes of the financial analyses it rendered to the board of directors in connection with its opinion. See “— Opinion of Financial Advisor” beginning on page 27, and “— Background of the Merger” beginning on page 15.
     We have included in this proxy statement a summary of the Conexant projections that we deemed material for purposes of considering and evaluating the merger. Although the projections are presented with numerical specificity, the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, our ability to execute our strategic plan and other matters, all of which are difficult to predict and many of which are beyond our control.
     The material estimates and assumptions our management made with respect to the fiscal 2011, 2012 and 2013 portion of the Conexant projections at the time it prepared those projections include:
•	Our expectations that our multifunction printer Silicon on a Chip, referred to as SOC, solution would continue to gain traction and the number of consumer electronics manufacturers shipping printers with our products would continue to increase, which for purposes of the Conexant projections, resulted in an increase in total revenues (as a result of these items) of approximately 1% in fiscal 2011, 7% in fiscal 2012 and 6% in fiscal 2013;
•	Our expectations that sales of our audio and video products would increase, with new products in these areas expected to gain design wins and our customers expected to increase their sales to end consumers, further stimulating demand for our products, which for purposes of the Conexant projections, resulted in an increase in total revenues (as a result of these items) of approximately 0% in fiscal 2011, 13% in fiscal 2012 and 8% in fiscal 2013;

•	Our expectations that embedded modem products for fax, set-top boxes, point-of-sale systems and home security systems would not experience significant replacement rate by new technology such as wireless and Ethernet, which for purposes of the Conexant projections, resulted in a decrease in total revenues (as a result of these items) of approximately 13% in fiscal 2011, 8% in fiscal 2012 and 4% in fiscal 2013;
•	As a result of the foregoing assumptions as well as other assumptions made by our management with respect to the expected growth or decline in revenues from our product lines, our management projected a net decrease of 17% in total revenues for fiscal 2011 (compared to fiscal 2010), a net increase of 15% in total revenues for fiscal 2012 (compared to fiscal 2011) and a net increase of 8% in total revenues for fiscal 2013 (compared to fiscal 2012); and
•	Our expectations regarding our ability to keep our total operating expenses flat for fiscal 2011 through 2013.
     The fiscal 2014, 2015 and 2016 Conexant projections were prepared by applying the following material estimates and assumptions to the fiscal 2013 portion of the Conexant projections:
•	Revenues were increased annually at an assumed rate of 8% for each of fiscal 2014 and 2015, reflecting our expectations for industry growth and market share gain in audio, video and printer SOC markets. Revenues were increased 6% for fiscal 2016, reflecting our expectations that growth in this fiscal year would be consistent with our expectations for the longer term industry growth rate; and
•	Our expectations regarding our ability to maintain our gross margin at the same rate as projected for fiscal 2013 and to maintain our operating expenses as a percentage of sales at the same rate as projected for fiscal 2013.
     There will likely be differences between actual and projected results, and actual results may be materially greater or less than those contained in the Conexant projections. The projections and their underlying estimates and assumptions are also subject to significant uncertainties related to our business, including, but not limited to, economic conditions, changes in the semiconductor industry and the competitive environment in which we operate. For a discussion of the risks and uncertainties applicable to our business, see our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended October 1, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010. Accordingly, although the projections set forth below were prepared in good faith based upon assumptions believed to be reasonable at the time the projections were prepared, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. For the foregoing reasons, the inclusion of these projections should not be regarded as a representation by Conexant, our board of directors, Gold, Merger Sub, Qatalyst or any other recipient of this information that any of them considered, or now considers, the projections to be a prediction of actual future results, and such data should not be relied upon as such.
     We believe that the assumptions our management used as a basis for the Conexant projections were reasonable at the time the projections were prepared, given information our management had at the time. However, except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Conexant projections to reflect circumstances existing after the date the projections were prepared. The internal financial forecasts upon which these projections were based are, in general, prepared solely for internal use, such as budgeting and other management decisions, and are subjective in many respects, and thus are susceptible to various interpretations.
     We do not as a matter of course make public projections as to future sales, earnings, or other results. However, our management has prepared the prospective financial information set forth below to present to stockholders the nonpublic information made available to the board of directors in connection with its consideration of a possible merger transaction and provided to each of SMSC, Gold and Qatalyst. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.
     Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
     The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by our management as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties, including the following: management expectations regarding sales and revenues; our size and ability to compete in the intensely competitive semiconductor industry; our ability to accurately forecast product demand; lengthy product sales cycles; uncertain results of research and development, referred to as R&D, investments; our debt position and lease obligations; and protection of intellectual property rights. For a discussion of these and other risks and uncertainties applicable to our business, see our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended October 1, 2010. Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. We do not generally publish our business plans and strategies or make external disclosures of our anticipated financial position or results of operations. Accordingly, we do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, we do not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions. Additional information relating to the principal assumptions used in preparing the projections is set forth below. For a discussion of various factors that could materially affect our financial condition, results of operations, business, prospects and securities, see our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended October 1, 2010.
     A summary of the Conexant projections prepared by management as of November 2010 is as follows:

	Projected Fiscal Year
	2010	2011	2012	2013	2014	2015	2016
			($ in millions)
Revenue	$241	$200	$231	$250	$270	$292	$309
Operating Income(1)	49	25	43	52	54	58	62
Unlevered Free Cash Flow(2)	$37	$34	$41	$50	$51	$56	$59

(1)	Operating income, as used in the Conexant projections, is a financial measure that is not presented in accordance with accounting principles generally accepted in the United States, referred to as GAAP, and does not reflect any deduction for non-cash stock compensation expense.

(2)	Unlevered free cash flow is a non-GAAP financial measure calculated by starting with operating income and subtracting taxes, capital expenditures and changes in working capital and then adding back depreciation and amortization expense.
     Readers of this proxy statement are cautioned not to place undue reliance on the financial projections set forth above. No one has made or makes any representation to such readers regarding the information included in these projections or our future financial results.

Opinion of Qatalyst Partners LP
     Conexant retained Qatalyst as its financial advisor for the purpose of advising Conexant in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received in the merger by the holders of Conexant common stock (other than Gold or any affiliate of Gold), whom we refer to as the holders, was fair, from a financial point of view, to such holders. At the meeting of Conexant’s board of directors on February 23, 2011, Qatalyst rendered its oral opinion that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders in the merger was fair, from a financial point of view, to such holders. The written opinion of Qatalyst, delivered following the board meeting and dated February 23, 2011, is sometimes referred to herein as the Qatalyst opinion.
     The full text of the Qatalyst opinion, which describes the considerations, limitations and other matters upon which such opinion is based or to which such opinion is subject, is attached as Annex B and is incorporated herein by reference. The summary of the Qatalyst opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. Conexant stockholders should read the Qatalyst opinion carefully and in its entirety. The Qatalyst opinion was provided to Conexant’s board of directors and addresses only the fairness, as of the date of the Qatalyst opinion and from a financial point of view, to the holders of the merger consideration to be received by the holders in the merger, and does not address any other aspect of the merger. The Qatalyst opinion does not constitute a recommendation as to how any stockholder of Conexant should vote with respect to the merger or any other matter and does not in any manner address the price at which the Conexant common stock will trade at any time.
     In arriving at its opinion, Qatalyst reviewed the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of Conexant. Qatalyst also reviewed certain financial projections and operating data prepared by the management of Conexant, which we refer to as the Conexant projections. The Conexant projections are summarized above under the heading “— Projected Financial Information of Conexant.” Additionally, Qatalyst discussed the past and current operations and financial condition and the prospects of Conexant with senior executives of Conexant. Qatalyst also reviewed the historical market prices and trading activity for Conexant common stock and compared the financial performance of Conexant and the prices and trading activity of Conexant common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.
     In arriving at its opinion, Qatalyst assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, it by Conexant. With respect to the Conexant projections, Qatalyst was advised by the management of Conexant, and Qatalyst assumed, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Conexant of the future financial performance of Conexant and other matters covered thereby. Qatalyst assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst assumed that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Conexant. Qatalyst did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Conexant, nor was it furnished with any such evaluation or appraisal. In addition, Qatalyst relied, without independent verification, upon the assessment of the management of Conexant as to the existing and future technology and products of Conexant and the risks associated with such technology and products.
     The Qatalyst opinion was approved by the opinion committee of Qatalyst, in accordance with Qatalyst’s customary practice. Qatalyst provided its advisory services and opinion for the information and assistance of Conexant’s board of directors in connection with its consideration of the merger.
     The Qatalyst opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Qatalyst as of, the date of the Qatalyst opinion. Events occurring after the date of the Qatalyst opinion may affect the Qatalyst opinion and the assumptions used in preparing it, and Qatalyst has not assumed any obligation to update, revise or reaffirm the Qatalyst opinion. The Qatalyst opinion does not address the underlying business decision of Conexant to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may have been available to Conexant. The Qatalyst opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders pursuant to the merger agreement. Qatalyst expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Conexant’s officers, directors or employees, or any class of such persons, relative to such consideration.
     In accordance with customary investment banking practice, Qatalyst employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Qatalyst in connection with rendering the Qatalyst opinion. Considering the numerical values set forth below without considering the scope of the financial analyses, including the full narrative description thereof and the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of Qatalyst’s financial analyses.
     In performing its analyses, Qatalyst relied upon, among other things, certain publicly-available Wall Street analyst estimates, which we refer as the Street projections, as well as the Conexant projections, each of which were reviewed and discussed with Conexant’s board of directors for use in connection with its evaluation of the merger (and Qatalyst’s performance of its analysis and rendering of its opinion in connection with the merger).
Illustrative Discounted Cash Flow Analysis
     Qatalyst conducted an illustrative discounted cash flow, or DCF, analysis, which is designed to imply a potential value of a company by calculating the net present value of estimated future cash flows of the company. Qatalyst calculated ranges of implied per share values for Conexant common stock based on such net present values.
     Qatalyst calculated the net present value of unlevered free cash flows for Conexant for the last three quarters of the fiscal year ended September 30, 2011 through fiscal 2015 as derived from the Conexant projections and calculated the terminal value at the end of fiscal 2015 by applying a range of multiples of 1.2x to 1.7x to Conexant’s estimated next twelve months (fiscal 2016) revenue. Qatalyst determined the ranges of multiples used based on the observed multiples of revenue for Conexant and the selected companies analyzed (see below under “—Selected Companies Analysis” for listing of companies), with particular emphasis on those companies having industry, growth and margin characteristics determined to be most similar to those of Conexant in the Conexant projections. These values were then discounted to present values using a discount rate ranging from 14.5% to 19.0% based upon Conexant’s weighted average cost of capital. Qatalyst then applied a dilution factor of 14.0% to illustrate the net dilution to current stockholders due to the net effect of projected future equity awards. Based on the calculations set forth above, this analysis yielded an illustrative range of implied per share present values for Conexant common stock from $1.92 to $3.20.
     Qatalyst conducted a further DCF analysis to illustrate the sensitivity of discounted present value to changes in revenue and operating margin. In its sensitivity analysis, Qatalyst calculated the implied present value per share of Conexant common stock by assuming a compound annual growth rate, or CAGR, in revenue from fiscal 2011 to fiscal 2016 ranging from 5% to 10%, as compared to a 9% CAGR in the Conexant projections. Qatalyst further calculated the implied present value per share of Conexant common stock by assuming a reduction in the operating margin in the Conexant projections in each of fiscal 2012 to fiscal 2016 from 5.0% to 0.0%, which resulted in a fiscal 2016 operating margin range of 15.0% to 20.0%, as compared to 20.0% in the Conexant projections. This further analysis employed as a constant for illustrative purposes a 1.45x multiple of next twelve months (fiscal 2016) revenue for calculating terminal value, a 16.75% discount rate, and a dilution factor of 14.0%. These calculations resulted in implied present values per share ranging from $1.67 to $2.65, as compared to an implied present value of $2.51 per share based on the Conexant projections (and the illustrative constants described in the prior sentence).
Selected Companies Analysis
     Qatalyst compared selected financial information and public market multiples for Conexant with publicly available information and public market multiples for selected semiconductor companies. The companies used in this comparison included those companies listed below:

Semiconductor Providers — Market Capitalization Greater than $1 Billion:
•	STMicroelectronics, Inc.

•	Avago Technologies Limited

•	NXP Semiconductors N.V.

•	ON Semiconductor Corporation

•	Cypress Semiconductor Corporation

•	LSI Corporation

•	Silicon Laboratories Inc.

•	Cirrus Logic, Inc.

•	Intersil Corporation

•	Semtech Corporation

•	Dialog Semiconductor PLC

•	Integrated Device Technology, Inc

•	CSR PLC
Semiconductor Providers — Market Capitalization Less than $1 Billion:
•	Realtek Semiconductor Corp.

•	Micrel, Incorporated

•	Silicon Image, Inc.

•	Wolfson Microelectronics PLC

•	Standard Microsystems Corporation

•	Zoran Corporation

•	Gennum Corporation

•	O2Micro International Limited

•	Zarlink Semiconductor Inc.

•	Pericom Semiconductor Corporation

•	PLX Technology, Inc.
     None of the selected companies reviewed is identical to Conexant. These companies were selected, among other reasons, because they are publicly traded companies in Conexant’s industry and/or have operating and financial characteristics that, for purposes of this analysis, may have similarities with those of Conexant. For each of the following analyses performed by Qatalyst, estimated financial data for the selected companies other than Conexant were based on Wall Street analyst research and estimates.
     Based upon the then most recent research analyst estimates for calendar year 2011, Qatalyst calculated, among other things, the implied fully-diluted enterprise value divided by the estimated revenue for calendar year 2011, which we refer to as the CY11E revenue multiple, for each of the selected companies. The median, mean, high and low CY11E revenue multiples among the semiconductor providers with market capitalizations greater than $1 billion were 2.6x, 2.4x, 4.3x and 0.8x, respectively. The median, mean, high and low CY11E revenue multiples among the semiconductor providers with market capitalizations less than $1 billion were 1.1x, 1.4x, 2.5x and 0.5x, respectively.
     Based on an analysis of the CY11E revenue multiple for each of the selected companies, Qatalyst selected a representative range of 1.2x to 1.7x and applied this range to Conexant’s estimated calendar year 2011 revenue. Qatalyst selected the representative range of 1.2x to 1.7x based on the observed CY11E revenue multiples of the companies analyzed, with particular emphasis on those companies having growth and margin characteristics determined to be most similar to those of Conexant. Based on the calculations set forth above, this analysis implied a range of values for Conexant common stock of $1.58 to $2.81 per share based on the Conexant projections and $1.30 to $2.41 per share based on the Street projections.
     Based upon the then most recent research analyst estimates for calendar year 2011, Qatalyst calculated, among other things, the closing stock price as of February 22, 2011 divided by the estimated earnings per share for calendar year 2011, which we refer to as the CY11E P/E multiple, for each of the selected companies. The median, mean, high and low CY11E P/E multiples among the semiconductor providers with market capitalizations greater than $1 billion were 13.1x, 14.2x, 22.6x and 10.1x, respectively. The median, mean, high and low CY11E P/E multiples among the semiconductor providers with market capitalizations less than $1 billion were 15.8x, 18.6x, 35.5x and 11.5x, respectively. The mean and median CY11E P/E multiples of the companies analyzed with market capitalizations less than $1 billion were skewed higher by those of certain companies that had low profits.
     Based on an analysis of the CY11E P/E multiple for each of the selected companies, Qatalyst selected a representative range of 11.0x to 18.0x and applied this range to Conexant’s estimated calendar year 2011 earnings per share. Qatalyst selected the representative range of 11.0x to 18.0x based on the observed CY11E P/E multiples of the companies analyzed, with particular emphasis on those companies having growth and margin characteristics determined to be most similar to those of Conexant. Based on the calculations set forth above, this analysis implied a range of values for Conexant common stock of $1.14 to $1.86 per share based on the Conexant projections.
Selected Transactions Analysis
     Qatalyst reviewed certain information with respect to a set of acquisition transactions involving companies in the semiconductor industry announced between February 2006 and February 2011. None of these transactions were by themselves directly comparable to the merger, although each could be considered similar to the merger (although not necessarily to each other) in certain limited respects. Because of the unique circumstances of each of these transactions and the merger, Qatalyst cautioned against placing undue reliance on the information.

Target	Acquiror
Zoran Corporation	CSR PLC
Atheros Communications Inc.	Qualcomm Inc.
Gigle Semiconductor Inc.	Broadcom Corporation
Actel Corporation	Microsemi Corporation
Microtune, Inc.	Zoran Corporation
Teridian Semiconductor Corporation	Maxim Integrated Products, Inc.
Techwell, Inc.	Intersil Corporation
TrendChip Technologies Corporation	Ralink Technology Corporation
California Micro Devices Corporation	ON Semiconductor Corporation
Sierra Monolithics, Inc.	Semtech Corporation
Intellon Corporation	Atheros Communications Inc.
Tundra Semiconductor Corporation	Integrated Device Technology, Inc
Catalyst Semiconductor, Inc.	ON Semiconductor Corporation
SigmaTel, Inc.	Freescale Semiconductor, Inc.
AMIS Holdings, Inc.	ON Semiconductor Corporation
Genesis Microchip Incorporated	STMicroelectronics, Inc
Analog Devices, Inc.	ON Semiconductor Corporation
(PC Thermal Monitoring Business)
Sirenza Microdevices, Inc.	RF Micro Devices, Inc.
Legerity Holdings, Inc.	Zarlink Semiconductor Inc.
Sipex Corporation	Exar Corporation
Agere Systems Inc.	LSI Corporation
PortalPlayer, Inc.	NVIDIA Corporation
International Rectifier Corporation	Vishay Intertechnology, Inc.
(Power Products Business)
PowerDsine Ltd.	Microsemi Corporation
Freescale Semiconductor, Inc.	Investor Group
ATI Technologies Inc.	Advanced Micro Devices, Inc.
Lexar Media, Inc.	Micron Technology, Inc.
Avago Technologies Limited	Marvell Technology Group Ltd.
(Printer ASIC Business)

     For each of the transactions listed above, Qatalyst reviewed, among other things, the implied fully-diluted enterprise value of the target company divided by the next twelve months estimated revenue of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases. The median, mean, high and low of the next twelve months estimated revenue multiples were 1.8x, 1.9x, 4.2x and 0.3x, respectively. Based on the analysis of such metrics for the transactions noted above and its professional judgment as to the similarities and differences between the various transactions listed above and the merger, Qatalyst selected a representative range of 0.8x to 1.8x and applied this range of multiples to Conexant’s next twelve months estimated revenue reflected in the Street projections. Based on the calculations set forth above, this analysis implied a range of values for Conexant common stock of $0.41 to $2.63 per share.
     Qatalyst also performed and considered various other financial statistics in connection with the Qatalyst opinion.
Miscellaneous
     In connection with the review of the merger by Conexant’s board of directors, Qatalyst performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Qatalyst considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst’s view of the actual value of Conexant. In performing its analyses, Qatalyst made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Conexant. Any estimates contained in Qatalyst’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Qatalyst conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the consideration to be received by the holders pursuant to the merger agreement, and in connection with the delivery of its opinion to Conexant’s board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Conexant common stock might actually trade. The Qatalyst opinion and its presentation to Conexant’s board of directors was one of many factors taken into consideration by Conexant’s board of directors in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Conexant’s board of directors with respect to the per share merger consideration or of whether Conexant’s board of directors would have been willing to agree to a different per share merger consideration. The per share merger consideration was determined through arm’s-length negotiations between Conexant and Gold and was approved by Conexant’s board of directors. Qatalyst provided advice to Conexant during these negotiations. Qatalyst did not, however, recommend any specific per share merger consideration to Conexant or that any specific per share merger consideration constituted the only appropriate merger consideration for the merger.
     As a part of its investment banking business, Qatalyst and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Qatalyst was selected on the basis of such experience and its familiarity with Conexant to advise Conexant’s board of directors in connection with the merger and to deliver an opinion to Conexant’s board of directors addressing the fairness, from a financial point of view, of the consideration to be received by the holders pursuant to the merger agreement.
     Qatalyst acted as financial advisor to Conexant’s board of directors in connection with Conexant’s proposed transaction with Standard Microsystems Corporation and, in that capacity, delivered an opinion to Conexant’s board of directors on January 9, 2011 in connection with which Qatalyst became entitled to a fee for its services. Qatalyst will also receive an additional, larger fee if the merger is consummated. In addition, Conexant agreed to reimburse certain of Qatalyst’s expenses incurred in performing its services and to indemnify Qatalyst, its affiliates, and their respective members, directors, officers, partners, agents, employees and controlling persons against certain liabilities related to or arising out of Qatalyst’s engagement, including liabilities under federal securities laws. Except as set forth above, during the two-year period prior to the date of the Qatalyst opinion, no other material relationship existed between Qatalyst or any of its affiliates and Conexant, Gold or any of their respective affiliates pursuant to which compensation was received by Qatalyst or its affiliates; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to Conexant, Gold or their respective affiliates for which they would expect to receive compensation.
     Qatalyst provides investment banking and other services to a wide range of corporations, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Conexant, Gold or certain of their respective affiliates.
Financing of the Merger
     We anticipate that the total amount of funds necessary to pay the aggregate merger consideration will be approximately $204 million, not including payment of related transaction fees and expenses. Gold and Merger Sub have represented that the net proceeds contemplated by the equity commitment (described below) will, together with cash and cash equivalents available to Gold, be sufficient to consummate the merger, including payment of the aggregate merger consideration and transaction costs and expenses in accordance with the terms and conditions of the merger agreement. The merger is not subject to a financing condition.
     Prior to our execution of the merger agreement, Gold entered into, and provided a copy to us of, an equity commitment letter with an affiliate of Gold, referred to as the equity commitment signatory, in support of Gold’s payment and other obligations under the merger agreement. The equity commitment signatory has agreed to purchase up to $205 million of debt or equity securities of Gold in order to fund the merger, referred to as the equity commitment. Subject to certain conditions, Gold may assign a portion of its equity commitment to one or more of its affiliates. The equity commitment is generally subject to, and conditioned upon the satisfaction in full of each and all of the conditions precedent to Gold’s and Merger Sub’s obligation to effect the merger set forth in the merger agreement and to the contemporaneous closing of the merger.
     The equity commitment will, with certain exceptions, terminate and expire on the earliest to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) an amendment to the merger agreement not consented to in writing by the equity commitment signatory, (iv) the date as of which the equity commitment signatory invests or has otherwise cause to be irrevocably funded to Gold an amount or cumulative amounts equal to the unfunded portion of the equity commitment, and (v) July 31, 2011.
     Gold and Merger Sub have undertaken to do all things necessary to arrange and obtain the equity commitment and not to permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the equity commitment, if such amendment would (i) reduce the aggregate amount of the equity funding or (ii) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the equity funding. Gold and Merger Sub have further agreed to (i) maintain in effect the equity commitment, (ii) satisfy on a timely basis all conditions to obtaining the equity funding in the equity commitment applicable to Gold and Merger Sub, (iii) consummate the equity funding at or prior to the closing of the merger, and (iv) fully enforce the equity commitment signatory’s obligations and Gold’s and Merger Sub’s rights under the equity commitment.
Interests of Executive Officers and Directors in the Merger
     In considering the recommendation of the board of directors with respect to the adoption of the merger agreement, stockholders should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that stockholders vote in favor of the adoption of the merger agreement.

Treatment of Options and Other Stock-Based Awards
     The merger agreement provides that each option to acquire Conexant common stock granted under our equity compensation plans that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the per share merger consideration over the exercise price per share under the option for each share subject to such option. After the effective time of the merger, any such cancelled stock option will no longer be exercisable by the former holder of such option, but will only entitle such holder to the payment described in the preceding sentence. Any option with an exercise price greater than or equal to the per share merger consideration shall be cancelled without consideration and be of no further force and effect. In addition, at the effective time of the merger, the vesting of each share of restricted stock will be accelerated, and each such share will be cancelled and converted into the right to receive the per share merger consideration. Each option to purchase shares of Conexant common stock and each restricted share held by any executive officer or director of Conexant immediately prior to the effective time of the merger will be treated in the same manner as all other stock options and restricted shares, respectively, in the merger.
     The merger agreement also provides that each RSU that, as of the effective time of the merger, is outstanding and either (1) vested, (2) held by a non-employee director, or (3) held by a management-level employee at the rank of senior vice president or above will be cancelled and converted into the right to receive, with respect to each such unit, an amount of cash equal to the per share merger consideration. With respect to each RSU that, as of the effective time of the merger, is outstanding and held by an employee of Conexant and that is not otherwise described above, such RSU will be cancelled at the effective time of the merger and the holder of such RSU will be entitled to receive with respect to each RSU on the date that the RSU would have otherwise vested had the effective time not occurred an amount of cash equal to the per share merger consideration; provided that such payment will only be required if (a) the employee continues to be employed continuously by the surviving corporation through and including the original vesting date of such RSUs and (b) the employee has not otherwise been issued or granted any incentive compensation following the effective time of the merger (but prior to such original vesting date) that the surviving corporation’s board of directors has determined in good faith in its sole discretion to be an appropriate replacement for such RSUs. All other RSUs will be cancelled without consideration and be of no further force and effect.
     For a more detailed discussion of the terms of the merger agreement with respect to the treatment of outstanding equity awards in connection with the merger, see “— The Merger Agreement — Treatment of Conexant Stock Options and Other Equity-Based Awards” beginning on page 42.
Summary of Transaction Benefits Related to Outstanding Equity Awards Payable to Executive Officers and Directors
     The following table indicates the number of shares of Conexant common stock underlying vested and unvested equity awards held by our executive officers and directors as of March 1, 2011, and, with respect to outstanding stock options, the weighted average exercise price thereof.

						Number of
	Number of	Weighted	Number of	Weighted	Number of	Shares
	Shares	Average	Shares	Average	Shares	Underlying
	Underlying	Exercise Price	Underlying	Exercise Price	Underlying	Restricted
	Vested	of Vested	Unvested	of Unvested	Restricted Share	Stock Unit
	Stock Options	Stock Options	Stock Options	Stock Options	Awards	Awards
Executive Officers
D. Scott Mercer	13,434	$25.60	500	$8.70	—	725,000
Sailesh Chittipeddi	70,000	$15.60	—	$—	—	450,000
Christian Scherp	70,000	$17.84	—	$—	—	450,000
Jean Hu	53,174	$17.29	—	$—	—	362,500
Mark D. Peterson	56,667	$4.50	28,333	$4.50	—	245,833

Non-Employee Directors
William E. Bendush	2,000	$6.10	2,000	$6.10	—	49,000
Steven J. Bilodeau	15,594	$38.93	1,000	$7.34	—	49,000
F. Craig Farrill	23,771	$24.24	1,000	$7.34	376	49,000
Balakrishnan S. Iyer	70,831	$30.69	1,000	$7.34	—	49,000
Matthew E. Massengill	2,000	$6.10	2,000	$6.10	—	49,000
Jerre L. Stead	23,771	$24.24	1,000	$7.34	5,635	49,000
Executive Employment Agreements
     As described in more detail below under the heading “Executive Compensation — Employment and Separation Agreements,” agreements between us and each of Messrs. Mercer, Scherp, Chittipeddi and Peterson and Ms. Hu contain provisions pursuant to which, in the event we terminate such individual’s employment without “cause” or, in the case of Messrs. Mercer and Peterson, if the executive resigns for “good reason” (as such terms are defined in the employment agreements), the named executive officer will become entitled to specified severance benefits. For purposes of clarity, these severance protections apply whether or not a change of control occurs — the severance benefits are not enhanced in connection with a change of control. Each employment agreement also restricts the individual from competing with us or soliciting our employees or customers during the employment period and for 12 months thereafter. Pursuant to the employment agreements, in the event a “change of control” (as defined in the employment agreements) occurs, each named executive officer’s then outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested.
     In the event that Mr. Mercer’s benefits are subject to the excise tax imposed on certain change of control payments under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, referred to as the Code, we will make an additional payment to him so that the net amount of such payments (after taxes) he receives is sufficient to pay the excise tax due (a “gross-up” payment).
     In addition to the foregoing, prior to the closing, some or all of our executive officers may discuss or enter into agreements, arrangements or understandings with Gold or Merger Sub regarding their continued employment with the surviving corporation, or the right to purchase or participate in the equity of Gold.
Summary of Potential Non-Equity-Based Benefits to Executive Officers
     The following table indicates the dollar values of the potential non-equity based benefits that would be payable to our executive officers under the executive employment agreements and the other compensation arrangements upon the effective time of the merger, assuming that the executive officers experienced a termination of employment under one of the circumstances described above and further assuming that both the effective time of the merger and such termination of employment occurred on February 20, 2011. For a detailed description of the benefits payable to the named executive officers as a result of the merger or as a result of certain terminations of the executive’s employment with us, see the information below under the heading “Executive Compensation — Employment and Separation Agreements.”

	Total Potential Non-Equity-	Estimated Tax Gross-Up
Executive Officers	Based Transaction Benefits(1)	Payment(2)
D. Scott Mercer	$3,084,098	$1,668,210
Sailesh Chittipeddi	$429,876	$—
Christian Scherp	$395,974	$—
Jean Hu	$364,584	$—
Mark D. Peterson	$336,358	$—

(1)	These amounts include the value of cash severance payments and continued health insurance benefits due under the executive agreements.

(2)	Pursuant to the terms of Mr. Mercer’s employment agreement, Mr. Mercer would be entitled to a “gross-up” payment for any excise taxes that may be due by reason of Sections 280G and 4999 of the Code. Such excise taxes may be due by reason of certain equity and non-equity based transaction benefits.
Indemnification; Directors’ and Officers’ Insurance
     For six years after the effective time of the merger, Conexant, as the surviving corporation, will, and Gold will cause the surviving corporation to, indemnify and hold harmless or will cause to indemnify and hold harmless each of our or any of our subsidiaries’ current or former directors and officers from and against, and advance expenses in respect of, any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, investigation, or inquiry, whether civil, criminal, administrative, or investigative arising out of or pertaining to (i) any action or omission or alleged action or omission in such person’s capacity as a director, officer, employee, or agent of Conexant or any of our subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at, or after the effective time of the merger) or (ii) any of the transactions contemplated by the merger agreement.
     In addition, for six years after the effective time of the merger, the surviving corporation will, and Gold will cause the surviving corporation to, maintain policies of directors’ and officers’ liability insurance covering each person described above entitled to indemnification and any other person currently covered by our directors’ and officers’ liability insurance policies. Such policies must cover acts or omissions occurring on or prior to the effective time of the merger and provide at least the same coverage and amounts and contain terms that are in the aggregate no less advantageous to the insured parties than those contained in our policies in effect on the date of the merger agreement, subject to a maximum annual premium of no more than 300% of the annual premium currently being paid by us. In the event that the annual premium is in excess of 300% of that currently being paid by us, the surviving corporation will, and Gold will cause the surviving corporation to, provide a policy that it reasonably believes has the greatest coverage as can be purchased for such premium. We have the option under the merger agreement to purchase a six-year “tail” prepaid policy to satisfy the surviving corporation’s and Gold’s obligations described in this paragraph.
     For a period not less than the applicable statutes of limitations, the surviving corporation will, and Gold will cause the surviving corporation to, comply with all our obligations in existence or effect as of the date of the merger agreement under applicable law, our certificate of incorporation or our bylaws or by contract relating to the exculpation, indemnification and advancement of expenses to any current or former officer or director of Conexant or any of our subsidiaries. For a period of six years from and after the effective time of the merger, the surviving corporation’s certificate of incorporation and bylaws will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the intended beneficiaries as those contained in our certificate of incorporation and bylaws as in effect on the date of the merger agreement, subject to applicable law.
Appraisal Rights
     Any holder of Conexant common stock who does not vote in favor of the adoption of the merger agreement and who properly demands appraisal of his, her or its shares will be entitled to have the “fair value” of his, her or its shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the holder in cash (together with interest, if any) in the amount judicially determined to be the fair value, provided that the holder complies with the provisions of Section 262 of the DGCL.
     The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex C to this proxy statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights. All references in Section 262 and in this summary to a “holder” or “stockholder” are to the record holder of the shares of Conexant common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Conexant common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.
     Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of our annual meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex C to this proxy statement. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of Conexant common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of legal counsel.
     Any holder of Conexant common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:
•	as more fully described below, the holder must deliver to us a written demand for appraisal of the holder’s shares before the vote on the merger agreement at our annual meeting, which demand will be sufficient if it reasonably informs us of the identity of the holder and that the holder intends to demand the appraisal of the holder’s shares;
•	the holder must not vote the holder’s shares of Conexant common stock in favor of adoption of the merger agreement; a validly submitted proxy which does not contain voting instructions with respect to Proposal No. 1 will, unless revoked, be voted in favor of adoption of the merger agreement and it will constitute a waiver of the stockholder’s right of appraisal and nullify any previously delivered written demand. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must vote against adoption of the merger agreement or abstain from voting on adoption of the merger agreement; and
•	the holder must continuously hold the shares from the date of making the demand through the effective date of the merger; a stockholder who is the record holder of shares of Conexant common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective date of the merger will lose any right to appraisal in respect of those shares.
     Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.
     Only a holder of record of shares of Conexant common stock issued and outstanding immediately before the effective date of the merger is entitled to assert appraisal rights for the shares in that holder’s name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on our stock records, and should specify the stockholder’s name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of the “fair value” of the stockholder’s common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a bank or broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in bank or brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their banks, brokers or nominees to determine appropriate procedures for the making of a demand for appraisal by the nominee.
     A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to:
Conexant Systems, Inc.
4000 MacArthur Blvd.
Newport Beach, California 92660
Attention: Corporate Secretary
     Within 10 days after the effective date of the merger, we, as the surviving corporation, must send a notice as to the effectiveness of the merger to each former stockholder who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the effective date of the merger, but not thereafter, either we or any dissenting stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all dissenting stockholders. We are under no obligation to and have no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as we have no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder’s previous written demand for appraisal.
     Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days after receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later. A person who is the beneficial owner of shares of Conexant common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or may request from us the statement described in this paragraph.
     A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy of the petition to us, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom we have not reached agreements as to the value of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses stated therein. Such notice will also be given by one or more publications at least one week before the date of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
     After the Delaware Court of Chancery determines the holders of Conexant common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Court will determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The costs of the action (which do not include attorneys’ fees and the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of cash they would receive under the merger agreement if they did not seek appraisal of their shares. Neither Gold nor we anticipate offering more than the applicable merger consideration to any stockholder exercising appraisal rights, and each of Gold and us reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Conexant common stock is less than the applicable merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy. Stockholders should be aware that opinions regarding fairness, such as the one we obtained from Qatalyst, or otherwise described herein, are not opinions as to fair value under Section 262.
     In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”
     Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).
     At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder’s demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the surviving corporation does not approve a stockholder’s request to withdraw a demand for appraisal when that approval is required or, except with respect to a stockholder that withdraws its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the merger agreement.
     Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights.
Regulatory Approvals Required for the Merger
     We and Gold have each agreed to use commercially reasonable efforts to obtain regulatory approvals that are required to complete the transactions contemplated by the merger agreement. These efforts include making the required filings with the DOJ and the FTC pursuant to the HSR Act. We and Gold each filed the requisite HSR Act notifications on February 28, 2011.
     At any time before or after the completion of the merger, the DOJ, the FTC, or certain other third parties may challenge the merger on antitrust grounds either before or after expiration or termination of the relevant waiting period, including seeking to enjoin the completion of the merger, permitting completion subject to regulatory concessions or conditions, such as requiring the divestiture of certain of our assets or rescinding the merger. As in every transaction, there can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed. Although we do not know of any reason why regulatory clearance would not be obtained in a timely manner, we cannot be certain of when, or if, such clearance will be obtained.
     The parties’ obligations to complete the merger are conditioned upon receiving all required governmental approvals and upon the expiration or termination of the applicable waiting period under the HSR Act and, to the extent necessary, under any applicable foreign antitrust laws. Other than the required filings under the HSR Act, we do not believe there are other antitrust approvals or waiting periods applicable to the consummation of the merger. If we become aware of any such requirements, we will attempt to satisfy them.
Litigation Relating to the Merger
     Between January 10, 2011 and February 11, 2011, Conexant, the members of our board of directors and, in certain of the lawsuits, our President and Chief Operating Officer, our Chief Financial Officer, SMSC and/or Comet Acquisition Corp. were named as defendants in 12 purported class action lawsuits in connection with the transactions previously contemplated by the SMSC merger agreement filed by stockholders in the Superior Court of the State of California, County of Orange, an additional 5 such lawsuits filed in the Court of Chancery of the State of Delaware and one such lawsuit filed in the United States District Court, Central District of California. Two motions to consolidate were filed in connection with the California state actions on January 20, 2011 and February 8, 2011, respectively. On February 9, 2011, the first four Delaware actions were consolidated under the caption In re Conexant Systems, Inc. Shareholders Litigation, Consolidated C.A. No. 6136-VCP.
     The suits allege, among other things, that our directors and, in one case, certain of our executive officers breached their fiduciary duties to stockholders in negotiating and entering into the SMSC merger agreement and by agreeing to sell our company at an unfair price, pursuant to an unfair process and/or pursuant to unreasonable terms, and that we and, in certain of the lawsuits, SMSC and Comet Acquisition Corp. aided and abetted the alleged breaches of fiduciary duties. The suits seek, among other things, to enjoin consummation of the previously contemplated merger with SMSC. The lawsuit filed on February 11, 2011, after announcement of an acquisition proposal by Golden Gate Private Equity, Inc., also seeks to direct the individual defendants to designate the proposal by Golden Gate Private Equity, Inc. as a “superior proposal,” as such term was defined in the SMSC merger agreement.
Material U.S. Federal Income Tax Consequences of the Merger
     The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders of Conexant common stock who hold their stock as a capital asset within the meaning of Section 1221 of the Code.
     This summary is based on the provisions of the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. All of these laws and authorities are subject to change, and any change could be effective retroactively. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth herein. For purposes of this discussion, the term “U.S. holder” means:
•	a citizen or resident of the United States;
•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;
•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or
•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
     If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds Conexant common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If a holder is a partner in a partnership holding Conexant common stock, such holder should consult its tax advisers regarding the tax consequences to it of the merger.
     This summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Conexant common stock who are subject to special treatment under U.S. federal income tax law (including, for example, certain former citizens or residents of the United States, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies or tax-exempt entities, holders who acquired Conexant common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders exercising appraisal rights, and holders who hold Conexant common stock as part of a hedge, straddle, constructive sale or conversion transaction). This summary does not address the tax consequences of any transaction other than the merger, whether or not in connection with the merger. Also, this summary does not address U.S. federal income tax considerations applicable to holders of options to purchase Conexant common stock, or holders of debt instruments convertible into Conexant common stock. In addition, no information is provided with respect to the tax consequences of the merger under applicable state, local or non-U.S. laws or under estate, gift, excise or other non-income tax laws.
U.S. Holders
     Tax Consequences of the Merger. The exchange of Conexant common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder whose Conexant common stock is converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the amount of cash received by such holder pursuant to the merger, and (2) the U.S. holder’s adjusted tax basis in such common stock. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such Conexant common stock. Gain or loss will be determined separately for each block of Conexant common stock (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such common stock is more than one year at the time of the completion of the merger. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Non-U.S. Holders
     A “non-U.S. holder” is a beneficial owner of Conexant common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
     Tax Consequences of the Merger. Any gain a non-U.S. holder recognizes from the exchange of Conexant common stock for the right to receive cash in the merger generally will not be subject to U.S. federal income tax unless (a) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (b) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 or more days in the taxable year of the sale and other conditions are met.
Information Reporting and Backup Withholding
     In general, information reporting requirements may apply to the amounts paid to U.S. holders and non-U.S. holders in connection with the consideration received in the merger, unless an exemption applies. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a U.S. holder or non-U.S. holder fails to provide a taxpayer identification number or otherwise fails to comply with the backup withholding requirements.
     Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a refund or credit against applicable U.S. federal income tax liability provided the required information is timely furnished to the IRS and all other applicable requirements are satisfied.
The Merger Agreement
     The following description describes the material terms of the merger agreement. This description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement which is attached as Annex A to this proxy statement and is incorporated herein by reference. The merger agreement has been included to provide you with information regarding its terms. We encourage you to read the entire merger agreement. The merger agreement is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at http://www.sec.gov.
The Merger
     Our board of directors has approved the merger agreement, which provides for the merger of Merger Sub with and into Conexant, with Conexant surviving as a wholly owned subsidiary of Gold.
Per Share Merger Consideration
     Each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $2.40 in cash, without interest and subject to any applicable withholding tax. Upon consummation of the merger, Gold will own 100% of our equity. The per share merger consideration is subject to future adjustment for stock splits, recapitalizations, reclassifications or other similar changes occurring prior to the completion of the merger.

Treatment of Stock Options and Other Equity-Based Awards
     Stock Options
     The merger agreement provides that any options that are outstanding at the effective time of the merger, whether vested or unvested, will be cancelled, and the holder of each option shall receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the per share merger consideration over (B) the exercise price per share of our common stock subject to such option, multiplied by (ii) the number of shares of our common stock subject to such option immediately prior to the effective time of the merger. After the effective time of the merger, any such cancelled stock option will no longer be exercisable by the former holder of such option, but will only entitle such holder to the payment described in the preceding sentence. Amounts received in consideration for such options are subject to reduction due to amounts required to be withheld for any income or employment taxes. At the effective time of the merger, any Conexant option without any excess as determined under clause (i) above will be cancelled without consideration and be of no further force and effect. Each option to acquire our common stock held by any of our executive officers or directors immediately prior to the effective time of the merger will be treated in the same manner as all other stock options in the merger.
     Restricted Stock
     Shares of our common stock that remain, as of the effective time of the merger, unvested or subject to a repurchase option, risk of forfeiture or other conditions under any restricted stock purchase agreement or other agreement or arrangement with us (taking into account any accelerated vesting or lapse of a repurchase option or risk of forfeiture as a result of the consummation of the merger pursuant to the terms applicable to such award of restricted stock), referred to as restricted stock, will vest automatically at the effective time of the merger and will be converted into the right to receive the per share merger consideration. Each share of restricted stock held by any of our executive officers or directors immediately prior to the effective time of the merger will be treated in the same manner as all other shares of restricted stock in the merger.
     Restricted Stock Units
     RSUs in respect of our common stock that are outstanding immediately prior to the effective time of the merger and that are either (1) vested, (2) held by one of our non-employee directors, or (3) held by one of our management-level employees at the rank of senior vice president or above will be cancelled, and the holder of each such RSU shall receive an amount in cash, without interest, equal to the per share merger consideration. Amounts received in consideration for such RSUs are subject to reduction due to amounts required to be withheld for any income or employment taxes.
     RSUs in respect of our common stock that are held by one of our employees not otherwise described above and are outstanding immediately prior to the effective time of the merger, are not vested and do not vest upon consummation of the merger, will be cancelled at the effective time of the merger, and the holder of such RSU will be entitled to receive with respect to each RSU on the date that the RSU would have otherwise vested had the effective time not occurred an amount of cash equal to the per share merger consideration; provided that such payment will only be required if (a) the employee continues to be employed continuously by the surviving corporation through and including the original vesting date of such RSU and (b) the employee has not otherwise been issued or granted any incentive compensation following the effective time (but prior to such original vesting date) that the surviving corporation’s board of directors has determined in good faith in its sole discretion to be an appropriate replacement for such RSUs. All other RSUs will be cancelled without consideration and be of no further force and effect.
     Termination of Equity Compensation Plans
     Effective as of the effective time of the merger, we will terminate each of our equity compensation plans.

Completion of the Merger
     Unless the merger agreement is terminated as described below, the merger agreement requires the parties to complete the merger no later than three business days after all of the conditions to the completion of the merger contained in the merger agreement are satisfied or waived, including the adoption of the merger agreement by our stockholders. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as is agreed by Gold and us and specified in the certificate of merger. Because the completion of the merger is subject to the receipt of regulatory approvals and the satisfaction of other conditions, the exact timing of the completion of the merger cannot be known.
Conversion of Shares; Exchange of Certificates
     The merger agreement provides that Gold will select an institution, reasonably acceptable to us, to act as the paying agent. The merger agreement provides that on or prior to the date of completion of the merger, Gold will deposit with the paying agent a sufficient amount of cash to make payments of the aggregate merger consideration. Gold and the surviving corporation are entitled to deduct and withhold from the cash amounts payable to any of our stockholders the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. To the extent that any amounts are withheld and paid to the appropriate taxing authority, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.
     The merger agreement contemplates that, as soon as reasonably practicable following the effective time of the merger, the paying agent will mail to each record holder of our common stock immediately prior to the completion of the merger a letter of transmittal and instructions for surrendering and exchanging the record holder’s stock certificates. The merger agreement provides that, upon surrender of a Conexant common stock certificate for exchange to the paying agent, together with a duly signed letter of transmittal, and such other documents as the paying agent or Gold may reasonably require, the holder of the Conexant stock certificate will be entitled to receive the per share merger consideration payable for each share of our common stock.
     After the completion of the merger, all holders of shares of our common stock that were outstanding immediately prior to the completion of the merger will cease to have any rights as our stockholders, other than the right to receive the merger consideration and subject to the rights described under “—— Appraisal Rights.” In addition, no transfer of our common stock after the completion of the merger will be registered on our stock transfer books.
     If any Conexant stock certificate has been lost, stolen or destroyed, Gold may, in its discretion and as a condition to the payment of the merger consideration, require the owner of such certificate to deliver an affidavit claiming such certificate has been lost, stolen or destroyed and deliver a bond as indemnity against any claim that may be made with respect to that certificate against the surviving corporation.
     Stock certificates should not be surrendered for exchange by our stockholders before the completion of the merger and should be sent only pursuant to instructions set forth in the letter of transmittal mailed to our stockholders as soon as reasonably practicable following the completion of the merger. In all cases, the merger consideration will be delivered only in accordance with the procedures set forth in the letter of transmittal.
Representations and Warranties
     The merger agreement contains customary representations and warranties that Gold, Merger Sub and Conexant made to, and solely for the benefit of, each other. None of the representations and warranties in the merger agreement will survive the completion of the merger or termination of the merger agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have sent Gold in connection with signing the merger agreement. While we do not believe that these disclosure schedules contain information securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in our general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in our public disclosures.
     In the merger agreement we made representations and warranties relating to, among other things:
•	organization and standing;
•	subsidiaries;
•	corporate power and authority to enter into and perform our obligations under, and enforceability of, the merger agreement;
•	capitalization;
•	the absence of conflicts with organizational documents, other contracts and applicable laws;
•	required regulatory filings and consents and approvals of governmental entities;
•	documents filed with the SEC and other governmental authorities;
•	financial statements and controls;
•	the absence of undisclosed liabilities;
•	the absence of certain changes since a specified date;
•	material contracts;
•	compliance with laws and orders and permits;
•	the absence of litigation and orders;
•	tax matters;
•	environmental matters;
•	employee benefits;
•	labor matters;
•	real property;
•	assets and personal property;
•	intellectual property;
•	insurance;
•	transactions with related parties;

•	the vote of holders of our common stock being the only vote required to adopt the merger agreement;
•	termination of the SMSC merger agreement and payment of the termination fee to SMSC pursuant to the SMSC merger agreement;
•	receipt of any acquisition proposal;
•	broker’s fees and expenses;
•	our receipt of the opinion of Conexant’s financial advisor; and
•	the absence of reliance on any other representations and warranties, other than those contemplated in the merger agreement.
     In the merger agreement, Gold and Merger Sub each made representations and warranties relating to:
•	organization and standing;
•	corporate power and authority to enter into and perform its obligations under, and enforceability of, the merger agreement;
•	the absence of conflicts with organizational documents, other contracts and applicable laws;
•	required regulatory filings and consents and approvals of governmental entities;
•	litigation;
•	broker’s fees;
•	the availability of funding or financing to pay the merger consideration;
•	not having conducting any prior activities;
•	capitalization of Merger Sub;
•	not owning any shares of Conexant common stock; and
•	the absence of reliance on any other representations and warranties, other than those contemplated in the merger agreement.
Material Adverse Effect
     Several of the representations, warranties, covenants, closing conditions and termination provisions in the merger agreement use the phrase “material adverse effect.” The merger agreement provides that “material adverse effect” means any circumstance, development, event, condition, effect or change that had or has a material adverse effect on:
•	with respect to either Gold or Conexant, as the case may be, the ability of such party to timely consummate the transactions contemplated by the merger agreement; or
•	with respect to us, our and our subsidiaries’ (taken as a whole) business, financial condition, assets, liabilities or results of operations, except to the extent resulting from:

•	changes after the date of the merger agreement that are generally applicable to the industry in which such party operates, unless such changes have a disproportionate effect on such party relative to other industry participants;

•	changes after the date of the merger agreement in general economic or market conditions or the global economy, unless such changes have a disproportionate effect on such party relative to other industry participants;

•	changes after the date of the merger agreement in applicable laws or accounting rules, unless such changes have a disproportionate effect on such party relative to other industry participants;

•	acts of war or terrorism, unless such act has a disproportionate effect on such party relative to other industry participants;

•	any failure to meet internal or analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics (the underlying cause of such failure, however, may be taken into consideration);

•	any decline in the market price or change in the trading volume of such party’s common stock (the underlying cause of such decline, however, may be taken into consideration);

•	the termination of the SMSC merger agreement and the payment of the termination fee pursuant to the SMSC merger agreement; or

•	the public announcement or pendency of the merger agreement or the transactions contemplated thereby (except with respect to representations or warranties of such party concerning the absence of conflicts with organizational documents, other contracts and applicable laws).
Conduct of Business Prior to the Merger
     We have undertaken customary covenants that place restrictions on us and our subsidiaries until the effective time of the merger. In general, we agreed, on behalf of us and our subsidiaries, to (1) carry on our business in all material respects in the ordinary course consistent with past practice, (2) use commercially reasonable efforts to preserve intact our present business organization, keep available the services of our present officers and employees and preserve our relationships with customers, suppliers, licensors and licensees. We further agreed that, with certain exceptions and except with Gold’s prior written consent, we will not, and will not permit any of our subsidiaries to, among other things, undertake the following actions:
•	amend our certificate of incorporation or bylaws;
•	authorize for issuance, issue, sell, or deliver any securities, except pursuant to our equity compensation plans;
•	acquire, redeem, or amend any securities;
•	pay any dividends, split, combine or reclassify any shares of capital stock or make any other distribution in respect of the shares of capital stock;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	incur or assume any indebtedness or issue any debt securities, assume or guarantee the obligations of any other person, make any loans to or investments in any other person, or mortgage or pledge any of or our assets or create or suffer to exist any lien;

•	enter into, adopt, amend or terminate any of our employee benefit plans in any material respect, increase in any material manner the compensation or fringe benefits of any director, officer or employee, or pay any benefit not required by any of our employee benefit plans;
•	terminate any employee without cause;
•	forgive any loans to any employees, officers or directors, or any of their respective affiliates;
•	make any deposits or contributions to or fund the compensation or benefits under our employee benefit plans or contracts subject to the employee plans, other than as required pursuant to applicable law, the terms of the employee benefit plans or any contracts subject to the employee benefit plans;
•	enter into, amend, or extend any collective bargaining agreement;
•	fail to satisfy in any material respect any obligation arising pursuant to the settlement agreement related to Conexant’s 401(k) plan;
•	acquire, sell, lease, license or dispose of any business, property, assets, securities or corporate entity, other than the purchase of equipment, supplies and inventory, the sale of goods or non-exclusive licenses of intellectual property in the ordinary course of business consistent with past practice and the sale of immaterial fixed assets;
•	except as may be required as a result of a change in applicable laws or in generally accepted accounting principles, make any material change in any of the accounting principles or practices we use;
•	make or change any material tax election, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes;
•	enter into a material contract or materially amend any material contract or grant any waiver, release or relinquishment of any material right under any material contract;
•	grant any exclusive rights with respect to any of our intellectual property, divest any material intellectual property, or materially modify our standard warranty terms for products and services or modify any product or service warranty in effect in any material manner that is adverse to us or any of our subsidiaries;
•	settle or compromise any pending or threatened legal proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation, subject to certain exceptions;
•	except as required by applicable law or generally accepted accounting principles, or in accordance with past practice in the ordinary course of business, revalue in any material respect any of our properties or assets including writing-off notes or accounts receivable;
•	abandon, cancel or allow to lapse or fail to maintain or protect any of our intellectual property other than in the ordinary course consistent with past practice;
•	hire new employees, other than to fill a vacancy caused by an employee departure or termination arising on or after February 20, 2011; or
•	enter into a contract, or make any arrangement or understanding, to do any of the foregoing.

Other Covenants
     The merger agreement also contains covenants relating to, among other things:
•	the preparation of this proxy statement and the holding of our annual meeting of stockholders;
•	access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement;
•	the completion of relevant regulatory filings under antitrust laws;
•	the use by both parties of commercially reasonable efforts to consummate the transactions contemplated by the merger agreement;
•	Gold’s right to participate in the defense and settlement of stockholder litigation relating to the merger;
•	Gold’s obligation to take all necessary actions to obtain the equity commitment; and
•	our agreement to use commercially reasonable efforts to assist Gold in certain actions it may take with respect to our outstanding debt or in connection with its own debt financing matters.
Commercially Reasonable Efforts to Obtain the Required Stockholder Vote
     We have agreed to hold a meeting of our stockholders as promptly as practicable following the date of this proxy statement (and, if reasonably practicable, within forty days following the date of this proxy statement) for the purpose of obtaining stockholder approval of the merger-related proposals. We will use our commercially reasonable efforts to obtain such approval unless our board of directors has changed its recommendation in accordance with the non-solicitation obligations, described under “— Limitation on our Solicitation, Negotiation and Discussion of Other Acquisition Proposals”. Unless the merger agreement is terminated, we have agreed to submit the merger agreement to a stockholder vote even if our board of directors no longer recommends adoption of the merger agreement.
Limitation on our Solicitation, Negotiation and Discussion of Other Acquisition Proposals
     Subject to certain exceptions described below, we have also agreed that we and our subsidiaries, and each of our officers and directors, will not, and that we will use commercially reasonable efforts to cause any of our other representatives not to, directly or indirectly:
•	solicit, initiate or knowingly encourage or facilitate any inquiries or announcement with respect to an “acquisition proposal” (as defined below);
•	participate or engage in any discussions or negotiations, furnish to any person any nonpublic information relating to us or our subsidiaries, or knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to any acquisition proposal; or
•	release any person from any standstill agreement, or release any person that would reasonably be expected to make an acquisition proposal from any confidentiality agreement.
     As used in the merger agreement, an “acquisition proposal” means an inquiry, proposal or offer from any third party (other than Gold or its subsidiaries, affiliates or representatives, but including SMSC) relating to a transaction involving any combination of:
•	the acquisition by another person of assets or businesses constituting 20% or more of our and our subsidiaries’ (taken as a whole) net revenue or assets (as measured by their fair market value);

•	the acquisition by another person of 20% or more of our outstanding shares of capital stock or 50% or more of the capital stock of any of our subsidiaries that directly or indirectly holds 20% or more of our and our subsidiaries’ (taken as a whole) net revenue or assets (as measured by their fair market value); or
•	the holders of our common stock immediately preceding the transaction holding less than 80% of the voting equity interest of the entity resulting from such transaction.
     We have also agreed:
•	to cease any existing solicitation, encouragement, activity, discussion or negotiation with respect to any acquisition proposal; and
•	to notify Gold promptly (but no later than 24 hours) after we receive any request for information with respect to, or any inquiry which would reasonably be expected to result in an acquisition proposal, to provide Gold with relevant information regarding the acquisition proposal or request, and to keep Gold reasonably informed of the status and any changes in the material terms and conditions of any such acquisition proposal.
Exception to the Limitation on our Negotiation and Discussion of Other Acquisition Proposals
     Prior to obtaining approval of the merger from our stockholders, we may engage and participate in discussions and negotiations with respect to an unsolicited, written acquisition proposal that has not resulted from a material breach of the restrictions on solicitation of other offers, and furnish non-public information regarding us to the party making such acquisition proposal, if:
•	our board of directors determines in good faith (after consultation with our financial advisors and outside legal counsel) that such acquisition proposal is or would reasonably be expected to result in or to lead to a “superior proposal” (as defined below) and that failure to take these actions would reasonably be expected to result in a breach of the board’s fiduciary duties to our stockholders under applicable law;
•	prior to furnishing information, we have first entered into (and within 24 hours of execution, provided to Gold) a confidentiality agreement with the party making the acquisition proposal on terms no less favorable to us than those in our confidentiality agreement with Gold;
•	we provide Gold with 24 hours prior written notice of our intent to participate in discussions or furnish non-public information with respect to such acquisition proposal (including notice of the identity of the party making the acquisition proposal and the material terms and conditions of such acquisition proposal); and
•	we provide Gold with any non-public information provided to the party making such acquisition proposal, but not previously provided to Gold, within 24 hours of providing such information to the third party.
Board Recommendation of the Merger
     Our board of directors has adopted a resolution recommending that our stockholders adopt the merger agreement. Under the merger agreement, subject to the provisions relating to a board recommendation change for a “superior proposal” or for an intervening event (as defined below), our board of directors may not (1) withdraw, qualify, modify, change or amend this recommendation in any manner adverse to Gold (or publicly propose to do any of the foregoing), (2) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal, or (3) authorize us to enter into any agreement with respect to any acquisition proposal (other than a confidentiality agreement permitted under its non-solicitation obligations. Any of these actions is referred to as a board recommendation change.

Board Recommendation Change for Superior Proposal
     Prior to obtaining approval of the merger from our stockholders, our board of directors may make a board recommendation change and terminate the merger agreement (as described in “— Termination of the Merger Agreement — Our Termination Rights”) if it receives an unsolicited, written acquisition proposal that constitutes a “superior proposal” and, prior to making such board recommendation change:
•	it determines in good faith (after consultation with outside legal counsel) that in light of such superior proposal, the failure to make a board recommendation change would reasonably be expected to result in a breach of its fiduciary duties under applicable law;
•	it provides Gold at least four business days prior written notice (A) of the identity of the person making such superior proposal and all of the material terms and conditions of such superior proposal, and (B) of its intention to make a board recommendation change in response to such superior proposal;
•	during such four business day period, it provides Gold the opportunity to meet or negotiate with it and its outside legal counsel;
•	if during such four business day period, Gold delivers to Conexant a written proposal to amend the merger agreement our board determines in good faith (after consultation with outside legal counsel) that after consideration of such proposal by Gold, the failure to make a board recommendation change would reasonably be expected to result in a breach of its fiduciary duties under applicable law; and
•	we enter into a definitive agreement for such superior proposal and concurrently terminate the merger agreement.
     As used in the merger agreement, “superior proposal” means any unsolicited, bona fide written offer in respect of an acquisition proposal (except that any reference to 20% or 80% in the definition of acquisition proposal is, for the purposes of the definition of superior proposal, replaced by references to a “majority”) that our board of directors determines (after consultation with our financial advisor and outside legal counsel), taking into account all factors that our board determines to be relevant:
•	would, if consummated, result in a transaction that is more favorable, from a financial point of view, to our stockholders than the transactions contemplated by the merger agreement (including any modifications to the merger agreement proposed by Gold); and
•	is reasonably likely to be completed on the terms proposed.
Board Recommendation Change for Intervening Event
     Prior to obtaining approval of the merger from our stockholders, our board of directors also may make a board recommendation change if a material fact, event, change, development or set of circumstances (other than an acquisition proposal) that was not known by our board of directors on or prior to February 20, 2011, referred to as an intervening event, occurs and:
•	it determines in good faith (after consultation with outside legal counsel) that in light of such intervening event, the failure make a board recommendation change would reasonably be expected to result in a breach of its fiduciary duties under applicable law;
•	it provides Gold at least four business days prior written notice of its intention to make a board recommendation change;
•	during such four business day period, it provides Gold the opportunity to meet or negotiate with it and its financial advisors and outside legal counsel; and

•	if during such four business day period, Gold delivers to us a written proposal to amend the merger agreement, our board determines in good faith (after consultation with outside legal counsel) that after consideration of such proposal by Gold, the failure to make a board recommendation change would reasonably be expected to result in a breach of its fiduciary duties under applicable law.
Employee Matters
     Gold has agreed to maintain, for the remainder of the calendar year after the completion of the merger, wages or base salary, severance benefit protections, and employee benefits (excluding any bonus, retention, change in control or equity or equity-based plan, program or arrangement) for our employees that are, in the aggregate, no less favorable than those provided immediately prior to the completion of the merger.
     In addition, Gold has agreed, to the extent any of our employees become eligible to participate in Gold’s employee benefit plans following the merger:
•	generally to recognize each employee’s service with us prior to the completion of the merger for all purposes under similar employee benefit plans of ours and our subsidiaries, except to the extent it would result in a duplication of benefits;

•	to cause any pre-existing conditions or eligibility waiting periods under any Gold U.S. group health plans to be waived; and

•	to provide each employee with credit for any deductibles paid under any of our plans as of the consummation of the merger for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Gold plans.
     We have agreed to adopt board resolutions to, unless otherwise requested by Gold prior to the merger, terminate the Conexant Retirement Savings Plan, contingent upon the completion of the merger.
Indemnification and Insurance
     The merger agreement requires that after the merger, Gold will cause the surviving corporation to comply with all our obligations in existence relating to the exculpation, indemnification or advancement of expenses to any of our or our subsidiaries’ current or former officer or director for the applicable statute of limitations. The merger agreement also requires Gold to keep indemnification provisions in the governing documents of the surviving corporation at least as favorable as those in our governing documents prior to the merger, for a period of six years after the merger.
     The merger agreement requires Gold to obtain (unless we have already obtained, in which case Gold must maintain) a “tail” prepaid directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the effective time of the merger with a claims period of six years after completion of the merger with at least the same coverage and amount and containing terms and conditions that are not less favorable than our current policy, except that Gold is not required to incur annual premium expense greater than 300% of our current annual premium for such coverage.
     The merger agreement also requires Gold and the surviving corporation to indemnify and hold harmless, for a period of six years after the effective time of the merger, our or our subsidiaries’ current or former officers or directors against any loss in connection with any claim arising out of (i) any action or failure to act in that person’s capacity as our director, officer, employee or agent and (ii) any of the transactions contemplated by the merger agreement.

Conditions to Complete the Merger
     Conditions to our, Gold’s and Merger Sub’s Obligations
     The respective obligations of Gold, Merger Sub and us to complete the merger are subject to the satisfaction or waiver of certain conditions, including:
•	the adoption of the merger agreement by our stockholders;

•	the receipt of all approvals and consents required to be obtained in connection with the merger from any governmental entity;

•	the expiration or termination of all applicable waiting periods under the HSR Act and any material foreign antitrust laws; and

•	the absence of any order, decree or injunction by any governmental entity or other law that prohibits or makes illegal completion of the merger.
     Conditions to the Obligations of Gold and Merger Sub
     The merger agreement provides that the obligations of Gold and Merger Sub to complete the merger are subject to the satisfaction or waiver by Gold of each of the following conditions:
•	the accuracy in all material respects of the representations and warranties made by us in the merger agreement relating to authorization to enter into the merger agreement, the vote of holders of our common stock being the only vote required to adopt the merger agreement, the absence of any arrangements requiring the payment of broker’s or finder’s fees other than to our financial advisors identified in the merger agreement and us having received the opinion of our financial advisors that the consideration to be received by our stockholders is fair from a financial point of view;

•	the accuracy of the representations and warranties made by us in the merger agreement relating to our and our subsidiaries’ capitalization, except to the extent that inaccuracies in such representations and warranties would not give rise to or result in any increased liabilities, damages or costs to Gold or us by more than $1,775,000 in the aggregate;

•	the accuracy of the remaining representations and warranties made by us in the merger agreement, provided that inaccuracies in such representations and warranties will be disregarded to the extent that such inaccuracies, individually or in the aggregate, do not constitute, and would not reasonably be expected to have a material adverse effect on us;

•	our performance, in all material respects, of all of our agreements and covenants set forth in the merger agreement that are required to be performed by us at or prior to the completion of the merger;

•	no circumstance, development, event, condition, effect or change shall have occurred after February 20, 2011 that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us; and

•	our chief executive officer or chief financial officer shall have delivered to Gold a certificate confirming that certain conditions have been satisfied.
     Conditions to our Obligations
     The merger agreement provides that our obligations to complete the merger are subject to the satisfaction or waiver by us of each of the following conditions:

•	the accuracy in all material respects of the representations and warranties made by Gold and Merger Sub in the merger agreement relating to Gold and its subsidiaries not owning any of our common stock;

•	the accuracy of the remaining representations and warranties made by Gold and Merger Sub in the merger agreement, provided that inaccuracies in such representations and warranties will be disregarded to the extent that such inaccuracies, individually or in the aggregate, do not constitute, and would not reasonably be expected to have a material adverse effect on Gold;

•	each of Gold’s and Merger Sub’s performance, in all material respects, of all of its agreements and covenants set forth in the merger agreement that are required to be performed by Gold or Merger Sub, as applicable, at or prior to the completion of the merger; and

•	an authorized senior executive officer of Gold shall have delivered to us a certificate confirming that certain conditions have been satisfied.
Termination of the Merger Agreement
     The merger agreement provides that, at any time prior to the effective time of the merger, either before or after the requisite approval of our stockholders has been obtained, Gold and we may terminate the merger agreement by mutual written consent.
     The merger agreement also provides that, at any time prior to the effective time of the merger, either before or after the requisite approval of our stockholders has been obtained, either Gold or we can terminate the merger agreement if:
•	the merger is not completed by July 31, 2011, but no party whose material breach of the merger agreement resulted in or principally caused the failure of the merger to be completed by July 31, 2011 can terminate the merger under this provision;

•	a court or governmental body enacts or issues a law or a final and non-appealable order prohibiting the transactions contemplated by the merger agreement, provided the party seeking to terminate shall have used its commercially reasonable efforts to challenge such law or order; or

•	(i) our stockholders do not adopt the merger agreement at our stockholders’ meeting, (ii) there are holders of insufficient shares present at the meeting to constitute a quorum and the meeting is not adjourned to a later date, or (iii) if our stockholders’ meeting has not occurred by July 26, 2011, provided that we may not terminate in such circumstance if we have materially breached our obligations under the non-solicitation covenants in the merger agreement.
     Our Termination Rights
     The merger agreement also provides that at any time prior to the effective time of the merger, either before or after the requisite approval of our stockholders has been obtained, we may terminate the merger agreement if:
•	prior to the receipt of the approval of our stockholders, our board of directors effects a board recommendation change in response to a “superior proposal” (as described in “— Our Board Recommendation of the Merger” and “— Board Recommendation Change for Superior Proposal”), and (A) substantially concurrently with the termination enters into a definitive agreement for such superior proposal and (B) immediately prior to or contemporaneously with the termination pays to Gold a termination fee of $7.7 million (and expense reimbursement); or

•	Gold or Merger Sub materially breaches or fails to perform any of the representations, warranties, covenants or agreements made by Gold and Merger Sub in the merger agreement, such that certain closing conditions are incapable of being satisfied by July 31, 2011.

     Gold’s Termination Rights
     The merger agreement further provides that Gold may terminate the merger agreement at any time prior to the effective time of the merger, either before or after the requisite approval of our stockholders has been obtained, if:
•	we materially breach or fail to perform any of the representations, warranties, covenants or agreements made by us in the merger agreement, such that certain closing conditions are incapable of being satisfied by July 31, 2011; or

•	any of the following events occur (which are referred to as Conexant triggering events):
•	any of our directors or executive officers (or any other of our representatives acting at the authorization of any of our directors or executive officers) materially breaches or violates the provisions of the merger agreement relating to the non-solicitation of third party acquisition proposals;

•	our board of directors makes a board recommendation change;

•	a tender or exchange offer is commenced that, if successful, would result in any third party (other than Gold) becoming a beneficial owner of 20% or more of our outstanding common stock and our board of director fails to recommend rejection of the tender or exchange offer within 10 business days after the tender offer is commenced; or

•	our board of directors fails to reaffirm its recommendation in favor of the adoption of the merger agreement within ten business days after Gold requests a reaffirmation;
Expenses and Termination Fees
     Except as set forth below, the merger agreement provides that all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such expenses.
     The merger agreement provides that we will pay Gold a termination fee of $7.7 million if any of the following events occur:
•	we terminate the agreement to enter into a definitive agreement for a superior proposal;

•	Gold terminates the merger agreement pursuant to a Conexant triggering event; or

•	(A) Gold or we terminate the merger agreement for non-completion of the merger by July 31, 2011, or Gold terminates the merger agreement for our material breach or failure to perform any of the representations, warranties, covenants or agreements made by us in the merger agreement, such that certain closing conditions are incapable of being satisfied by July 31, 2011, and (B) an acquisition proposal for us is made to us or our board of directors or is publicly announced prior to the termination of the merger agreement (but within twelve months of the date of termination) and we enter into a definitive acquisition agreement with respect to, or consummate, an acquisition proposal. For the purposes of this paragraph, any reference to 20% or 80% in the definition of acquisition proposal shall, for the purposes of the definition of “superior proposal,” be replaced by references to a “majority.”
     The merger agreement also provides that we will be required to pay Gold an amount equal to Gold’s expenses, not to exceed $1 million, incurred by or on behalf of Gold in connection with or related to the merger or the merger agreement in the event that:
•	we are required to pay Gold the termination fee as described above;

•	we or Gold terminate the merger agreement if our stockholders do not adopt the merger agreement at the annual meeting or any adjournment or postponement thereof at which a vote was taken, if there is not a quorum at the annual meeting and the holders present do not approve an adjournment of the meeting to a later date or if a vote on the adoption of the merger agreement has not occurred by July 26, 2011; or

•	Gold terminates the merger agreement because we materially breach or fail to perform any of the representations, warranties, covenants or agreements made by us in the merger agreement, such that certain closing conditions are incapable of being satisfied by July 31, 2011.

PROPOSAL NO. 2 — ELECTION OF DIRECTORS
     Our certificate of incorporation, as amended, provides that our board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding annual meeting after election. The certificate of incorporation provides that the board shall maintain the three classes to be as nearly equal in number as the then total number of directors permits. At the end of fiscal 2010, we had seven directors. The two directors in Class I, the three directors in Class II and the two directors in Class III are serving terms expiring at our annual meeting of stockholders in 2012, 2013, and 2011, respectively. At this year’s annual meeting, two Class III directors will be elected to serve for a three-year term and until a successor has been duly elected and qualified. Each of the nominees is a current member of the board and has consented to serve as a director if elected.
     In recommending director nominees for selection by the board, our Governance and Board Composition Committee considers a number of factors, which are described in more detail below under “— Information Concerning the Board of Directors — Board Committees and Committee Meetings.” In considering these factors, the Governance and Board Composition Committee and the board consider the fit of each individual’s qualifications and skills with those of our other directors in order to build a board of directors that, as a whole, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment.
     In October 2008, the board of directors approved an amendment to our bylaws to adopt a director resignation policy that requires each of the director nominees to tender an irrevocable resignation that will be effective if (a) the director fails to receive a greater number of votes “for” his or her election than votes “withheld” from his or her election in an uncontested election and (b) the board of directors accepts the resignation, taking into account the recommendation of the Governance and Board Composition Committee as to whether to accept or reject the resignation of such director or whether other action should be taken. We will publicly disclose the board of directors’ decision regarding any resignation that is effective under this policy and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. Each of the director nominees listed below has tendered an irrevocable resignation to the board of directors with respect to the 2011 annual meeting as required by our bylaws.
     If any of the nominees for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present board of directors to fill such vacancy, or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the board may be reduced so that there is no vacancy. Our board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Our board of directors recommends that stockholders vote “FOR” the election of each of the nominees listed below.
Information as to Nominees for Director and Continuing Directors
     Listed below for each director, as reported to us, is the director’s name, age, principal occupation and directorships of public companies held within the past five years, and his position, if any, with us. The following biographical information for each director also describes the primary individual experience, qualifications, attributes and skills of each of the nominees for director and continuing directors that led to the board’s conclusion that each director should serve as a member of our board.
Class III
Nominees for Director with Terms Expiring in 2014
     Steven J. Bilodeau, age 52 — Mr. Bilodeau has been our director since February 2004. He was the chairman of the board, CEO and president of SMSC from February 2000 to October 2008 and acting chief financial officer from May 2008 to October 2008. Prior to joining SMSC in 1999, Mr. Bilodeau held various senior management positions during his 13 years of service with Robotic Vision Systems Inc., or RVSI, including president of the Semiconductor Equipment Group from 1996 to 1998. Mr. Bilodeau served as a director of RVSI from 1997 to 1998. He is currently the non-executive chairman of the board of SMSC and has served as a director of Cohu, Inc. since 2009 and Gennum Corporation since 2008. Mr. Bilodeau also served as a director of Nu Horizons Electronics Corp. from 2009 until January 2011. His experiences as an executive and as a director at the public companies listed above provide our board with significant financial and technical expertise with specific application to our industry, as well as a broad understanding of corporate governance, executive compensation and other topics.
     D. Scott Mercer, age 60 — Mr. Mercer has been a director of Conexant since 2003. In April 2008, he was appointed as CEO and became chairman of the Conexant board in August 2008. Mr. Mercer is also a private investor, who served as interim CEO of Adaptec, Inc., a computer technology services company, from May 2005 to November 2005. Mr. Mercer had previously served as a senior vice president and advisor to the CEO of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries, from February 2004 through December 2004. Prior to that, Mr. Mercer was a senior vice president and the chief financial officer of Western Digital Corporation from October 2001 through January 2004. From June 2000 to September 2001, Mr. Mercer served as vice president and chief financial officer of Teralogic, Inc. From June 1996 to May 2000, he held various senior operating and financial positions with Dell, Inc. In addition to Conexant, Mr. Mercer served on the boards of directors of Net Ratings, Inc. from January 2001 to June 2007, Adaptec, Inc. from November 2003 to October 2008, and Palm, Inc. from June 2005 to July 2010. He has served as a director of Polycom, Inc. since November 2007 and QLogic Corporation since September 2010. His senior management and operational experiences in a number of technology companies and his service as a director at the companies listed above provide our board with significant financial and operational and compliance expertise with specific application to our industry, as well as a broad understanding of corporate governance and other topics.
Class I
Continuing Directors with Terms Expiring in 2012
     F. Craig Farrill, age 58 — Mr. Farrill has been a director of Conexant since 1998. Mr. Farrill was director, president and CEO of Kodiak Networks, Inc., a wireless communications company, from April 2003 to August 2007 and continues to be a director. He currently serves as a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993. His experiences as an executive and a director at the entities listed above provide our board with significant product and R&D expertise with specific application to our industry.
     Matthew E. Massengill, age 49 — Mr. Massengill has been a director of Conexant since June 2008. He served as chairman of the board of Western Digital Corporation, a computer storage devices company, from November 2001 to March 2007. He was its CEO from January 2000 to October 2005. He has served as a director of Western Digital Corporation since 2001, Microsemi Corporation since 2009 and GT Solar International, Inc. since 2008. His experiences as an executive and a director at the public companies listed above provide our board with significant financial and management expertise with specific application to our industry, as well as a broad understanding of corporate governance, executive compensation and other topics.
Class II
Continuing Directors with Term Expiring in 2013
     William E. Bendush, age 62 — Mr. Bendush has been a director of Conexant since June 2008. A retired executive, private investor, and consultant, Mr. Bendush served as senior vice president and chief financial officer of Applied Micro Circuits Corporation, a semiconductor company, from April 1999 to March 2003 and served as its secretary until March 2003. He served as an adviser for Financial Services of Applied Micro Circuits Corp. from March 2003 to December 2003. He served as senior vice president and chief financial officer of Silicon Systems, Inc. from 1985 to 1999. Previously, he held senior financial management positions at AM International, Inc. and Gulf & Western Industries, Inc. Mr. Bendush also worked in finance-related positions at Gould, Inc. and Blackman, Kallick & Company, both certified public accounting firms. He has been a director of Microsemi Corporation since 2003 and Smartflex Systems Inc. since 1996. Mr. Bendush’s experience as an executive officer of companies in the technology industry brings to our board leadership, strategic and financial experience. His experiences as an accountant and financial executive and as a director at the public companies listed above provide our board with significant financial expertise with specific application to our industry, as well as a broad understanding of corporate finance and accounting topics.
     Balakrishnan S. Iyer, age 54 — Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer of Conexant from January 1999 to June 2003. Prior to October 1998, Mr. Iyer served as the senior vice president and chief financial officer of VLSI Technology, Inc. Mr. Iyer has held a number of senior finance positions at Advanced Micro Devices, Inc., a semiconductor company. Mr. Iyer has served as a director of IHS, Inc. since 2003, Life Technologies Corporation, previously known as Invitrogen Corporation, since 2001, Power Integrations since 2004, QLogic Corporation since 2003, and Skyworks Solutions, Inc. since 2002. Mr. Iyer’s experience as an executive officer of companies in the technology industry brings to our board leadership, strategic and financial experience. His experiences as a director at the public companies listed above provide our board with significant financial, governance and compliance expertise with specific application to our industry, as well as a broad understanding of corporate governance topics.
     Jerre L. Stead, age 68 — Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been executive chairman and CEO of IHS, Inc., a software company, since September 2006 and was chairman of the board of IHS, Inc. from December 2000 to September 2006. From August 1996 to June 2000, Mr. Stead served as chairman of the board and CEO of Ingram Micro Inc., a worldwide distributor of information technology products and services. Mr. Stead served as chairman, president and CEO of Legent Corporation, a software development company from January 1995 until its sale in September 1995. From 1993 to 1994, Mr. Stead was executive vice president of American Telephone and Telegraph Company, a telecommunications company, and chairman and CEO of AT&T Global Information Solutions, a computer and communications company, formerly NCR Corp. Mr. Stead was president of AT&T Global Business Communications Systems, a communications company, from 1991 to 1993. Mr. Stead was chairman, president and CEO from 1989 to 1991 and president from 1987 to 1989 of Square D Company, an industrial control and electrical distribution products company. He has served as a director and lead independent director of Brightpoint, Inc. since 2000, and as a director of Mindspeed Technologies, Inc. since 2003. Mr. Stead’s experience as an executive officer of companies in the technology industry brings to our board leadership, strategic and financial experience. His experiences as an executive and director at the public companies listed above provide our board with significant financial expertise with specific application to our industry, as well as a broad understanding of corporate governance, executive compensation and other topics.
Information Concerning the Board of Directors
Director Independence
     Our board of directors has determined that each of the director nominees listed above and all other continuing directors are independent directors under applicable rules of The NASDAQ Stock Market LLC, referred to as NASDAQ, except for D. Scott Mercer, who is an employee of our company.
Board Leadership Structure and Meetings of the Independent Directors
     Our current chairman of the board is also our CEO. In addition, our board has designated Mr. Massengill as Lead Independent Director. Our board believes it is important to select its chairman and CEO in the manner it considers to be in our best interests at any given point in time. The members of our board possess considerable business experience and in-depth knowledge of the issues we face, and are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. Accordingly, the chairman and CEO positions may be filled by one individual or by two different individuals. We believe that the most effective leadership structure for us at this time is for Mr. Mercer to serve as both chairman and CEO and to have a Lead Independent Director (currently, Mr. Massengill). Mr. Mercer possesses an in-depth knowledge of our company, the industry in which we conducts our business and the challenges we face, which he gained from over seven years as a director and almost three years as CEO successfully leading us through an unexpected change in management and a major financial restructuring. We believe that these experiences and insights put the CEO in the best position to provide broad and unified leadership for our board as it considers strategy and business plans.

     We believe our board leadership structure is balanced by having a Lead Independent Director, selected by the board’s independent directors, to promote the independence of the board and appropriate oversight of management. Our independent directors meet without management present after each regularly scheduled board meeting (four times during fiscal 2010). As the Lead Independent Director, Mr. Massengill is responsible for (i) establishing the agenda for the executive sessions held by the independent directors and acting as chair of those sessions and of all other meetings where the independent directors meet without the chairman, (ii) polling the other independent directors for agenda items both for regular board meetings and executive sessions of the independent directors and (iii) working with the chairman and CEO on the agenda for regular board meetings.
Board Committees and Committee Meetings
     The standing committees of the board of directors during fiscal 2010 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised solely of non-employee directors who are independent directors within the meaning of applicable rules of NASDAQ and the SEC. The functions of each of these three committees are described below; and each of the committee charters is posted on our website at http://ir.conexant.com. The current members of each of our board committees are identified in the following table, each committee chairman being denoted with an asterisk. Our independent directors also hold regular meetings without members of management present. Mr. Massengill acts as the Lead Independent Director at such meetings.

		Governance	Compensation
		&	&
Director	Audit	Board Composition	Management Development
W. E. Bendush	X*	X
S. J. Bilodeau	X		X
F. C. Farrill		X
B. S. Iyer	X	X*	X
M.E. Massengill			X
J. L. Stead			X*

*	Chairman
     Audit Committee. The Audit Committee, among other things, reviews the scope and effectiveness of audits of our company by our independent public accountants and internal auditors; appoints and oversees our independent public accountants; reviews the audit plans of our independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding our accounting or auditing matters; reviews our quarterly and annual financial statements before their release; reviews and approves the appointment or change of our internal auditor; reviews the adequacy of our system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by our employees with its standard of business conduct policies; meets with our management to review any issues related to matters within the scope of the Audit Committee’s duties, including any enterprise risk management issues, and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter posted on our website at http://ir.conexant.com/documentdisplay.cfm?DocumentID=6464. In the opinion of the board of directors, all current members of the Audit Committee are independent directors within the meaning of applicable rules of NASDAQ and the SEC and each of them is a “financial expert” as defined by the SEC. The Audit Committee met 10 times during the 2010 fiscal year.

     Governance and Board Composition Committee. The principal functions of our Governance and Board Composition Committee are to develop and review at least annually our governance guidelines; to develop an annual self-evaluation process for the board and its committees and oversee the annual self-evaluations; to review the board’s committee structure and recommend to the board for its approval the directors to serve as members of each committee; to consider and recommend to the board qualified candidates for election as directors; to lead the search for qualified candidates who may be submitted by directors, officers, employees, stockholders and others; and periodically to prepare and submit to the board for adoption the committee’s selection criteria for director nominees. The Governance and Board Composition Committee acts pursuant to a written charter posted on our website at http://ir.conexant.com/documentdisplay.cfm?DocumentID=6468. In the opinion of the board of directors, all current members of the Governance and Board Composition Committee are independent directors. The Governance and Board Composition Committee met four times during the 2010 fiscal year.
     Under the Governance and Board Composition Committee’s current board selection criteria (included in our Corporate Governance Guidelines and posted on our website at http://ir.conexant.com/documentdisplay.cfm?DocumentID=7887), director candidates are selected with a view to bringing to our board a variety of experiences and backgrounds. In evaluating the suitability of individual board members, the board and Governance and Board Composition Committee will take into account many factors, including each director candidate’s: (i) general understanding of the industry, sales and marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; (ii) understanding of our business on a technical level; and (iii) level of managerial experience in a relatively complex organization and ability to deal with complex problems. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the board does consider the diversity of experience and background (including, but not limited to educational and professional background and experience) of director candidates in selecting board nominees. As described above, the goal of the board and the Governance and Board Composition Committee is to have a board that, as a whole, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment. On an annual basis, as part of the board’s self-evaluation, the board assesses whether the mix of board members is appropriate for our company. In considering possible candidates for election as independent directors, the Governance and Board Composition Committee and the board are guided by the general board membership criteria discussed above and by the following specific criteria: each independent director should (i) be an individual of the highest character and integrity, who has experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others; (ii) have sufficient time available to devote to our affairs in order to carry out his or her duties as a director; and (iii) be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director (which excludes from consideration: (x) officers of companies in direct or substantial competition with us, and (y) officers of major or potential major customers, suppliers or contractors where the dollar amount involved is material to us or such person or the entity with which such person is affiliated). In fulfilling its responsibility to lead the search for qualified director candidates, the Governance and Board Composition Committee consults with other directors, as well as the CEO and other senior executives. The Governance and Board Composition Committee may also from time to time retain third party search firms to assist in identifying candidates. No such firm was retained by the Governance and Board Composition Committee during fiscal 2010.
     The Governance and Board Composition Committee will consider director candidates recommended by the stockholders in the same manner and using the same criteria as recommendations received from other sources. A stockholder may recommend a director candidate to the Governance and Board Composition Committee by delivering a written notice to our Secretary at its principal executive offices. The notice should include appropriate biographical information and a description of the candidate’s qualifications and the relationship, if any, to the stockholder making the recommendation. Following review of the notice, the Governance and Board Composition Committee may request additional information concerning the director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the board. Stockholders who wish to recommend candidates for consideration by the board in connection with the 2012 Annual Meeting of Stockholders should submit their written recommendation no later than October 1, 2011. Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Governance and Board Composition Committee as described above in this paragraph) must follow the procedures described under the heading “Information About the Annual Meeting of Stockholders — 2012 Stockholder Proposals or Nominations.”

     Compensation and Management Development Committee. The principal functions of the Compensation and Management Development Committee, referred to as the Compensation Committee, are to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the CEO; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review our base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of our CEO and oversee the development of executive succession plans; to review and discuss with management the “— Compensation Discussion and Analysis” section included in this proxy statement and prepare and publish the Report of the Compensation Committee included in this proxy statement; and to recommend compensation and benefits for non-employee directors. The Compensation Committee takes input and advice from the CEO and other members of senior management when reviewing and approving compensation and benefits. However, executives do not make recommendations with respect to their own pay. The Compensation Committee has the authority to retain the services of independent compensation consultants to assist it in its work. The Compensation Committee also has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate in its sole discretion. The Compensation Committee has not nor does it have any current intention to delegate any of its authority to a subcommittee. For more information on the responsibilities and activities of the Compensation Committee, including its processes of determining executive compensation, see the “— Compensation Discussion and Analysis” section included in this proxy statement. The Compensation Committee acts pursuant to a written charter posted on our website at http://ir.conexant.com/documentdisplay.cfm?DocumentID=6467. In the opinion of the board of directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met six times during the 2010 fiscal year and acted by unanimous written consent two times.
2010 Board Meetings
     The board of directors held eight meetings and acted by unanimous written consent one time during the 2010 fiscal year. Each director is expected to attend each meeting of the board and those committees on which he serves. No sitting director attended less than 75% of all the meetings of the board and those committees on which he served in the 2010 fiscal year. In addition, the independent directors held four meetings during the 2010 fiscal year. Directors are expected to attend our annual meetings of stockholders. All currently serving directors, who were members of the board of directors as of the time of the 2010 Annual Meeting of Stockholders, attended that meeting in person or by telephone.
Stockholder Communications with Directors
The board of directors has implemented a process for the stockholders to send communications to the board. Any stockholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the Secretary of Conexant at 4000 MacArthur Boulevard, Newport Beach, California 92660, who has been instructed by the board to forward promptly all such communications to the addressees indicated thereon.
Board Role in Risk Oversight
     Our management has primary responsibility for identifying and mitigating risks to our company. The board’s role in risk oversight is one of overall responsibility for oversight with a recognition of the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decision making. It covers legal and regulatory matters, finance, and operations. Throughout the fiscal year, the board and its committees review and monitor risk management. In addition, there is a Risk Management Committee consisting of members of management, which oversees and analyzes strategic, operational, financial reporting and compliance risks and reports to the Audit Committee and/or board as appropriate. The board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include on-going monitoring of various risks including those associated with long-term strategy and business operations; regulatory and legal compliance; and financial reporting.
     We believe that our leadership structure, discussed in detail under the heading “— Board Leadership Structure and Meetings of the Independent Directors” above, supports the risk oversight function of the board for the same reasons that we believe the structure is most effective for us in general, that is, by providing unified leadership through a single person, while allowing input from independent board members, all of whom are fully engaged in board deliberations and decisions.
     The board’s three standing committees, all composed entirely of independent directors, are each integral to the control and compliance aspects of risk oversight by our board and have been delegated responsibility for the oversight of specific risks as follows:
•	The Audit Committee oversees risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our compensation plans and the effect the compensation structure may have on business decisions and on the attraction and retention of qualified management.

•	The Governance and Board Composition Committee oversees risks related to our governance structure, the evaluation of individual board members and committees, and certain types of litigation.
     Each of these committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees meets at least as often as the full board and frequently when the full board meets. This ensures that each committee has adequate time for in-depth review and discussion of all matters associated with each committee’s area of responsibility. After their meetings, each committee reports to the board, sometimes without the chairman and CEO present, for a discussion of issues and findings as well as any board recommendations of appropriate changes or improvements.
     In particular, we have reviewed our compensation programs to determine whether they encourage unnecessary or excessive risk taking and have concluded that they do not. We believe that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives focused on long-term stockholder value creation. While our cash bonuses are generally based on quarterly or semiannual results, such bonuses are generally capped and represent only a portion of each individual’s overall total compensation opportunities. We also generally have discretion to determine bonus payments (or pay no bonus) for all employees, except the named executive officers for whom bonus amounts are determined by the Compensation Committee, based on individual performance and any other factors it may determine to be appropriate in the circumstances.
     Regarding our compensation arrangements for its executive officers, the Compensation Committee takes risk into account in establishing and reviewing these arrangements. The Compensation Committee believes that existing executive compensation arrangements do not encourage unnecessary or excessive risk because base salaries are fixed in amount. While our annual incentive program pool is based on our achieving specified performance goals in order for cash bonuses to be granted to executives under the program, the Compensation Committee determines the actual amount of each named executive’s cash bonus based on its assessment of company and individual performance. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to our success and that it does not encourage unnecessary or excessive risk taking.
     In addition, a significant portion of the compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of stockholders. For most executives, equity incentives constitute the majority of the executive’s total compensation opportunity. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and since grants are generally made on an annual basis and are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.

Certain Relationships and Related Person Transactions
     Pursuant to our written Standards of Business Conduct, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition with our interest or as an interference with such person’s primary duty to serve us. Each director and executive officer is required to complete an annual questionnaire that requires disclosure of any transaction between us and the director or executive officer or any of his or her affiliates or immediate family members. A copy of our Standards of Business Conduct can be accessed on our website at http://ir.conexant.com/governance.cfm.
     In addition, our board has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person has or will have a material direct or indirect interest. For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of the last fiscal year was, one of our directors or executive officers or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all of the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.
     Under the policy, once a related person transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the Audit Committee is to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee. The Audit Committee must approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of the stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family members is a related person.
Related Person Transactions
     We have entered into indemnification agreements with each of our directors and executive officers and with certain other executives. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us. Other than these indemnification agreements, there were no transactions by any of the directors or executive officers in fiscal 2010 that were required to be reported pursuant to the Related Person Transactions Policy, the Standards of Business Conduct Policy or otherwise.
Director Education
     The board encourages its members to participate in continuing education programs on topics that will assist members in better fulfilling their responsibilities. Non-employee directors will be reimbursed for reasonable education expenses. See “— Non-Employee Directors’ Compensation” below.
Non-Employee Directors’ Compensation
     Non-employee directors receive a base retainer of $30,000 per year for board service and an additional retainer for service on committees of our board, an annual stipend of $15,000 for services as the Lead Independent Director, an annual fee of $7,500 for service as a member of a committee or an annual stipend of $15,000 for service as a committee chairman, except for the chairman of the Audit Committee, who receives $20,000. In addition, each non-employee director receives $1,500 per day for each board meeting attended in person or by telephone. Each non-employee director also receives $1,000 for each committee meeting attended either in person or by telephone.

     All of our directors have stock options, granted under the Directors Stock Plan, which plan was suspended on August 20, 2008.
     On February 18, 2010, each non-employee director received a grant of 17,000 RSUs. These RSUs will vest as shares of Conexant common stock after the non-employee director retires from service on the board of directors, provided that such retirement occurs more than one year after the date of grant. These RSUs were granted out of our 2010 Equity Incentive Plan. On May 12, 2010, each non-employee director received a grant of 15,000 RSUs. These units will vest as shares of Conexant common stock after the non-employee director retires from service on the board of directors, provided that such retirement occurs more than three years after the date of grant. These RSUs were also granted out of our 2010 Equity Incentive Plan.
     With respect to annual RSU grants from the 2010 Equity Incentive Plan, the board determined to use a formal methodology to determine the value of such grants. The value of an RSU grant will be a function of the 200-day moving average closing price of Conexant common stock, and the maximum amount of any individual grant will be 25,000 RSUs per year. However, the board of directors may in it sole discretion modify this methodology and the maximum amount of any RSU grant. Newly elected non-employee directors will be granted RSUs with a value of $125,000, based on the 200-day moving average closing price of Conexant’s common stock, up to a maximum of 50,000 RSUs, which would vest upon the non-employee director’s retirement from service on the board of directors, provided that such retirement occurs more than three years after the date of grant.
     In connection with the merger, our non-employee directors may be entitled to certain benefits with respect to their outstanding and unvested equity awards with respect to shares of Conexant common stock. For a more detailed discussion of the terms of the merger agreement with respect to the treatment of outstanding equity awards in connection with the merger, see “Proposal No. 1 — Adoption of the Merger Agreement — The Merger Agreement — Treatment of Stock Options and Other Equity-Based Awards” beginning on page 42.
     In addition, effective June 1, 2010, we amended our existing Matching Gift Program so as to provide for a match by us of $2 for each $1 cash donation (by any employee or any non-employee director) up to a total match of $5,000 per fiscal year. Cash donations eligible for a matching gift must be made to an accredited educational institution as deemed appropriate by us.
     We also determined that once in every three-year period we will reimburse directors for education expenses related to board governance, service, and other board education programs. Directors are encouraged to seek reimbursement on a pro-rata basis from all boards on which such directors serve at the time such expenses are incurred.
     Directors are also reimbursed for transportation and other expenses actually incurred in attending board and committee meetings.
     The table below sets forth the compensation for our non-employee directors for fiscal 2010. The compensation paid to Mr. Mercer, our chairman and CEO, as an employee, is presented in the Summary Compensation Table and related explanatory tables below. Mr. Mercer does not receive any additional compensation for his services as a director.

Director Compensation for Fiscal 2010

				All Other
	Fees Earned or Paid	Stock Awards	Option Awards	Compensation
Name	in Cash ($)	($)(1)	($)(2)	($)	Total ($)
William E. Bendush	85,000	132,310	—	—	217,310
Steven J. Bilodeau	79,750	132,310	—	—	212,060
F. Craig Farrill	55,000	132,310	—	—	187,310
Balakrishnan S. Iyer	92,000	132,310	—	—	224,310
Matthew E. Massengill	57,750	132,310	—	—	190,060
Jerre L. Stead	71,250	132,310	—	—	203,560

(1)	The amounts reported in this column reflect the fair value on the grant date of the RSU awards granted to non-employee directors during fiscal 2010. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For additional information on valuation assumptions, refer to note 1 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended October 1, 2010, as filed with the SEC. Each non-employee director received 17,000 RSUs on February 18, 2010 and 15,000 RSUs on May 12, 2010. The grant date fair market value of these RSUs for each director determined at the time of grant was $5.03 and $3.12 per share, which were the closing market prices of Conexant common stock on the respective dates of grant.

(2)	No stock options were granted to the directors in fiscal 2010. Total stock options held by directors as of the end of fiscal 2010 were as follows: Bendush — 4,000, Bilodeau — 16,594, Farrill — 26,739, Iyer — 82,663, Massengill — 4,000, Mercer — 13,934, Stead — 26,739.
Report of the Audit Committee
     The Audit Committee has furnished the following report on Audit Committee matters:
     The Audit Committee operates under a written charter adopted by the board of directors. It is available on our website at http://ir.conexant.com/governance.cfm. The charter was last amended effective on May 12, 2010. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee consists entirely of independent directors, as defined under applicable rules of NASDAQ and the SEC, and each member is an “audit committee financial expert” as defined by SEC rules.
     The Audit Committee has reviewed and discussed the written disclosures and letter from Deloitte & Touche LLP, referred to as Deloitte & Touche, our independent registered public accountants, as required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche its independence from us. Non-audit services provided by Deloitte & Touche were considered in evaluating its independence. Based upon this review and the representations by the independent auditors, the Audit Committee satisfied itself as to the independence of Deloitte & Touche.
     The Audit Committee also reviewed and discussed with Deloitte & Touche the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the results of the examination of our consolidated financial statements for fiscal 2010. The Audit Committee also reviewed and discussed the results of internal audit examinations and reviewed and discussed the audited financial statements with management. Based on the reviews and discussions, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2010.
     The Audit Committee also reviewed and discussed management’s report on its assessment of the effectiveness of internal control over financial reporting as of October 1, 2010 and the report from Deloitte & Touche on the effectiveness of our internal control over financial reporting as of October 1, 2010. Based upon the reviews and discussions with management, our internal auditors and Deloitte & Touche, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting and the report from Deloitte & Touche as of October 1, 2010 in our Annual Report on Form 10-K for fiscal 2010.

     The Audit Committee has selected Deloitte & Touche as the independent registered public accounting firm for fiscal 2011. The board is recommending that stockholders ratify this selection at the annual meeting.
Audit Committee

William E. Bendush, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer

EXECUTIVE COMPENSATION
Executive Officers
     The name, age, office and position held with us, and principal occupations and employment during the past five years of each of our executive officers are as follows:
     D. Scott Mercer, age 60 — See “Proposal No. 2 — Election of Directors — Information as to Nominees for Directors and Continuing Directors” for Mr. Mercer’s biographical information.
     Sailesh Chittipeddi, age 48 — Mr. Chittipeddi has served as our president and chief operating officer since November 18, 2010. He was co-president since June 2009. He served as our executive vice president, global operations and chief technology officer from April 2008 to June 2009. From June 2006 to April 2008, he served as our senior vice president of global operations. From 2001 to 2006, he served as a director in the global operations organization at Agere Systems, Inc. (semiconductors and related devices).
     Christian Scherp, age 45 — Mr. Scherp has served as our executive vice president, global sales since November 18, 2010. He was our co-president from June 2009 through November 2010. From April 2008 to June 2009, he was our president. From June 2005 to April 2008, he was our senior vice president of worldwide sales. From May 2004 to June 2005, Mr. Scherp was the vice president and general manager of the wireless/wireline communications group at Infineon Technologies of North America (semiconductors and related devices).
     Jean Hu, age 47 — Ms. Hu has served as our chief financial officer, treasurer and senior vice president, business development, since June 2009. From December 2008 to June 2009, she served as our chief financial officer and senior vice president, business development. From February 2006 to December 2008, she served as our senior vice president, strategy and business development. From February 2004 to February 2006, she served as our vice president, strategy and business development.
     Mark D. Peterson, age 48 — Mr. Peterson has served as our senior vice president, chief legal officer, and secretary since March 2008. From August 2007 to March 2008 he served as senior vice president, general counsel, and secretary of Targus Group International, Inc. (mobile computing accessories). From October 1997 to August 2007, he served in various senior roles, including senior vice president, general counsel, and secretary at Meade Instruments Corp. (consumer and industrial optical instruments and equipment).
Compensation Discussion and Analysis
     The following discusses the material elements of the compensation programs for our principal executive officer, principal financial officer and other executive officers, referred to collectively as the named executive officers, identified in the Summary Compensation Table in this proxy statement. The information presented includes a discussion of the overall objectives of our compensation programs and each element of compensation provided to the named executive officers. As of the end of fiscal 2010, the named executive officers are D. Scott Mercer, chairman of the board and CEO; Christian Scherp, president; Sailesh Chittipeddi, president; Jean Hu, chief financial officer, treasurer and senior vice president, business development; and Mark D. Peterson, senior vice president, chief legal officer and secretary.
The Compensation and Management Development Committee
     The Compensation Committee evaluates and approves the compensation programs and policies applicable to our named executive officers, including determining all components of compensation to be paid to the named executive officers and administering our stock plans (including reviewing and approving equity grants to executive officers), and also periodically reviews the compensation of other senior executive officers who have significant managerial responsibility. The Compensation Committee also assists the board of directors in developing and evaluating executive positions and overseeing executive performance and succession. A more detailed description of the Compensation Committee’s composition, function, duties and responsibilities is set forth in this proxy statement under the heading “Proposal No. 2 — Election of Directors — Information Concerning the Board of Directors — Board Committees and Committee Meetings.”
Guiding Principles and Compensation Objectives
     We believe that executive compensation should be based on a “pay-for-performance” philosophy that rewards executives for performance and focuses management on critical short term and long-term objectives. Our compensation programs are intended to link a substantial portion of each executive’s total compensation opportunity to individual performance, business unit performance (where applicable), Our overall business and financial performance and increases in stockholder value. We believe that this type of performance-based compensation is appropriate for our business and industry and provides the flexibility necessary to achieve the primary objective of attracting, motivating and retaining key talent for our senior management, other executive officers and employees generally while protecting the interests of the stockholders.
     We seek to provide executive compensation that is competitive in its industry in order to attract, motivate and retain quality talent. The mix of compensation is designed to reward recent results and motivate long-term performance. A key objective of our compensation programs is to achieve sustained year-over-year performance by requiring that executive officers and other key members of senior management have a significant portion of their compensation tied to stockholder value. At the senior executive level, this is done by providing an equity stake in our company, which serves as a material retention tool for management and ties their performance directly to stockholder performance. Equity awards are used as an incentive to retain key employees and as an inducement for the hiring of new executives. There are many factors, both internal to us and external in the marketplace, which are considered when designing and implementing our compensation programs. The Compensation Committee’s judgment in making its decisions is a critical part of the program and helps give us flexibility in designing incentives to attract qualified executives in the current employment market.
Role of Compensation Consultant
     In an effort to strengthen governance practices in the area of compensation and assist with compliance of evolving compensation practices during the fiscal year, the Compensation Committee retained Frederic W. Cook & Co., referred to as FWC, as its independent compensation consultant. FWC’s role in supporting the committee is to bring expertise, experience, independence and objectivity to our deliberations with regard to compensation issues presented as requested by the committee. FWC provides market intelligence on compensation trends along with general views and specific advice on our compensation programs and practices. During fiscal 2010, FWC reviewed and advised us and the Compensation Committee on several topics in fiscal 2010, including the CEO’s pay-for-performance disclosure, the perquisite program for named executive officers, the named executive officer agreements and the disclosures regarding compensation of named executive officers described in this proxy statement. The Compensation Committee retains the right to hire and independently direct the work of its independent compensation consultant in its sole discretion. FWC will not provide any other services to us without the approval of the Compensation Committee.
     Also during fiscal 2010, we discussed with Semler Brossy Consulting Group, LLC, referred to as Semler Brossy, the design of programs that affect director compensation. Semler Brossy is directed by our human resources department and management and provided analysis which is provided to the Compensation Committee for its review and consideration regarding director compensation. Except for the foregoing, we did not receive any other services from Semler Brossy in fiscal 2010.
Determining Compensation Levels
     Our chairman and CEO and our senior vice president, human resources provide information and context to assist the Compensation Committee in reaching compensation and development decisions with respect to our named executive officers other than the chairman and CEO. The Compensation Committee periodically meets in executive session, as it deems appropriate and without management, to discuss and determine the compensation and performance of the chairman and CEO. The chairman and CEO is not present during deliberation on his compensation and does not participate in the Compensation Committee’s decision on setting his pay levels. The other named executive officers do not play a role in their own compensation determinations, other than discussing individual performance objectives with the chairman and CEO.
     Based on the Compensation Committee’s assessment of (1) data from industry peers and national surveys, (2) the report of its independent compensation consultant and (3) performance judgments as to the past and expected future contributions of individual executive officers, the Compensation Committee establishes base salaries, short-term annual incentives and long-term incentives for each named executive officer. For each individual named executive officer, each component of compensation is generally intended to be near the median of the competitive data for comparable positions at similar companies. However, the Compensation Committee does not establish compensation at particular levels with respect to market data and may use its discretion to set any one or more of the components of compensation at levels higher or lower than the median depending on its assessment of an individual executive’s role, responsibilities and performance, internal pay equity within our company and our need to attract qualified individuals from the external market. While there is no specific formula used to establish executive compensation, the Compensation Committee considers the total compensation (earned or potentially available) of our executive officers in establishing each component of compensation.
     Use of External Survey Data. In establishing compensation levels for our executive officers, the Compensation Committee considers executive compensation levels of U.S.-based semiconductor and other high technology companies, including companies of similar size, scope, competitors for talent and industry, to us. For fiscal 2010, the Compensation Committee used the proprietary Radford High Tech survey database which provides data specific to the high technology and semiconductor industry compensation practices to review pay levels for the named executive officers as well as for other select executives being reviewed by the Compensation Committee. The Radford survey data includes more than 90 High Tech semiconductor companies and allows the compensation data to be sorted and grouped by revenue for comparison purposes. Also the list of comparable semiconductor companies has been established for comparison purposes. The Compensation Committee established the group in fiscal 2009 based on semiconductor companies of similar revenue size, competitors for talent, competitors for customers and market capitalization. No companies have been added or removed since the group was established last fiscal year.

Atheros Communications, Inc.	PMC-Sierra, Inc.

Cirrus Logic, Inc.	RF Micro Devices, Inc.

DSP Group, Inc.	Silicon Image, Inc.

Integrated Device Technologies, Inc.	Silicon Laboratories, Inc.

Intersil Corporation	Silicon Storage Technology, Inc.

Microsemi Corporation	Skyworks Solutions, Inc.

Mindspeed Technologies, Inc.	Standard Microsystems Corporation

OmniVision Technologies, Inc.	Zoran Corporation
     While market survey data is a reference point for decisions on compensation, we also rely on the recommendations of management and the judgment of the Compensation Committee, as well as outside consultants as requested, regarding appropriate pay levels for our executive officers. As outlined below with respect to specific elements of compensation, other factors may be considered when determining specific pay, primarily internal pay equity, achievement of business objectives and performance over the prior year, size and scope of current and future responsibilities, long-term potential to enhance stockholder value, individual pay history, and organizational leadership.

Elements of Compensation During Fiscal 2010
     Base Salary. Base salary is intended to provide our named executive officers with a reasonable and necessary competitive fixed compensation required to attract and retain their services. The Compensation Committee reviews the base salaries of each of our named executive officers periodically, in the context of individual and company performance, market survey data, our overall ability to pay, internal equity, contractual arrangements, the experience level and contribution of the executive to us, and other factors.
     In September 2010, as a result of his role in the recent restructuring of our debt and our financial and operational performance and our assessment of his performance throughout the year, the Compensation Committee awarded Mr. Mercer a base salary increase of $100,000 resulting in a salary rate of $650,000. During fiscal 2010, the Compensation Committee also reviewed the salaries of our other named executive officers, and no changes were made. The annual base salary rates for our named executive officers as in effect at fiscal year-end 2010 were as follows:

Name	Annual Base Salary
D. Scott Mercer	$650,000

Sailesh Chittipeddi	$375,000

Christian Scherp	$375,000

Jean Hu	$350,000

Mark D. Peterson	$312,500
     See also “— Subsequent Board and Committee Actions” below regarding changes to Mr. Chittipeddi’s compensation after the end of the fiscal year.
     Short-Term Incentive Compensation. Our short-term incentive compensation awards provide alignment of the achievement of key quantitative or qualitative objectives achieved by named executive officers during the year to incentive cash payouts, as determined and approved by the Compensation Committee. In October 2009, the Compensation Committee adopted our fiscal 2010 annual bonus plan named the 2010 Management Incentive Plan, referred to as the 2010 Plan. The 2010 Plan serves as a framework under which target bonuses were established for the named executive officers. The 2010 Plan is a discretionary plan. The Compensation Committee reviewed the achievement of core operating income to determine the general performance level for the period. For purposes of the 2010 Plan core operating income is defined as the core gross profit less core operating expenses including the payout made under the Employee Incentive Plan, referred to as the EIP, but excluding the awards under the 2010 Plan. The Compensation Committee believes that the attainment of core operating income levels provides the appropriate measure for funding the 2010 Plan because it measures both the growth and operational effectiveness of our performance and management team effectiveness. For the named executive officers, the Compensation Committee also takes into consideration individual performance, our overall performance and its subjective discretion. Also, to more effectively measure our financial goals and focus management on the near term performance, the plan was designed as two (2) six month halves (as opposed to an annual performance period and payout). Under the 2010 Plan, the Compensation Committee, in its sole discretion, has the authority to increase or decrease individual awards from the target levels. No named executive officers had a guaranteed award under this plan.
     In October 2009, the bonus targets for Mr. Mercer, Mr. Scherp, Mr. Chittipeddi, Ms. Hu and Mr. Peterson were set by the Compensation Committee and were consistent with the levels established for each executive in recent years. The Compensation Committee reviewed the targeted amounts versus industry survey data, prior year levels and internal equity as a part of the establishment of the 2010 target bonuses. The annual target bonuses (as a percentage of each named executive officer’s base salary) for our named executive officers for fiscal 2010 are as follows:

Name	Target Bonus for FY2010
D. Scott Mercer	100%

Sailesh Chittipeddi	80%

Christian Scherp	80%

Jean Hu	70%

Mark D. Peterson	60%
     As described above, bonuses under the 2010 Plan are determined by the Compensation Committee in its discretion. In May of 2010, the Compensation Committee reviewed our first half core operating income performance, which was significantly above our plan for the first half. We achieved a core operating income of $29.3 million which was approximately 42% above the targeted level for the first half of 2010. Based on this achievement the Compensation Committee determined a payout of 125% of the first half target bonus for our named executive officers. However, based on the outstanding overall company performance and their roles in the restructuring of our debt, Mr. Mercer and Ms. Hu received bonus payouts of 145% and 147% of target bonus for the first half performance. As a result, our named executive officers received the following payouts under the 2010 Plan for the first half performance:

			FY2010 Plan-
	FY2010 Plan-	FY2010 Plan-	Payout as a % of
Name	First Half Target Bonus	First Half Payout	Target Bonus
D. Scott Mercer	$275,000	$400,000	145%

Sailesh Chittipeddi	150,000	187,500	125%

Christian Scherp	150,000	187,500	125%

Jean Hu	122,500	180,000	147%

Mark D. Peterson	93,750	117,188	125%
     In November of 2010, the Compensation Committee reviewed and made payouts under the second half of the 2010 Plan. During the second half of the 2010 Plan, core operating income was below the targeted levels. We achieved a core operating income of $23.4 million which was approximately 11% below the targeted level for the second half of 2010. Based on this outcome the Compensation Committee determined a payout of 13% of the second half target bonus for the named executive officers. Various adjustments were made by the Compensation Committee based on individual and business function performance for the period. As a result, our named executive officers received the following payouts under the 2010 Plan for the second half performance:

	FY2010 Plan-		FY2010 Plan-
	Second Half Target	FY2010 Plan-	Payout as a % of
Name	Bonus	Second Half Payout	Target Bonus
D. Scott Mercer	$325,000	$50,000	15.4%

Sailesh Chittipeddi	150,000	27,000	18.0%

Christian Scherp	150,000	10,000	6.7%

Jean Hu	122,500	20,000	16.3%

Mark D. Peterson	93,750	16,000	17.1%
     At this time, the Compensation Committee also completed the annual performance review process regarding the fiscal 2010 performance of our chairman and CEO. The Compensation Committee evaluated Mr. Mercer’s performance in a variety of areas including the overall vision, direction, strategy and operational plans implemented, leadership and effectiveness of his management, relationships with stakeholders of our company, and the major achievement in 2010 of restructuring our long-term debt. This review is not formula driven, it is intended to provide an overall review of his performance as a general guideline in reviewing his pay versus his performance. The Compensation Committee believes that the bonus payments made to Mr. Mercer under the 2010 Plan are consistent with the performance review conducted and accurately reflect his and the management team’s outstanding achievement in the first half to meet and exceed our expectations on core operating income as well as the restructuring of the debt, and is also consistent with the weakness in the second half performance which is also reflected across the performance of the semiconductor industry as a whole. The chart below summarizes the payouts for the named executive officers under the 2010 Plan for each half and for the year.

	FY2010 Plan-	FY2010 Plan-	FY2010 Plan-
Name	First Half Payout	Second Half Payout	Total
D. Scott Mercer	$400,000	$50,000	$450,000
Sailesh Chittipeddi	187,500	27,000	214,500
Christian Scherp	187,500	10,000	197,500
Jean Hu	180,000	20,000	200,000
Mark D. Peterson	117,188	16,000	133,188
     The following describes other cash bonuses, not paid under the 2010 Plan, that were awarded to our named executive officers during fiscal 2010. Several of the cash-based awards outlined below were made as a result of fiscal 2009 performance and the resulting payments are being reflected in fiscal 2010 compensation.
     On November 11, 2009, the Compensation Committee awarded Mr. Chittipeddi a cash retention award in the amount of $100,000 in recognition of his operational efforts on the Broadband Access business unit sale, the committee’s determination that our recent performance on margin percentage and inventory turns had been outstanding, and to encourage his continued performance in these areas over the next year as the operations and execution leader of our company. Earning the award was contingent upon Mr. Chittipeddi’s remaining continuously employed with us or one of our subsidiaries through November 11, 2010.
     Each of our named executive officers other than Mr. Mercer also received a discretionary bonus in fiscal 2010 under our Refresh & Renew program. The program is designed to recognize specific individual or team accomplishments that include an extensive commitment of time over an extended period. We will reimburse the employee for actual vacation expenses incurred during the employee’s time off and pay the associated taxes related to the payment. The intent of the payment is to encourage employees that dedicate significant time and energy to our company to be able to enjoy their time off and return to work more engaged, energized and focused. This is a broad-based recognition program available to all employees. Beginning in fiscal 2011, no new Refresh and Renew awards will be provided to named executive officers.
     Long-Term Incentive Compensation. We have a long-term incentive program that we believe provides a direct link between employee incentives and the creation of additional stockholder value. We believe long-term incentive grants for executive officers and key employees are an important element of compensation in the semiconductor industry.
     Historically, long-term incentive compensation has been delivered through the grant of stock options (and in certain cases, RSUs or performance shares) to executive officers and most employees. In recent years, our equity awards to executive officers and other employees have been in the form of RSUs. We believe that these RSU awards are effective in both retaining executives and providing performance incentives because the awards link the recipient’s interests with those of the stockholders, since the ultimate value of the awards is dependent upon stock price.
     The Compensation Committee reviews and approves all material aspects of the long-term incentive awards for our named executive officers— who receives an award, the amount of the award, the grant price of the award, the timing of the awards as well as any other aspect of the award it may deem material, taking into account such factors as it deems appropriate in the circumstances and subject to the terms of the applicable stock plan. In addition to competitive market data, the Compensation Committee generally considers the number of shares of Conexant common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the stock plans in order to balance the intended incentives with the dilution that results from grants of equity interests. Individual executive stock awards may be based on many individual factors such as relative job scope and contributions made and the number of shares held by the executive officer. The Compensation Committee’s policy is to grant equity awards to incent future performance or recognize and retain employees on an as-needed basis. The Compensation Committee also takes into consideration dilution and shares available to grant when making the determination on the timing of grants.
     During fiscal 2009, we were in the midst of the global economic downturn, the divestiture of our second business unit within two years, significant operating expense reductions and working to improve our capital structure and financial performance. As a result, our management and Compensation Committee agreed that it would be appropriate not to provide a broad based equity award to executives and other employees during this time of transition. Providing a long-term incentive to participants who were unlikely to continue their employment with the ongoing company was not thought to be appropriate or a prudent use of equity. Therefore, long term incentive awards for fiscal 2009 performance were delayed until late calendar year 2009 and actually were granted in early fiscal 2010, so they are shown in the fiscal 2010 portion of the “Summary Compensation Table — Fiscal Years 2010, 2009 and 2008,” although they were granted for 2009 performance. Many of our named executive officers had not received a grant for 18 months due to this delay. In addition, the Compensation Committee made several other grants in fiscal 2010 to the named executives for 2010 performance which are also shown in the 2010 Summary Compensation Table. Under SEC rules, both the equity awards granted based on performance in fiscal 2009 and the equity awards granted based on performance in fiscal 2010 are reported in the “Summary Compensation Table — Fiscal Years 2010, 2009 and 2008” below as compensation for fiscal 2010 as each of these awards was actually granted during fiscal 2010.
     The following describes grants highlighted in the Summary Compensation Table and the Grants of Plan-Based Awards table. On October 29, 2009, the Compensation Committee approved a one-time grant of RSUs to the named executive officers for their fiscal 2009 performance. Mr. Mercer received 425,000 RSUs; Messrs. Chittipeddi and Scherp, the co-presidents, each received 200,000 RSUs; Ms. Hu received 175,000 RSUs; and, Mr. Peterson received 125,000 RSUs. The RSUs granted to Messrs. Mercer, Chittipeddi and Scherp will vest on November 2, 2011; half of the RSUs granted to Ms. Hu and Mr. Peterson vested on November 2, 2010 and the remainder will vest on November 2, 2011. The grant was made on November 2, 2009 from the 2000 Non-Qualified Stock Plan. The intent of the grant was to help to retain the management team expected to be a part of the ongoing company using unvested Conexant shares that also align their long-term compensation with the interests of stockholders. It was also important to the Compensation Committee that these awards had meaningful award values and timeframes associated with the grants that would create retentive value linked to share price. The equity award value for each participant was determined by considering the overall equity usage and dilution to our company, reviewing survey data for each named executive officer position, individual performance and considering internal equity and the impact of the executive’s role on stockholder value.
     For fiscal 2010 performance, we granted the following awards from the stockholder approved 2010 Equity Incentive Plan.

     On May 12, 2010, the Compensation Committee approved a grant of 300,000 RSUs for Mr. Mercer. The award was made by the Compensation Committee based on its subjective assessment of Mr. Mercer’s performance and contribution in our achievement of operating results, the restructuring of our balance sheet, and the refinancing of our outstanding debt. Accordingly, this RSU grant aligns his pay level with his strong performance. This grant of RSUs is subject to a three (3) year cliff vesting schedule, which serves as both a retention and an incentive award that is aligned with the growth of stockholder value.
     The Compensation Committee granted to Mr. Scherp, Mr. Chittipeddi, and Ms. Hu, the following equity awards: 100,000 RSUs, 100,000 RSUs, and 75,000 RSUs on August 10, 2010, respectively. Mr. Scherp, Mr. Chittipeddi, and Ms. Hu also received 150,000 RSUs, 150,000 RSUs, and 100,000 RSUs on September 24, 2010, respectively. Also, on September 24, 2010, the Compensation Committee approved a grant of 75,000 RSUs to Mr. Peterson. Each of these grants is subject to a two (2) year cliff vesting schedule, which serves as both a retention and an incentive award that is aligned with the growth of stockholder value. The award value was determined by the Compensation Committee based on its subjective assessment of the need to retain these key executives with the award values based on meaningful values in relationship to their base salaries and in consideration of their roles and levels in the organization.
     Perquisites. During fiscal 2010, we provided limited perquisites to senior management, including the named executive officers. One of the perquisites is the annual physical exam reimbursement program. We believe it is important to encourage the senior executive team to remain focused on their year-over-year health by annually reimbursing executives for completing their physical exam. In addition, it is in our best interests and those of the stockholders to have a healthy, fully functioning and active executive team. In January of 2010, we implemented the reimbursement of tax planning services of up to $1,000 per year for senior management including the named executive officers. The intent of the perquisite is to allow management to remain focused on our business, while complying with their personal tax filing responsibilities.
     On September 24, 2010, the Compensation Committee reviewed the executive perquisite program for the named executive officers and made several changes which are designed to streamline our executive perquisites. Beginning January 1, 2011, the perquisite program for the members of senior management, including the named executive officers, will consist of an annual payment of $10,000 (less applicable withholding taxes) to be included in the first paycheck of the calendar year, which payment will not be tied to any specific usage or perquisite and which payment the Compensation Committee may determine to modify or eliminate at any time solely within its discretion. The practice of reimbursing for perquisite expenses will be discontinued once the new perquisite allowance approach begins. The Compensation Committee decided to continue the perquisites in this manner, rather than adding it to salary, and thereby not increasing bonus payouts, cost of severance, or other elements of pay.
     The Compensation Committee also reviewed our practice of having open-ended living and transportation allowances for Mr. Mercer and Mr. Scherp as a result of their primary residences being outside of Southern California. In fiscal 2010 Mr. Mercer received an allowance of $10,000 per month and Mr. Scherp, one of our presidents, received $7,500 per month. The Compensation Committee and we believe that it would not have been able to gain and retain the services of these two executives if relocation had been a condition of employment. The allowance was established to serve as a replacement for the relocation for these executives which we anticipated may have been more costly and potentially disruptive to our business and the executives’ personal lives. The Compensation Committee believes that Mr. Mercer’s presence in Newport Beach, as chairman and CEO, is vital to us. As a result of the review, the Compensation Committee approved elimination of Mr. Mercer’s living and transportation allowance effective December 31, 2011. Mr. Mercer has agreed to this change and continues to work from our corporate offices in Newport Beach, California. Mr. Scherp’s current responsibilities require him to travel extensively and do not require him to live or have a principal office in Newport Beach. Accordingly, the Compensation Committee approved elimination of his living and transportation allowance effective December 31, 2010, at which time his office location will no longer be in Newport Beach.
     CEO Pay-for-Performance Analysis. Over fiscal 2010, the Compensation Committee has reviewed our financial performance, total stockholder return and the achievement of Mr. Mercer’s qualitative strategic objectives for the year. The Compensation Committee takes into consideration all of these areas of performance when making its subjective pay decisions for Mr. Mercer, chairman and CEO, however, based on timing of stock awards displayed in the Summary Compensation Table. We believe Mr. Mercer’s year-over year compensation increase in fiscal 2010 compared to fiscal 2009 as shown in the Summary Compensation Table does not appropriately reflect his compensation for those years. Mr. Mercer was hired in April of 2008 and subsequently, we made several divestitures to improve the balance sheet and debt structure. In August of 2009, we were completing the divestiture of the Broadband Access business; and, in an effort to focus the fiscal 2009 RSU grant on employees who would be part of the ongoing business concern, we delayed the fiscal 2009 grant for all eligible employees, including the named executive officers, until November 2, 2009, which was actually in our fiscal 2010. The Compensation Committee awarded Mr. Mercer 425,000 RSUs for his work during fiscal 2009, which was the first grant since his new hire grant. Although this grant of 425,000 RSUs is shown as part of fiscal 2010 compensation as required by SEC rules, the Compensation Committee believes the disclosure does not reflect the intent of the award or the alignment of Mr. Mercer’s pay to the performance period for which the award should be matched. The two charts below illustrate the intended alignment of Mr. Mercer’s pay with his November 2, 2009 RSU grant reallocated to fiscal 2009 versus the Summary Compensation Table required by SEC rules. (Note that the only differences in the two charts below are in the “Stock Awards” and “Total” columns.)
Summary Compensation Table — Per SEC Proxy Rules

							Non-Equity
				Stock		Option	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards		Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)		($)	($)	($)	($)
D. Scott Mercer	2010	553,846	—	2,121,750	(1)	—	450,000	122,233	3,247,829	(2)

Chairman of the board and	2009	550,000	250,000	—		—	300,000	122,322	1,222,322

CEO	2008	253,846	—	1,060,000		—	300,000	126,444	1,740,290

(1)	Awards include 425,000 RSUs at a grant price of $2.79 on November 2, 2009 and 300,000 RSUs at a grant price of $3.12 on May 12, 2010. The value at grant of 425,000 RSUs at $2.79 is $1,185,750 and the value at grant of 300,000 RSUs at $3.12 is $936,000, for a total equity value of $2,121,750 in fiscal 2010.

(2)	As disclosed per SEC Proxy Rules, Mr. Mercer’s total compensation, which includes two equity awards for fiscal 2010, is greater than the fiscal 2009 total, which does not include an equity award.
Summary Compensation Table — With the Nov. 2, 2009 RSU Grant Allocated to Fiscal 2009

							Non-Equity
				Stock		Option	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards		Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)		($)	($)	($)	($)
D. Scott Mercer	2010	553,846	—	936,000	(1)	—	450,000	122,233	2,062,079	(2)

Chairman of the board and	2009	550,000	250,000	1,185,750	(3)	—	300,000	122,322	2,408,072

CEO	2008	253,846	—	1,060,000		—	300,000	126,444	1,740,290

(1)	Represents an award of 300,000 RSUs at a grant price of $3.12 on May 12, 2010. The value at grant of 300,000 RSUs at $3.12 is $936,000.

(2)	With the allocation of Mr. Mercer’s November 2, 2009 grant to fiscal 2009 pay, his total compensation for fiscal 2010 is $2,062,079, which is $345,993 or about 14% less than the fiscal 2009 total.

(3)	Represents an award of 425,000 RSUs at a grant price of $2.79 on November 2, 2009. The value at grant of 425,000 RSUs at $2.79 is $1,185,750. This award was granted for 2009 performance and the chart allocates the grant to fiscal 2009 compensation.
     As required by SEC rules, the first chart above shows Mr. Mercer’s fiscal 2010 total compensation as $3,247,829 with two grants during the fiscal year versus fiscal 2009 which shows total compensation as $1,222,322 with no grant during the fiscal year. Under this chart it would appear Mr. Mercer’s total compensation increased significantly from fiscal 2009 to fiscal 2010. However, as shown in the second chart, if the grants made in fiscal 2010 are allocated to the performance years for which they were earned (425,000 RSUs valued at $1,185,750 allocated to fiscal 2009 and 300,000 RSUs valued at $936,000 allocated to fiscal 2010), Mr. Mercer’s total compensation actually goes down from fiscal 2009 to fiscal 2010. Mr. Mercer received RSU awards of 425,000 RSUs at a grant price of $2.79 on November 2, 2009 with a value of $1,185,750 and 300,000 RSUs at a grant price of $3.12 on May 12, 2010 with a value of $936,000.
     The Compensation Committee believes reallocating the RSU grants to the year in which they were earned, best reflects the intended awards earned by Mr. Mercer and accurately reflects the alignment of pay to performance and to stockholder value over the past two years.
     Severance and Change of Control Benefits. Severance and change of control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The benefits in the named executive officers’ employment agreements are intended to encourage employees to remain focused on our business in the event of potential or actual fundamental corporate changes. These benefits consist of continued base salary payments and certain health and welfare benefits, acceleration of the vesting of outstanding equity-based awards, such as options and RSUs, extension of post termination exercise periods for options and, in certain cases, tax gross-ups for certain excise taxes. Only Mr. Mercer is protected by the gross-up for excise taxes and no gross-up for excise taxes has been included in a new or materially amended agreement with any other named executive officer in fiscal 2010 and as illustrated in the Estimated Potential Incremental Payments upon Separation table.
     The employment agreements with the named executive officers provide severance payments and other benefits in an amount we believe is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because we consider a separation to be a company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. We also benefit by requiring a general release from separated employees. In addition, we have included post-termination non-compete and non-solicitation covenants in named executive officer employment agreements.
     In April of 2008, we entered into an employment agreement with Mr. Mercer who had previously served as a member of our board of directors since 2003. The board and the Compensation Committee reviewed and discussed the compensation elements of Mr. Mercer’s compensation package, acknowledging that he was taking over at a difficult time, when it was believed it would have been extremely difficult to find a CEO candidate with his background, experience and qualifications. Mr. Mercer’s agreement was formulated to protect him with certain severance benefits in the event we separated him from his added role as CEO in the event of a “good reason” as defined in his agreement or a termination other than for cause. In the event Mr. Mercer voluntarily leaves his role as CEO, he is not entitled to severance benefits or vesting of his stock awards and his continued service on the board would be decided by the full board and Mr. Mercer’s desire to continue his role on the board. In the event of a change of control, Mr. Mercer would only be eligible for severance benefits following a termination of service as outlined in his agreement, also known as a “double trigger.” His stock awards vest as outlined in his agreement. In the event Mr. Mercer were terminated for cause he would not be eligible for separation benefits or stock vesting and the board could elect to remove him from board service at that time. The Compensation Committee believes that Mr. Mercer’s agreement fairly represents and balances the interests of Mr. Mercer who elected to accept the role of CEO in addition to his responsibilities on the board, and the payment of severance benefits in the event we elect to end his employment.
     With our need to create stability in the CEO role and make it attractive for Mr. Mercer to accept the role, the Compensation Committee provided Mr. Mercer a guaranteed minimum of 50% of his bonus target in fiscal years

2008 and 2009. This was in lieu of any sign on bonus and it was thought that providing 50% of a bonus each year over two years was more retentive and encouraged stability in the role at no more cost to us than a one year bonus guarantee. Note that for fiscal years 2008 and 2009 the Compensation Committee awarded Mr. Mercer a bonus which was $50,000 greater than his guarantee as a result of his strong performance. This was the final payment of Mr. Mercer’s guarantee which has now ended. Following the employment agreement with Mr. Mercer in 2008, no other multi-year guaranteed bonus agreements have been made to our named executive officers.
     Also as a part of Mr. Mercer’s employment agreement, we provided for excise tax gross-up following a change of control. At the time of Mr. Mercer’s employment he was not serving as an employee of our company, but was being paid compensation as a non-employee board member. Because of this, Mr. Mercer’s “base amount,” which is the average W-2 compensation (and 1099 compensation for board members) over five years preceding the year in which a change of control occurs and the basis for calculating whether the excise tax is payable, was expected to be low for a number of years. As a result, the Compensation Committee determined that the excise tax gross-up provision was appropriate for Mr. Mercer, in light of his artificially low personal threshold before excise taxes were owed that resulted from mixing non-employee board member pay with senior officer compensation levels. Once Mr. Mercer’s tenure reaches five years with us there becomes a lesser chance that a change of control would trigger an excise tax as his “base amount” will be based on five years of earnings as CEO. The Compensation Committee will continue to review employment and severance agreements and change of control benefits based on need and individual situation. As a part of the future review of agreements, on February 8, 2010, the Compensation Committee determined that, effective immediately; it will not enter into any new or materially amended agreements with its named executive officers providing for (i) excise tax gross-up provisions with respect to payments contingent upon a change of control, or (ii) multiyear guaranteed bonus payments.
     In September 2010, the Compensation Committee approved non-material amendments to the employment agreements with Messrs. Mercer and Scherp to document the end dates of their respective living and transportation allowances. No other amendments were made. See the descriptions of the individual employment agreements with the named executive officers under “—— Employment and Separation Agreements” below for additional information.
     Retirement Benefits. We do not sponsor a defined benefit pension plan for any U.S. employee. For all U.S. employees, including the named executive officers, we provide a 401(k) Retirement Savings Plan with matching contributions by us as the only tax-qualified retirement plan. The 401(k) provides a basic benefit for employees and named executive officers to save money on a pretax basis for retirement. Without this benefit we believe we would have a disadvantage in attempting to attract and retain named executive officers and the broader based employee population. During difficult financial circumstances facing us in 2009, we suspended the company match which was 4% of base salary for each 6% of an employee’s contribution up to the statutory tax-qualified plan limits. As company performance improved, in early 2010 we reinstated the company match for most employees; with an employee contribution of 6%, the plan will provide a maximum company match of 2% of base salary up to the statutory tax-qualified plan limits. Our named executive officers and certain members of management are eligible to participate in our retirement programs; however, these individuals are not eligible for the company match in the program. The intent of reinstating the company match is to encourage retirement savings, which is a competitive part of benefits provided in the semiconductor industry. We believe it was more important to exclude management from participation and create a more meaningful benefit for the majority of employees, than including the management in the company match and having a lesser benefit provided to all eligible employees. We also believe that management, including the named executive officers, has a greater ability (versus the broader population) to fund retirement through other compensation vehicles including equity award participation. We will continue to review the design and company match contribution based on competitiveness, the need to attract employees at all levels and our ability to fund the program.
     Subsequent Board and Committee Actions. On November 18, 2010, our Compensation Committee adopted the 2010 Plan, an annual cash bonus program, for the fiscal year ending September 30, 2011. All named executive officers are eligible to participate in the 2010 Plan as well as such other employees as determined by the CEO. Each eligible employee, including the named executive officers, is eligible to receive an annual bonus award based upon the employee’s bonus target, the employee’s performance during fiscal 2011, and the size of an incentive pool that the Compensation Committee approves for the payment of bonuses. Semiannually, the Compensation Committee, in its sole discretion, will determine the size of the incentive pool. In exercising its discretion to determine the size of the incentive pool, if any, the Compensation Committee will consider all circumstances then existing that it deems relevant, including, but not limited to, the achievement of certain fiscal 2011 core operating profit goals, market conditions, forecasts and anticipated expenses to be incurred or payable during fiscal 2011. The Compensation Committee, in its sole discretion, may increase or decrease individual awards from the target levels, based on individual performance and available incentive pool.
     Also, effective November 18, 2010, the board of directors appointed Mr. Chittipeddi, heretofore co-president, as president and chief operating officer and increased his base salary to $400,000 per year. Christian Scherp, previously co-president, was appointed as executive vice president, global sales, and his target bonus amount was changed to 70% of his base salary. On January 3, 2011, we entered into a separation agreement and release with Mr. Scherp, as described below under the heading “—— Employment and Separation Agreements — Named Executive Officers — Christian Scherp.”
     On December 14, 2010, the board of directors granted to each of Ms. Hu and Mr. Peterson 100,000 RSUs. Each of these grants of RSUs will vest on the third anniversary of the date of grant.
     In connection with the merger, our named executive officers may be entitled to certain benefits with respect to their outstanding and unvested equity awards with respect to shares of Conexant common stock. For a more detailed discussion of the terms of the merger agreement with respect to the treatment of outstanding equity awards in connection with the merger, see “Proposal No. 1 — Adoption of the Merger Agreement — The Merger Agreement — Treatment of Stock Options and Other Equity-Based Awards” beginning on page 42.
     Deductibility of Executive Compensation. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by us in any year with respect to each of our CEO and the next three most highly compensated officers, not including the chief financial officer. Certain performance-based awards granted under a plan that has been approved by stockholders are not subject to the deduction limit. Although certain awards under our stock-based plans constitute performance-based compensation not subject to the deduction limit under Section 162(m), certain other awards under the plans, such as RSUs that vest based solely on continued service with us, will not qualify for this exemption. It is the Compensation Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, we will, to the extent the Compensation Committee considers reasonable in the circumstances, endeavor to keep executive compensation deductible by us for U.S. federal income tax purposes.
Report of the Compensation and Management Development Committee
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with our management, and based on this review and discussion, recommended to our board of directors that such “Compensation Discussion and Analysis” be included in this proxy statement for the 2011 Annual Meeting of Stockholders for filing with the SEC.
Compensation and Management Development Committee
Jerre L. Stead, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer
Matthew E. Massengill
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee members whose names appear on the Report of the Compensation and Management Development Committee above were committee members during all of fiscal 2010. All members of the Compensation Committee during fiscal 2010 are independent directors and have no relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. There are no Compensation Committee interlocks between us and other entities in which one of its executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or board of directors during the 2010 fiscal year.

Summary Compensation Table — Fiscal Years 2010, 2009 and 2008
     The following table sets forth the total compensation earned or paid to our principal executive officer, principal financial officer and other named executive officers, who served in such capacities during fiscal 2010 for services rendered in fiscal 2010, 2009 and 2008.

									Non-Equity
									Incentive Plan	All Other
Name and Principal		Salary(1)		Bonus		Stock Awards(2)		Option Awards(3)	Compensation(4)	Compensation(*)	Total
Position	Fiscal Year	($)		($)		($)		($)	($)	($)	($)
D. Scott Mercer	2010	553,846	(5)	—		2,121,750	(6)	—	450,000	122,233	3,247,829
Chairman of the board and	2009	550,000		250,000		—		—	300,000	122,322	1,222,322
CEO	2008	253,846		—		1,060,000		—	300,000	126,444	1,740,290
Sailesh Chittipeddi	2010	375,000		129,079	(7)	996,500		—	214,500	780	1,715,859
President	2009	325,962		4,151		—		—	—	2,661	332,774
	2008	290,000		558,079		—		82,500	60,000	11,795	1,002,374
Christian Scherp	2010	375,000		24,736	(8)	996,500		—	197,500	92,912	1,686,648
President	2009	375,000		—		—		—	—	102,164	477,164
	2008	329,231		675,000		—		—	224,523	70,967	1,299,721
Jean Hu	2010	350,000		28,132	(8)	796,250		—	200,000	766	1,375,148
Chief financial officer,	2009	311,154		172,206		—		—	—	5,949	489,309
treasurer and senior vice president, business development
Mark D. Peterson	2010	312,500		32,595	(8)	474,000		—	133,188	1,864	954,147
Senior vice president,	2009	312,500		114,804		—		—	—	4,338	431,642
chief legal officer and secretary	2008	165,865		475,000		112,500		221,000	100,000	4,257	1,078,622

*	See supplemental table (A).

(1)	Includes amounts the executive elected to defer to our Retirement Savings Plan.

(2)	In accordance with recent changes in SEC rules, the amounts in this column represent the grant date fair value of awards of time-vested RSUs granted to our named executive officers during the fiscal year. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Amounts for 2009 and 2008 have been recomputed under the same methodology in accordance with SEC rules. The SEC’s disclosure rules previously required presentation of stock award and option award information for 2009 and 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC’s disclosure rules now require presentation of the stock award and option award amounts in the applicable columns of the table above with respect to 2009 and 2008 on a similar basis as the 2010 presentation using the grant date fair value of the awards granted during the corresponding year. As a result, each named executive officer’s total compensation amounts for 2009 and 2008 also differ from the amounts previously reported in the Summary Compensation Table for these years. The amounts listed do not necessarily reflect the level of compensation that may be realized by our named executive officers. For additional information on valuation assumptions, refer to note 1 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended October 1, 2010, as filed with the SEC.

(3)	The amounts in this column represent stock option award values for prior fiscal years that have been adjusted to reflect the assumptions used to calculate the stock option award values in accordance with FASB ASC Topic 718, Stock Compensation. For additional information on valuation assumptions, refer to note 1 of our financial statements in our Annual Report on Form 10-K for the fiscal year ended October 1, 2010, as filed with the SEC. See note (2) above for the differences between the amounts reported above and the amounts listed in the Summary Compensation Table in prior years. The amounts listed do not necessarily reflect the level of compensation that may be realized by the named executive officers.

(4)	Represents a bonus payment made under the 2010 Plan as discussed in the “— Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis.

(5)	Mr. Mercer’s annual base salary was increased to $650,000 from $550,000 effective September 11, 2010.

(6)	Stock awards include the 425,000 RSUs granted on November 2, 2009 for 2009 performance and 300,000 RSUs granted on May 12, 2010 for 2010 performance. See the “—— CEO Pay-for-Performance Analysis” section of the Compensation Discussion and Analysis for additional information.

(7)	Includes a bonus payment of $10,561 made under our Refresh & Renew broad-based award program (which is discussed in the “—— Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis), a $100,000 cash retention award and $18,518 paid for relocation expenses incurred. On November 11, 2009, the Compensation Committee awarded Mr. Chittipeddi the cash retention award for his fiscal 2009 performance, in recognition of his operational efforts on the Broadband Access business unit sale, the committee’s determination that our recent performance on margin percentage and inventory turns had been outstanding, and to encourage his continued performance in these areas over the next year as the operations and execution leader of our company. Earning the award was contingent upon Mr. Chittipeddi’s remaining continuously employed with us or one of our subsidiaries through November 11, 2010.

(8)	Represents a bonus payment made under our Refresh & Renew broad-based award program as discussed in the “—— Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis.
     (A) The following table provides detail of amounts shown in the “All Other Compensation” column of the Summary Compensation Table for amounts paid during fiscal 2010.

				Living/	Total
			Financial	Transportation	All Other
	Insurance Premiums	Annual Physical	Planning(a)	Allowance(b)	Compensation
Name	($)	($)	($)	($)	($)
D. Scott Mercer	2,233	—	—	120,000	122,233
Sailesh Chittipeddi	780	—	—	—	780
Christian Scherp	1,036	—	1,876	90,000	92,912
Jean Hu	766	—	—	—	766
Mark D. Peterson	1,679	185	—	—	1,864

(a)	Represents reimbursement for financial planning services rendered in fiscal 2010.

(b)	In accordance with the executive’s employment agreement as described herein, this represents an allowance paid during fiscal 2010 for living and transportation expenses in connection with the executive assuming his current role and deemed necessary for securing the executive’s continued services. Our cost of these benefits was expected to be substantially lower than the potential cost of relocating the executive. Mr. Mercer’s allowance will end on December 31, 2011 and Mr. Scherp’s allowance ended on December 31, 2010.
Grants of Plan-Based Awards— Fiscal 2010
     The following table provides information relating to plan-based awards granted to our named executive officers during the fiscal year ended October 1, 2010.

					All Other Stock	All Other Option
		Estimated Future Payouts Under			Awards: Number of	Awards: Number of	Exercise or Base	Grant Date Fair
		Non-Equity Incentive Plan Awards			Shares of Stock or	Securities	Price of Option	Value of Stock and
		($)*			Units	Underlying Options	Awards	Option Awards
Name	Grant Date	Threshold	Target	Maximum	(#)(1)	(#)	($/share)	($)(2)
D. Scott Mercer	October 3, 2009	0	600,000	900,000	—	—	—	—
	November 2, 2009				425,000			$1,185,750
	May 12, 2010				300,000			$936,000
Sailesh Chittipeddi	October 3, 2009	0	300,000	450,000	—	—	—	—
	November 2, 2009				200,000			$558,000
	August 10, 2010				100,000			$188,000
	September 24, 2010				150,000			$250,500
Christian Scherp	October 3, 2009	0	300,000	450,000	—	—	—	—
	November 2, 2009				200,000			$558,000
	August 10, 2010				100,000			$188,000
	September 24, 2010				150,000			$250,500
Jean Hu	October 3, 2009	0	245,000	367,500	—	—	—	—
	November 2, 2009				175,000			$488,250
	August 10, 2010				75,000			$141,000
	September 24, 2010				100,000			$167,000
Mark D. Peterson	October 3, 2009	0	187,500	281,250	—	—	—	—
	November 2, 2009				125,000			$348,750
	September 24, 2010				75,000			$125,250

(*)  Reflects the target payouts under the 2010 Plan based on the named executive officer’s fiscal 2010 target bonus percentage multiplied by the annualized base salary at the end of each performance period of six months, as discussed in the “—— Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis. The maximum award under the 2010 Plan was 150% of target bonus, which award was established by the Compensation Committee. The actual amounts paid under the 2010 Plan for fiscal 2010 are set forth under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(1) The awards reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table reflect grants of RSUs during fiscal 2010. The material terms of these awards are described in the Compensation Discussion and Analysis above. The November 2009 RSU awards were granted under, and are subject to, the terms of the 2000 Non-Qualified Stock Plan. The RSU awards granted during 2010 were granted under, and are subject to, the terms of the 2010 EIP. Each of these plans is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plans’ provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plans are generally only transferable to a beneficiary of a named executive officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value. Each RSU subject to an award reported in the table above represents a contractual right to receive one share of Conexant common stock upon vesting. The vesting schedule for each award is identified in the footnotes to the Outstanding Equity Awards at 2010 Fiscal Year-End table below. In each case, vesting is subject to the named executive officer’s continued employment with us through the vesting date. The named executive officers do not have the right to vote or dispose of the RSUs and do not have any dividend rights with respect to the RSUs.
(2) The dollar value of the stock awards shown in the table represents the grant date fair market value of each award. The actual value that an executive will realize on each award will depend on the price per share of Conexant common stock at the time shares underlying the award are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the award.
Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table provides information relating to outstanding equity awards held by our named executive officers at fiscal year end, October 1, 2010.

	Option Awards					Stock Awards
	Number of	Number of				Number of Shares or		Market Value of
	Securities	Securities				Units of		Shares or
	Underlying	Underlying				Stock That		Units of
	Unexercised Options	Unexercised Options		Option Exercise		Have Not		Stock That
	Exercisable	Unexercisable		Price	Option Expiration	Vested		Have Not
Name	(#)	(#)		($)	Date	(#)		Vested($)(1)
D. Scott Mercer	—	—		—	—	425,000	(3)	$709,750
					—	300,000	(5)	$501,000
Sailesh Chittipeddi	25,000	—		$26.5000	June 7, 2014
	20,000	—		$14.1000	May 15, 2015
	25,000	—		$5.9000	February 20, 2016
					—	200,000	(3)	$334,000
					—	100,000	(6)	$167,000
					—	150,000	(7)	$250,500
Christian Scherp	30,000	—		$15.3000	June 20, 2013
	17,500	—		$27.0000	February 7, 2014
	22,500	—		$14.1000	May 15, 2015
					—	200,000	(3)	$334,000
					—	100,000	(6)	$167,000
					—	150,000	(7)	$250,500
Jean Hu	797	—		$34.4660	April 3, 2012
	28,377	—		$14.9000	June 14, 2013
	4,000	—		$14.5000	June 15, 2013
	10,000	—		$27.0000	February 7, 2014
	10,000	—		$14.1000	May 15, 2015
					—	175,000	(4)	$292,250
					—	75,000	(6)	$125,250
					—	100,000	(7)	$167,000
Mark D. Peterson	56,667	28,333	(2)	$4.5000	March 19, 2016	8,333	(8)	$13,916
						125,000	(4)	$208,750
						75,000	(7)	$125,250

(1)	Represents the fair market value per share of Conexant common stock on October 1, 2010 ($1.67) multiplied by the number of shares underlying RSUs that had not vested as of October 1, 2010.

(2)	Options granted on March 19, 2008 and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.

(3)	RSUs granted on November 2, 2009 and vest in full (100%) two years from the date of grant (November 2, 2011).

(4)	RSUs granted on November 2, 2009 and vest annually in two installments (50% per year) starting on the first anniversary of the grant date.

(5)	RSUs granted on May 12, 2010 and vest in full (100%) three years from the date of grant (May 12, 2013).

(6)	RSUs granted on August 10, 2010 and vest in full (100%) two years from the date of grant (August 10, 2012).

(7)	RSUs granted on September 24, 2010 and vest in full (100%) two years from the date of grant (September 24, 2012).

(8)	RSUs granted on March 19, 2008 and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.
Option Exercises and Stock Vested — Fiscal 2010
     The following table provides information relating to option exercises by our named executive officers for the period October 3, 2009 through October 1, 2010, and on the vesting during that period of other stock awards previously granted to the named executive officers.

	Option Awards		Stock/Unit Awards
	Number of		Number of
	Securities Acquired		Securities Acquired
	on Exercise	Value Realized on	on Vesting	Value Realized on
Name	(#)	Exercise ($)	(#)	Vesting($)(1)
D. Scott Mercer	—	—	—	—
Sailesh Chittipeddi	—	—	—	—
Christian Scherp	—	—	—	—
Jean Hu	—	—	—	—
Mark D. Peterson	—	—	8,333	$29,582

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of Conexant common stock on the vesting date.

Employment and Separation Agreements
Named Executive Officers
     D. Scott Mercer. On April 14, 2008, we entered into an employment agreement with Mr. Mercer setting forth the terms and conditions of Mr. Mercer’s employment as our CEO. The agreement was amended as of April 22, 2009. The agreement provides that Mr. Mercer will serve as CEO from April 14, 2008 through April 13, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extension to continue. In exchange for his services, Mr. Mercer will be paid an initial annual base salary of $550,000 and will be eligible for an annual performance bonus as determined by the board of directors or the Compensation Committee. His fiscal 2008 target bonus was 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Mercer will receive bonuses of not less than $250,000 for each of fiscal years 2008 and 2009, each to be disbursed when normal bonuses are paid. For future periods, the board of directors or the Compensation Committee will determine Mr. Mercer’s annual base salary (which may not be decreased) and annual target bonus. In lieu of a relocation package, Mr. Mercer receives payments of $10,000 per month (subject to applicable taxes) for living and transportation expenses. The agreement was amended as of September 24, 2010 to provide that payment of such living and transportation expenses will cease at the end of 2011.
     Under the agreement, if we terminate Mr. Mercer’s employment as CEO without “cause” or he resigns as CEO and board member for “good reason” (each as defined in the agreement): (i) we will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro-rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) two times his annual target bonus, and (E) $200,000; (ii) we will continue to provide coverage under our health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based RSUs will become fully vested and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. Mr. Mercer will be entitled to receive such separation payments and other benefits if we terminate his employment as CEO without “cause” or if he resigns as CEO for “good reason” (each as defined in the agreement, as amended). In the event that we terminate Mr. Mercer’s employment as CEO without “cause” or if he resigns for “good reason,” there is no assurance that Mr. Mercer will remain a director of our company following such termination. Moreover, no such separation payments would be payable if we terminated Mr. Mercer’s employment for “cause” or he resigns without “good reason.”
     In addition, if Mr. Mercer’s employment terminates due to his death, all of Mr. Mercer’s options and non-performance based RSUs will become fully vested, and Mr. Mercer’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Mercer’s employment terminates due to his “disability” (as defined in the agreement), we will continue to provide coverage under our health insurance plan to him for 18 months after the date of his termination, all of Mr. Mercer’s options and non-performance based RSUs will become fully vested, and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date and (B) the expiration date of such options set forth in the option awards.
     Mr. Mercer is restricted from competing with us (to the extent permitted by law) or soliciting our employees or customers during and for 12 months after the employment period. If a change of control (as defined in the agreement) occurs, Mr. Mercer’s outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested. Mr. Mercer will generally be made whole in the event of payment of any excise taxes imposed by the Code on certain change of control payments imposed pursuant to section 4999 of the Code and in the event of any payment of penalty tax and interest imposed by Code section 409A.
     Christian Scherp. On April 14, 2008, we entered into an employment agreement with Mr. Scherp setting forth the terms and conditions of his employment as our president. The agreement was amended as of August 27, 2009. The amended agreement provides that Mr. Scherp will serve as our president from April 14, 2008 through April 13, 2009. Mr. Scherp has also served as co-president since July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Scherp will be paid an initial annual base salary of $375,000 and will be eligible for an annual performance bonus as determined by the board of directors or the Compensation Committee. His fiscal 2008 annual target bonus was 80% of annual base salary (with a minimum amount payable of $50,000), which was paid on the first payroll date in January 2009. For future periods, the board of directors or the Compensation Committee will determine Mr. Scherp’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, upon Mr. Scherp’s commencing employment as president, his performance share award of November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as president through January 2, 2009. In lieu of a relocation package, Mr. Scherp receives payments of $7,500 per month (subject to applicable taxes) for living and transportation expenses. The agreement was amended as of September 24, 2010 to provide that payment of such living and transportation expenses will cease at the end of 2010.
     Under the agreement, if we terminate Mr. Scherp’s employment as president without “cause”: (i) we will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date and (B) one times Mr. Scherp’s annual base salary; (ii) we will continue to provide coverage under our health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based RSUs will become fully vested and Mr. Scherp may exercise all such options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Scherp’s employment terminates due to his death, all of Mr. Scherp’s options and non-performance based RSUs will become fully vested, and Mr. Scherp’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Scherp’s employment terminates due to his disability, we will provide continued coverage under our health insurance plan to him for 18 months after the date of his termination, all of Mr. Scherp’s options and non-performance based RSUs will become fully vested, and Mr. Scherp may exercise all vested options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Scherp is restricted from competing with us (to the extent permitted by law) or soliciting our employees or customers during and for 12 months after the employment period. If a change of control (as defined in the agreement) occurs, Mr. Scherp’s outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested.
     On January 3, 2011, we entered into a separation agreement and release with Mr. Scherp pursuant to which Mr. Scherp’s employment with us was terminated without “cause” in accordance with the terms of Mr. Scherp’s employment agreement with us described above. Pursuant to the terms of Mr. Scherp’s separation agreement, Mr. Scherp will continue to provide services to us as our executive vice president, global sales, during the period beginning November 18, 2010 and ending on June 30, 2011. During this transition period, Mr. Scherp will receive the compensation pursuant to his employment agreement, except that his annual bonus target will instead be set at 70% of his annual base salary. The agreement provides that, subject to Mr. Scherp executing and not revoking a general release of claims in favor of us, within 30 days after June 30, 2011, Mr. Scherp will be entitled to, in addition to other items, (1) all accrued base salary and unused vacation benefits, if any, (2) a cash lump sum severance payment of $375,000, (3) reimbursement of COBRA premiums for continued health coverage under our medical and dental plans for up to 18 months, and (4) any then unvested and outstanding stock options, non-performance based RSUs and shares of non-performance based restricted stock will become fully vested and Mr. Scherp may exercise all such options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. In the event Mr. Scherp’s employment is terminated by us for cause prior to June 30, 2011, he will not be entitled to the separation benefits described above.
     Sailesh Chittipeddi. On April 14, 2008, we entered into an employment agreement with Sailesh Chittipeddi as our executive vice president, global operations and chief technology officer, setting forth the terms and conditions of his employment. The agreement was amended as of August 27, 2009. Pursuant to the amended employment agreement, Mr. Chittipeddi will serve as executive vice president, global operations and chief technology officer from April 14, 2008 through April 13, 2009 and as co-president since July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Chittipeddi will be paid an initial annual base salary of $300,000 and will be eligible for an annual performance bonus as determined by the board of directors or the Compensation Committee. His fiscal 2008 full year annual target bonus was 70% of his annual base salary. For future periods, the board of directors or the Compensation Committee will determine Mr. Chittipeddi’s annual base salary (which may not be decreased) and annual target bonus. Commencing with the pay period beginning August 15, 2009, Mr. Chittipeddi’s annual base salary was increased to $375,000 and his full target bonus for the 2009 fiscal year was 80% of his annual base salary. Pursuant to the agreement, Mr. Chittipeddi’s outstanding stock options will continue to vest in accordance with their current terms and conditions and upon Mr. Chittipeddi’s commencing employment as executive vice president, global operations and chief technology officer, his performance share award of November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as executive vice president, global operations and chief technology officer through January 2, 2009.
     Under the agreement, if we terminate Mr. Chittipeddi’s employment as executive vice president, global operations and chief technology officer without “cause”: (i) we will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, and (B) one times Mr. Chittipeddi’s annual base salary; (ii) we will continue to provide coverage under our health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based RSUs will become fully vested and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15-month anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Chittipeddi’s employment terminates due to his death, all of Mr. Chittipeddi’s options and non-performance based RSUs will become fully vested, and Mr. Chittipeddi’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Chittipeddi’s employment terminates due to his disability, we will continue to provide coverage under our health insurance plan to him and his eligible dependents for 18 months after the date of his termination, all of Mr. Chittipeddi’s options and non-performance based RSUs will become fully vested, and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Chittipeddi is restricted from competing with us (to the extent permitted by law) or soliciting our employees or customers during and for 12 months after the employment period. If a change of control (as defined in the agreement) occurs, Mr. Chittipeddi’s outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested.
     Effective November 18, 2010, our board of directors appointed Mr. Chittipeddi as president and chief operating officer and increased his base salary to $400,000 per year.
     Jean Hu. On April 25, 2008, we entered into an employment agreement with Ms. Hu setting forth the terms and conditions of Ms. Hu’s employment as senior vice president, strategy and business development. The agreement was amended as of August 27, 2009 to provide that Ms. Hu will serve as chief financial officer, treasurer and senior vice president, business development, effective July 15, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Hu will be paid an annual base salary of $235,000 and will be eligible for an annual performance bonus as determined by the board of directors or the Compensation Committee. Her fiscal 2008 annual target bonus was 45% of her base salary, which was disbursed when normal bonuses are paid. For future periods, the board of directors or the Compensation Committee will determine Ms. Hu’s annual base salary (which may not be decreased) and annual target bonus. Commencing with the pay period beginning August 15, 2009, Ms. Hu’s annual base salary was increased to $350,000 and her full year target bonus for the 2009 fiscal year is 70% of her annual base salary. Pursuant to the agreement, Ms. Hu also received equity compensation awards of 25,000 RSUs (adjusted for the reverse stock split), which vested on April 30, 2009.
     Under the agreement, as amended, if we terminate Ms. Hu’s employment as senior vice president, business development, without “cause” or if she resigns as senior vice president, business development, for “good reason” (each as defined in the agreement), (i) we will pay her a cash lump-sum equal to: (A) any unpaid salary (and any other unpaid amounts) accrued through her termination date, (B) one times Ms. Hu’s annual base salary; (ii) we will continue to provide coverage under our health insurance plan to her and her eligible dependents for 18 months after the date of her termination; and (iii) all of her options and non-performance based RSUs will become fully vested and Ms. Hu may exercise all vested options until the earlier of (A) the 15-month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Ms. Hu’s employment terminates due to her death, all of Ms. Hu’s options and non-performance based RSUs will become fully vested, and Ms. Hu’s estate may exercise all vested options until the earlier of (A) the third anniversary of her termination date and (B) the expiration date of such options set forth in the option awards. If Ms. Hu employment terminates due to her “disability” (as defined in the agreement), we will provide continued coverage under our health insurance plan to her for 18 months after the date of her termination, all of Ms. Hu’s options and non-performance based RSUs will become fully vested, and Ms. Hu may exercise all vested options until the earlier of (A) the third anniversary of her termination date and (B) the expiration date of such options set forth in the option awards. Ms. Hu is restricted from competing with us (to the extent permitted by law) or soliciting our employees or customers during and for 12 months after the employment period. If a change of control (as defined in the agreement) occurs, Ms. Hu’s outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested.
     Mark D. Peterson. On February 18, 2008, we entered into an employment agreement with Mr. Peterson setting forth the terms and conditions of Mr. Peterson’s employment as our senior vice president, chief legal officer and secretary. The agreement was amended May 29, 2008, April 22, 2009 and August 27, 2009. The agreement provides that Mr. Peterson will serve as senior vice president, chief legal officer and secretary from March 19, 2008 through March 18, 2010. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Peterson will be paid an annual base salary of $312,500 and will be eligible for an annual performance bonus as determined by the board of directors or the Compensation Committee. His fiscal 2008 annual target bonus was 60% of his base salary (pro-rated for time worked in the fiscal year) (with a minimum amount payable of at least $100,000 for fiscal 2008), which was disbursed when normal bonuses were paid. For future periods, the board of directors or the Compensation Committee will determine Mr. Peterson’s annual base salary (which may not be decreased) and annual target bonus.
     Under the agreement, as amended, if we terminate Mr. Peterson’s employment as senior vice president, chief legal officer and secretary without “cause” or if he resigns as senior vice president, chief legal officer and secretary for “good reason” (each as defined in the agreement), (i) we will pay him a cash lump-sum equal to: (A) any unpaid salary (and any other unpaid amounts) accrued through his termination date, (B) one times his annual base salary; (ii) we will continue to provide coverage under our health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based RSUs will become fully vested and Mr. Peterson may exercise all vested options until the earlier of (A) the 15-month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Peterson’s employment terminates due to his death, all of Mr. Peterson’s options and non-performance based RSUs will become fully vested, and Mr. Peterson’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Peterson’s employment terminates due to his “disability” (as defined in the agreement), we will provide continued coverage under our health insurance plan to him for 18 months after the date of his termination, all of Mr. Peterson’s options and non-performance based RSUs will become fully vested, and Mr. Peterson may exercise all vested options until the earlier of (A) the 15-month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. Mr. Peterson is restricted from competing with us (to the extent permitted by law) or soliciting our employees or customers during and for 12 months after the employment period. If a change of control (as defined in the agreement) occurs, Mr. Peterson’s outstanding and unvested stock options and time-based restricted stock and RSU awards would become fully vested.
Termination of Employment and Change of Control Provisions of the Employment Agreements
     Agreements between us and each of Messrs. Mercer, Scherp, Chittipeddi and Peterson and Ms. Hu contain provisions pursuant to which, if we terminate an individual’s employment without “cause,” if Messrs. Mercer or Peterson resign for “good reason” (as defined in the employment agreements), or if the individual dies or is disabled, specified amounts will become payable by us to the individual and we will continue to provide certain benefits to the individual for a specified period after the termination, unless and until the individual receives similar benefits from another employer. Each agreement also restricts the individual from competing with us or soliciting our employees or customers during the employment period and for 12 months thereafter. Pursuant to the agreements, certain outstanding equity awards will vest upon death, disability, or the occurrence of a change of control of our company. In addition, Mr. Mercer will be made whole for any excise taxes imposed by the Code on certain change of control payments.

     For the purposes of the employment agreements, circumstances of an executive’s termination are defined as follows:
1) Termination Due to Disability: A named executive officer’s employment will have terminated due to disability if, among other items, the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
2) Termination for Cause: We will have “cause” for termination if, among other items, the named executive officer engages in gross negligence or willful conduct in the performance of the executive’s duties which materially injures us or our reputation.
3) Termination for Good Reason: Mr. Mercer may voluntarily terminate his employment for “good reason” if a material diminution in the executive’s authority, duties or responsibilities, base salary or geographic location has occurred. Mr. Peterson may voluntarily terminate his employment for “good reason” if, in the absence of a written consent of the executive, we require the executive to be based at any office or location more than fifty miles from Newport Beach, California.
4) Termination Without Cause: We will have terminated a named executive officer without cause if the named executive officer’s employment has been terminated by us for any reason other than “cause,” “for good reason,” death or disability.
5) Change of Control: “Change of control” is defined generally as:
•	the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding shares of Conexant common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of our board of directors which is not supported by the current board of directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board of directors or of more than 50% of the stockholders; or

•	approval by the stockholders of the complete liquidation or dissolution of our company.
Potential Payments upon Termination of Employment or Change of Control
     The following table sets forth the amount of cash severance compensation (including the fair market value of accelerated stock awards valued as of October 1, 2010, which was $1.67 per share, and the assumed value of $0 for stock options, since such stock options were “out of the money” with an exercise price in excess of the $1.67 price per share of Conexant common stock) and the estimated cost of health and welfare benefits payable to each named executive officer upon death, disability, a voluntary termination or termination for cause, a termination without cause or for good reason and a termination following a change of control assuming termination of employment occurred on October 1, 2010. In the event that any of the severance payments are subject to federal excise taxes under the “golden parachute” provisions of the Code, we will provide to Mr. Mercer a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes as described in his employment agreement. No other named executives are eligible for an excise gross-up provision or have an excise tax gross-up provision in their agreement. Where applicable, these amounts are reflected in the table under the “After Change of Control, Termination Without Cause” column.

Estimated Potential Incremental Payments upon Separation — Fiscal 2010

			Voluntary		After Change of
			Termination or	Termination Without	Control,
			Termination for	Cause or for Good	Termination Without
	Death ($)	Disability ($)	Cause ($)	Reason ($)	Cause ($)
D. Scott Mercer(1)
Cash Severance	—	—	—	2,800,000	2,800,000
Health and Welfare Benefits (continuation)	—	26,429	—	26,429	26,429
Economic Value of Accelerated Equity(2)	1,210,750	1,210,750	—	1,210,750	1,210,750
280G Conditional Tax Gross-Up Amount(3)	N/A	N/A	N/A	N/A	1,378,757

Total Estimated Incremental Value	1,210,750	1,237,179	0	4,037,179	5,415,936

Sailesh Chittipeddi
Cash Severance	—	—	—	375,000	375,000
Health and Welfare Benefits (continuation)	—	26,827	—	26,827	26,827
Economic Value of Accelerated Equity(2)	751,500	751,500	—	751,500	751,500

Total Estimated Incremental Value	751,500	778,327	0	1,153,327	1,153,327

Christian Scherp
Cash Severance	—	—	—	375,000	375,000
Health and Welfare Benefits (continuation)	—	26,827	—	26,827	26,827
Economic Value of Accelerated Equity(2)	751,500	751,500	—	751,500	751,500

Total Estimated Incremental Value	751,500	778,327	0	1,153,327	1,153,327

Jean Hu
Cash Severance	—	—	—	350,000	350,000
Health and Welfare Benefits (continuation)	—	13,052	—	13,052	13,052
Economic Value of Accelerated Equity(2)	584,500	584,500	—	584,500	584,500

Total Estimated Incremental Value	584,500	597,552	0	947,552	947,552

Mark D. Peterson(1)
Cash Severance	—	—	—	312,500	312,500
Health and Welfare Benefits (continuation)	—	21,351	—	21,351	21,351
Economic Value of Accelerated Equity(2)	347,916	347,916	—	347,916	347,916

Total Estimated Incremental Value	347,916	369,267	0	681,767	681,767

(1)	Only Messrs. Mercer and Peterson would be entitled to receive severance benefits upon termination for good reason.

(2)	Options are valued at $0 as of October 1, 2010 (change of control date) with the possibility of becoming in-the-money within the exercise period after termination.

(3)	Gross-up only given if parachute payment is 10% above the IRS safe harbor amount, defined as one dollar ($1) less than three times the executive’s average W-2 and 1099 compensation from us for the five calendar years prior to the year the change of control occurs.
Equity Compensation Plan Information
     The following table provides information as of October 1, 2010 about shares of Conexant common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans, including our 2010 Equity Incentive Plan, 1999 Long-Term Incentives Plan, as amended, 2000 Non-Qualified Stock Plan, as amended, Directors Stock Plan, as amended, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, as amended, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in our merger with GlobespanVirata, Inc., referred to collectively as the equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with other mergers and acquisitions of the companies which originally granted those options. Footnote (9) to the table sets forth the total number of shares of Conexant common stock issuable upon exercise of those assumed options as of October 1, 2010 and the weighted average exercise price of those options. No additional options may be granted under these assumed plans. If the merger is consummated, all of our equity compensation plans will be terminated effective as of the effective time of the merger.

	Number of
	Securities to be			Number of
	Issued Upon		Weighted Average	Securities
	Exercise of		Exercise Price of	Remaining Available
	Outstanding		Outstanding	for Future Issuance
	Options, Warrants		Options, Warrants	Under Equity
	and Rights		and Rights	Compensation Plans
Equity compensation plans approved by stockholders
Stock plans	2,012,920	(1)	$29.80	7,785,853	(2)
ESPP (domestic)				407,500	(3)
Directors stock plan	147,247		$27.85	—	(4)

Total	2,160,167			8,193,353
Equity compensation plans not approved by stockholders
Stock plans	4,618,057	(5)	$16.82	—
2004 New Hire plan	243,333	(6)	$4.50	1,336,323
ESPP (international)				218,941	(7)
Performance share plan	22,500	(8)		—

Total	4,883,890	(9)		1,555,264
Grand Total	7,044,057			9,784,617

(1) Includes 1,317,000 RSUs which do not have an exercise price. These securities were issued pursuant to the following stockholder-approved equity compensation plans which have expired or which, in connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the board committed that no new equity awards would be granted under: (i) the Conexant Systems, Inc. 1999 Long-Term Incentives Plan, as amended, (ii) the GlobespanVirata, Inc. 1999 Equity Incentive Plan, as amended, (iii) the GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, as amended, (iv) the Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, as amended, and (vii) the Conexant Systems, Inc. 2001 Performance Share Plan.
(2) Includes shares of Conexant common stock issuable for future issuance under the Conexant Systems, Inc. 2010 Equity Incentive Plan.
(3) Includes shares of Conexant common stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan

       provides that the maximum authorized shares thereunder will be automatically increased by an additional 250,000 shares, or such lesser number as the board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 2,500,000 additional shares.
(4) In connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the board committed that no new equity awards would be granted under the Conexant Systems, Inc. Directors Stock Plan, as amended.
(5) Includes 3,275,000 RSUs which do not have an exercise price. These securities were issued pursuant to the Conexant Systems, Inc. 2000 Non-Qualified Stock Plan, as amended which expired in November 2009 and which, in connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the board committed that no new equity awards would be granted under.
(6) Includes 158,333 RSUs which do not have an exercise price.
(7) Includes shares of Conexant common stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan.
(8) Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “— Equity Compensation Plans Not Approved by Stockholders — 2001 Performance Share Plan” below. In connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the board committed that no new equity awards would be granted under the Conexant Systems, Inc. 2001 Performance Share Plan.
(9) The table does not include information for certain equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally established those plans. As of October 1, 2010, a total of 24,384 shares of Conexant common stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $58.85 per share. No additional options may be granted under those assumed plans.
Equity Compensation Plans Not Approved by Stockholders
     1999 Non-Qualified Employee Stock Purchase Plan. Conexant’s 1999 Non-Qualified Employee Stock Purchase Plan, referred to as the Non-Qualified ESPP, was adopted by the board of directors on May 14, 1999 and was subsequently amended on August 13, 1999, July 18, 2002, July 22, 2004, November 2, 2005 and August 15, 2007. The Non-Qualified ESPP has not been approved by the stockholders. Employees of our subsidiaries located in certain countries outside the U.S. who are not officers or directors of our company may be eligible to participate in the Non-Qualified ESPP. The board of directors reserved 590,000 shares of Conexant common stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.
     The Non-Qualified ESPP permits eligible employees to purchase shares of Conexant common stock at the end of each offering period at 85% of the lower of the fair market value of Conexant common stock on the first trading day of the offering period or on the last trading day of the offering period. Under the Non-Qualified ESPP, employees may authorize us to withhold up to 15% of their compensation for each pay period to purchase up to 600 shares per offering period, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally six months in duration, but may be terminated earlier under certain circumstances. As of October 1, 2010, an aggregate of 218,941 shares of Conexant common stock were available for future purchases under the Non-Qualified ESPP.
     2000 Non-Qualified Stock Plan. Our 2000 Non-Qualified Stock Plan, referred to as the 2000 Plan, was adopted by the board of directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the stockholders. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 10,230,094 shares of Conexant common stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 300,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

     Restricted stock may be granted only to employees, including officers and directors, of our company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of Conexant common stock at the date of grant. Generally, each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. In connection with our exchange offer, replacement options granted on June 14, 2005 under the 2000 Plan vest in installments over a three-year period.
     In fiscal 2005, we did not make a broad-based stock option grant other than the replacement option grants made in connection with the stock option exchange offer described below, which was made to employees because the decline of our common stock price during 2004 strongly undercut the board of directors’ desire to provide our employees with the opportunity to participate in our long-term growth through our stock option programs. In order to increase the retention value of our stock option programs, the board approved an exchange offer pursuant to which all employees with stock option grants having an exercise price of $5 or above could exchange them for new stock options to be granted in the future. Under the terms of the exchange offer, which commenced on November 12, 2004, eligible employees who chose to participate had their tendered stock options cancelled on December 13, 2004 and, on June 14, 2005 they received one new option as a replacement for each option cancelled, referred to as the replacement options. Those replacement options had an exercise price of $1.49 per share (the fair market value of Conexant common stock on the date of grant). Depending on whether the cancelled options were granted before, on or after December 31, 2002 or whether the eligible employee was a senior executive of our company, the replacement options either (i) vest in three equal installments on the first, second and third anniversaries of the grant date or (ii) vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date.
     On December 13, 2004, we accepted and cancelled all options properly tendered in the exchange offer. Pursuant to the exchange offer, all of the executive officers exchanged all of their eligible options with exercise prices of $5 or above. Accordingly, on June 14, 2005 each executive officer received his replacement options with an exercise price of $1.49 per share, and which vest and become exercisable in three equal installments over three years.
     Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant.
     At the time of our merger with GlobespanVirata, Inc., the stockholders approved the assumption and adoption by us of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan, referred to collectively as the GlobespanVirata stock plans. Additionally, stockholders approved our use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the GlobespanVirata merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the GlobespanVirata merger exchange ratio), for grant of awards by us after the merger under the GlobespanVirata stock plans or under our stock plans, including our 1999 LTIP and the 2000 Plan. The plan remains in place as long as there are outstanding awards under the plan; however the ability for us to grant equity awards from this plan expired on November 4, 2009.
     2001 Performance Share Plan. Our 2001 Performance Share Plan, referred to as the Performance Share Plan, was adopted by the board of directors on November 2, 2001. The Performance Share Plan has not been approved by the stockholders. An aggregate of 400,000 shares of Conexant common stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.
     The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with us from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of Conexant common stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of Conexant common stock, cash or both. In connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the board committed that no new equity awards would be granted under the Performance Share Plan.

     2004 New-Hire Incentive Plan. Our 2004 New-Hire Incentive Plan, referred to as the New-Hire Plan, was adopted by the board of directors on February 6, 2004. The New-Hire Plan has not been approved by the stockholders. An aggregate of 1,200,000 shares of Conexant common stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year, the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 1,000,000.
     The New-Hire Plan permits us to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by us, or following a bona fide period of non-employment by us, if the equity grant is a material inducement in the person’s entering into employment with us. As of October 1, 2010, an aggregate of 1,336,323 shares of Conexant common stock were available for future grants under the New Hire Plan, which number of shares includes additional shares that may have become available for grant as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards. In connection with the adoption and stockholder approval of our 2010 Equity Incentive Plan, effective as of February 18, 2010, the New Hire Plan evergreen feature was removed from this plan.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
     We are providing stockholders with the opportunity to cast an advisory vote on executive compensation as described below.
     Our primary objective for our executive compensation program is to attract, motivate and retain key talent for our senior management, other executive officers and employees generally while protecting the interests of stockholders. As described in more detail in the Compensation Discussion and Analysis above, we believe that executive compensation should be based on a “pay-for-performance” philosophy that rewards executives for performance and focuses management on critical short-term and long-term objectives. We seek to provide executive compensation that is competitive in our industry in order to attract, motivate and retain quality talent. The mix of compensation is designed to reward recent results and motivate long-term performance. A key objective of our compensation programs is to achieve sustained year-over-year performance by requiring that executive officers and other key members of senior management have a significant portion of their compensation tied to stockholder value. At the senior executive level, this is done by providing an equity stake in Conexant, which serves as a material retention tool for management and ties their performance directly to stockholder performance. The Compensation Discussion and Analysis, beginning on page 66 of this proxy statement, describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2010 in more detail.
     We request that stockholders approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).
     As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Our board of directors recommends that stockholders vote “FOR” Proposal No. 3 regarding an advisory vote on executive compensation.

PROPOSAL NO. 4 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
     As described in Proposal No. 3 above, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program.
     This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, stockholders may vote on whether an advisory vote on executive compensation should occur every year, every two years or every three years.
     We believe that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on our executive compensation program. In submitting their proxies or voting on this proposal at the annual meeting, our stockholders should indicate their preference as to whether an advisory vote on executive compensation should be held every year, every two years or every three years. However, if you have no preference as to the frequency of the advisory vote on executive compensation, you should vote “ABSTAIN” on Proposal No. 4. Stockholders are not being asked to vote on approval or disapproval of the recommendation of our board of directors.
     As an advisory vote, this proposal is not binding upon us. However, we value the opinions expressed by stockholders in their vote on this proposal, and our board of directors and the Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when determining how often to include an advisory vote on executive compensation in our proxy materials.
Our board of directors recommends that stockholders vote “1 YEAR” on Proposal No. 4 regarding an advisory vote on the frequency of the advisory vote on executive compensation.

MARKET PRICES AND DIVIDENDS
     Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “CNXT”. The following table sets forth the high and low sales prices per share of our common stock as reported on NASDAQ for the periods indicated.

	High	Low
2009 Fiscal Year
First Quarter	$3.35	$0.64
Second Quarter	0.86	0.26
Third Quarter	1.74	0.68
Fourth Quarter	3.95	1.11

2010 Fiscal Year
First Quarter	$3.31	$2.04
Second Quarter	5.17	2.30
Third Quarter	4.20	2.02
Fourth Quarter	2.48	1.38

2011 Fiscal Year
First Quarter	$1.84	$1.32
Second Quarter (through March 1, 2011)	2.57	1.61
     On January 5, 2011, prior to the announcement of the SMSC merger agreement, the high and low sales prices per share for our common stock as reported on NASDAQ were $1.68 and $1.64, respectively. On February 7, 2011, the last full trading day prior to the public announcement of the acquisition proposal from Golden Gate Capital, the high and low sales prices per share for our common stock as reported on NASDAQ were $2.10 and $2.07, respectively. On      , 2011, the last full trading day prior to the date of this proxy statement, the high and low sales prices per share for our common stock as reported on NASDAQ were $     and $     , respectively.
     The market price of our common stock is subject to fluctuation. As a result, stockholders are urged to obtain current market quotations before making any decision with respect to the merger. No assurance can be given concerning the market price for our common stock before the effective date of the merger.
Dividend Policy
     We have never paid any cash dividends on our common stock. We are also currently prohibited from paying cash dividends under the terms of our senior secured notes indenture. Accordingly, we currently intend to retain any earnings for use in our business and to repay our indebtedness, and do not anticipate paying cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     To our knowledge, the following table sets forth information regarding ownership of our outstanding common stock on March 1, 2011 by each beneficial owner of more than 5% of our outstanding common stock, each director and named executive officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed. Unless otherwise noted below, percentage ownership in the table below is based on 82,218,129 shares of Conexant common stock outstanding as of March 1, 2011.
Beneficial Ownership as of March 1, 2011

	Common Stock
Name	Shares (1)		Percent of Class (1)
Directors and Named Executive Officers:
William E. Bendush	36,000	(3)(4)	*
Steven J. Bilodeau	49,594	(3)(4)	*
Sailesh Chittipeddi	84,962	(5)	*
F. Craig Farrill	58,486	(2)(3)(4)	*
Jean Hu	125,319	(5)	*
Balakrishnan S. Iyer	107,199	(4)	*
Matthew E. Massengill	36,000	(3)(4)	*
D. Scott Mercer	375,664	(5)	*
Mark D. Peterson	142,798	(5)(6)	*
Christian Scherp	87,062	(5)	*
Jerre L. Stead	63,406	(2)(3)(4)	*
All of the above persons	1,166,490		1.41%
Greater than 5% Stockholders:
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,556,892	(7)	5.55%

*	Less than 1%.
(1) For purposes of computing the percentage of outstanding shares beneficially owned by each director and named executive officer, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Exchange Act.
(2) Includes 5,636 shares granted to Mr. Stead and 376 shares granted to Mr. Farrill as restricted stock under the Conexant Directors Stock Plan.
(3) Includes, for each indicated non-employee director, 34,000 shares underlying RSUs that will vest within 60 days of March 1, 2011 or that the director has the right to acquire immediately upon his retirement.
(4) Includes, for each indicated non-employee director, shares that he has the right to acquire within 60 days of March 1, 2011 through the exercise of stock options, as follows: Mr. Bendush, options to purchase 2,000 shares; Mr. Bilodeau, options to purchase 15,594 shares; Mr. Farrill, options to purchase 23,771 shares; Mr. Iyer, options to purchase 70,831 shares; Mr. Massengill, options to purchase 2,000 shares; and Mr. Stead, options to purchase 23,771 shares.
(5) Includes, for each named executive officer, shares that he or she has the right to acquire within 60 days of March 1, 2011 through the exercise of stock options, as follows: Mr. Chittipeddi, options to purchase 70,000 shares; Ms. Hu, options to purchase 53,174 shares; Mr. Mercer, options to purchase 13,434 shares; Mr. Peterson, options to purchase 85,000 shares; and Mr. Scherp, options to purchase 70,000 shares.

(6) Includes 8,333 shares RSUs that will vest within 60 days of March 1, 2011.
(7) Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 3, 2011 by BlackRock, Inc. According to the schedule, as of December 31, 2010, BlackRock, Inc. has sole voting and sole dispositive power with respect to 4,556,892 shares. None of BlackRock Inc.’s subsidiaries individually owns more than 5% of Conexant common stock.

PROPOSAL NO. 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     Deloitte & Touche has been our independent registered public accounting firm since 1998 and has been selected by the Audit Committee of our board of directors as our independent registered public accounting firm for the fiscal year ending September 30, 2011.
     Before the Audit Committee appointed Deloitte & Touche, it carefully considered the qualifications of that firm, including its performance in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.
     We are not required to submit the appointment of Deloitte & Touche for stockholder approval, but our board of directors has elected to seek ratification of such appointment. If stockholders do not ratify this appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche and will either continue to retain this firm or appoint a new independent registered public accounting firm.
     A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.
Our board of directors recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche as our independent registered public accountants.
Principal Accounting Fees and Services
     The following table summarizes fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, collectively referred to in this section as Deloitte & Touche, for professional services rendered to us for fiscal 2009 and 2010.

	2010	2009
Audit Fees	$629,949	$914,874
Audit-Related Fees	214,919	427,145
Tax Fees	7,400	6,428
All Other Fees	2,200	—

Total	$851,468	$1,348,447

     Audit Fees. This category includes the audit of our annual consolidated financial statements and the audit of our internal control over financial reporting by Deloitte & Touche. This category also includes reviews of interim financial statements included in our Form 10-Q quarterly reports.
     Audit-Related Fees. This category includes professional services rendered (i) for international statutory audits, (ii) for certain agreed-upon procedures relating to our credit facility, and (iii) for certain accounting consultation services.
     Tax Fees. This category includes professional services rendered for tax consultations and tax compliance matters, including preparation of domestic and foreign tax returns.
     Other Fees. This category includes professional subscription services.
     All Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees are pre-approved by our Audit Committee during meetings of the Audit Committee. Pursuant to the adopted policy of the Audit Committee, any fees requiring approval prior to an Audit Committee meeting are pre-approved by the chairman of the Audit

Committee and are subsequently reviewed and approved by the Audit Committee at its next meeting. All Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees for services rendered for fiscal 2009 and 2010 were pre-approved in this manner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during fiscal 2010 our directors, executive officers and 10% stockholders timely filed all forms required to be filed under Section 16(a).

PROPOSAL NO. 6 — APPROVAL OF ADJOURNMENT OF ANNUAL MEETING
     If there are insufficient votes at the time of the annual meeting to approve Proposal No. 1, the adoption of the merger agreement, we may propose to adjourn the annual meeting to solicit additional proxies. In that event, we may ask out stockholders to vote upon the election of directors, the proposal regarding an advisory vote on executive compensation, the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation, the ratification of the appointment of the independent public accountants and the adjournment of the annual meeting, but not upon the proposal to adopt the merger agreement.
     We currently do not intend to propose adjournment of the annual meeting if there are sufficient votes to approve the adoption of the merger agreement.
Our board of directors recommends that stockholders vote “FOR” the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

OTHER MATTERS
Other Matters for Action at the Annual Meeting
     As of the date of this proxy statement, our board of directors is not aware of any business to be acted upon at the annual meeting of stockholders other than as described in this proxy statement. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote in accordance with their best judgment with respect to such matters.
2012 Stockholder Proposals or Nominations
     If the merger is consummated, we will have no public stockholders and no public participation in any of our future stockholder meetings. If the merger is not consummated, stockholders will continue to participate in our annual meetings of stockholders and may submit proposals that they believe should be voted upon at the annual meetings or nominate persons for election to the board of directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, referred to as the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders. To be eligible for inclusion in our 2012 proxy statement pursuant to Rule 14a-8, any such stockholder proposals must be submitted in writing to our Secretary no later than      , 2011. If the date of the 2012 Annual Meeting is changed by more than 30 days from the first anniversary of the 2011 Annual Meeting, stockholder proposals must be submitted a reasonable time before we begin to print and send our proxy materials for the 2012 Annual Meeting to be eligible for inclusion in our 2012 proxy statement pursuant to Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
     In addition, under our bylaws, a stockholder desiring to present a stockholder proposal or nomination at our 2012 Annual Meeting of Stockholders must deliver notice of such proposal or nomination in writing to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2011 Annual Meeting, unless the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date. For the 2012 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than the close of business on      , 2011 and no later than the close of business on      , 2011. If the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2011 Annual Meeting, any such proposal or nomination must be delivered not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2012 Annual Meeting or the 10th day following the day on which we first made a public announcement of the date of such meeting. The stockholder’s submission must include certain information specified in our bylaws concerning the stockholder and the proposal or nominee, as the case may be. Proposals or nominations not meeting these requirements will not be entertained at the 2012 Annual Meeting.
     Stockholders should contact our Secretary in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660 to make any submission or to obtain additional information as to the proper form and content of submissions.
Annual Report to Stockholders and Financial Statements
     Our Annual Report on Form 10-K for the fiscal year ended October 1, 2010, containing audited financial statements, is being mailed to stockholders together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended October 1, 2010 will be furnished to interested stockholders, without charge, upon written request and is also available on our website at http://ir.conexant.com, under the Investor Relations section. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of 15 cents per page covering our costs. Written requests should be directed to Conexant at 4000 MacArthur Boulevard, Newport Beach, California 92660, Attention: Investor Relations.

Delivery of Documents to Stockholders Sharing an Address
     To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon rules of the SEC that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. Upon oral or written request, we will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this proxy statement and you desire to receive a separate copy of this proxy statement, or you desire to notify us that you wish to receive a separate copy of proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this proxy statement and you desire to receive one copy of proxy materials in the future, please submit your request by mail or telephone to Conexant at 4000 MacArthur Boulevard, Newport Beach, California 92660, Attention: Investor Relations, (949) 483-4600.
     If you hold shares of Conexant common stock through a bank, broker or other nominee, you must contact your bank, broker or nominee directly if you have questions, require additional copies of the proxy materials or wish to receive multiple sets by revoking your consent to householding.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information we file with the SEC are also available at our website at http://www.conexant.com. The web addresses of the SEC and Conexant are included as inactive textual references only. Except as specifically incorporated by reference in this proxy statement, information on those websites is not part of this proxy statement.
     You may also request a copy of this proxy statement or any other documents filed by us with the SEC without charge by writing or calling us at:

Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660
Attn: Investor Relations
Telephone: (949) 483-4600
     If you would like to request any of these documents from us, please do so by      , 2011 to ensure you receive them before the annual meeting. You will not be charged for any of these documents that you request. If you request any of these documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

Annex A

Agreement and Plan of Merger
among
Conexant Systems, Inc.,
Gold Holdings, Inc.
and
Gold Acquisition Corp.
Dated as of February 20, 2011

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

Page
Section 8.10. Severability	A-68
Section 8.11. Descriptive Headings	A-68
Section 8.12. Counterparts	A-68
Section 8.13. Entire Agreement	A-69
Section 8.14. Enforcement	A-69

Exhibit A Certificate of Incorporation

A-iv

AGREEMENT AND PLAN OF MERGER
          THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 20, 2011, is by and among CONEXANT SYSTEMS, INC., a Delaware corporation (the “Company”), Gold Holdings, Inc. (“Parent”), and Gold Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
RECITALS
          WHEREAS, the respective boards of directors of the Company and Merger Sub have determined that the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (as such, the “Surviving Corporation”), and the other transactions contemplated hereby are advisable and fair to, and in the best interests of, their respective stockholders and have approved this Agreement, the Merger and the other transactions contemplated hereby;
          WHEREAS, the board of directors of the Company (the “Company Board”) has adopted resolutions (a) approving the acquisition of the Company by Parent, the execution of this Agreement, and the consummation of the transactions contemplated hereby and (b) recommending that the Company’s stockholders adopt the agreement of merger (as such term is used in Section 251 of the DGCL (as defined below)) contained in this Agreement (the “Company Board Recommendation”);
          WHEREAS, concurrently with the execution and delivery of this Agreement by the Company, and as a condition and inducement to the Company’s willingness to enter into this Agreement, an Equity Commitment (as defined below) has been executed and delivered to the Company by the delivering party named therein (the “Equity Investor”), pursuant to which the Equity Investor has issued an equity commitment to Parent, the proceeds of which are to be used by Parent to fund the payment of the Merger Consideration;
          WHEREAS, concurrently with the execution and delivery of this Agreement by the Company, the Company is terminating the Agreement and Plan of Merger, dated as of January 9, 2011, by and among the Company, Standard Microsystems Corporation (“SMSC”) and Comet Acquisition Corp. (“Comet”) (the “Prior Agreement”) pursuant to Section 7.1(d) of the Prior Agreement; and
          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe various conditions to the Merger.
          NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
          Section 1.1. Usage. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) all references to “dollars” or “$” refer to currency of the United States of America; (f) the term “or” is not exclusive and (g) “include,” “including” and their derivatives mean “including without limitation.”
          Section 1.2. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.2:
          “11.25% Notes” means the Company’s outstanding 11.25% Senior Secured Notes due 2015.
          “401(k) Settlement Agreement” means the Stipulation of Settlement between Howard Graden, as lead plaintiff, and the Company and certain of its officers and directors dated May 15, 2009 and filed in the United States District Court for the District of New Jersey.
          “Acquisition Proposal” means any inquiry, proposal or offer from any Third Party relating to any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, dissolution, direct or indirect business combination, asset acquisition, exclusive license, tender or exchange offer or other similar transaction involving the Company or any of its Subsidiaries (a) of the assets or businesses that constitute or represent 20% or more of the net revenue or assets (measured by the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, (b) of 20% or more of the outstanding shares of Company Common Stock or any other Company capital stock or 50% or more of capital stock of, or other equity or voting interests in, any Subsidiary of the Company directly or indirectly holding, individually or taken together, the assets or business referred to in clause (a) above, (c) pursuant to which the holders of the Company Common Stock immediately preceding such transaction would hold less than 80% of the voting equity interest in the surviving or resulting entity of such transaction or (d) of any combination of the foregoing.
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
          “Associate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in the States of California or New York are authorized or required by Law to close.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collective Bargaining Agreement” means any agreement or arrangement between or applying to, one or more employees and a trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes.
          “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
          “Company Employees” means the employees of the Company and its Subsidiaries as of the date hereof.
          “Company IP” means all Owned Company IP and Licensed Company IP.
          “Company Material Adverse Effect” means any circumstance, development, event, condition, effect or change that had or has a material adverse effect on (a) the ability of the Company to timely consummate the transactions contemplated hereby or (b) the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, other than, in the case of clause (b), to the extent resulting from (i) the effects of changes, after the date hereof, that are generally applicable to the industry in which the Company and its Subsidiaries operate, (ii) the effects of changes, after the date hereof, in general economic or market conditions in the United States or any other country or region in the world, or conditions in the global economy generally, (iii) the effects of changes, after the date hereof, in applicable Laws or accounting rules, (iv) the effects of acts of war or terrorism (in the case of each of clauses (i), (ii), (iii) and (iv), other than to the extent any change had or has or, with the passage of time, would be reasonably likely to have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other industry participants), (v) any failure by the Company to meet internal or analysts’ estimates, projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself (it being understood that the underlying cause(s) of any such failure may be taken into consideration), (vi) any decline in the market price or change in the trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause(s) of any such decline or change may be taken into consideration), (vii) the termination of the Prior Agreement and the payment by the Company of the Termination Fee (as defined in the Prior Agreement) pursuant to the Prior Agreement, or (viii) the effect of the public announcement or pendency of this Agreement or the transactions contemplated hereby (provided that this clause (viii) shall be disregarded to the extent “Company Material Adverse Effect” modifies or qualifies the Company’s representations or warranties contained in Section 3.5).

          “Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, instrument, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.
          “DGCL” means the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.
          “Employee Plan” means each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or other equity-based, retirement (including early retirement and supplemental retirement), severance or termination pay, salary continuation, vacation, supplemental unemployment benefit, disability, death benefit, hospitalization, medical, life or other insurance, or other employee benefit plan, program, agreement, arrangement, fund or commitment (whether or not in writing or funded), including any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, retention, consulting, change in control or termination plan, program, arrangement or agreement entered into, maintained, sponsored or contributed to, or required to be entered into, maintained sponsored, or contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, consultant, independent contractor or director of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries has any obligation to contribute or with respect to which the Company or any of its Subsidiaries has any Liability, direct or indirect, contingent or otherwise (other than workers compensation, unemployment compensation and other governmental programs) and including any Liability arising out of an indemnification, guarantee, hold harmless or similar agreement with respect to such employees, consultants, independent contractors and directors.
          “Environmental Law” means any Laws relating to pollution, the protection of the environment (including, without limitation, ambient or indoor air, surface water, groundwater, sediments, land, or subsurface strata), human health as affected by the environment or Hazardous Substances, or natural resources, or otherwise relating to the production, use, emission, handling, storage, treatment, transportation, recycling, disposal, discharge, release or presence of, or exposure to, any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof.
          “Equity Compensation Plans” means the Company’s equity compensation plans as listed on Section 2.11(a) of the Company Disclosure Schedule, each individual agreement evidencing the grant of Stock Options, Restricted Shares or Restricted Stock Units under any of such plans, and each individual agreement providing for the grant, other than under any of such plans, of Stock Options, Restricted Shares or Restricted Stock Units with respect to the Shares that is listed on the Company Disclosure Schedule.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “GAAP” means generally accepted accounting principles in the United States.
          “Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, any self-regulatory organization or any court, tribunal or arbitrator (public or private).
          “Hazardous Substance” means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including, without limitation, all substances, materials, wastes or agents which are identified, regulated, the subject of liability or requirements for remediation under, or otherwise subject to, any Environmental Law.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
          “Indenture” means the indenture, dated as of March 10, 2010, by and among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Trustee, including the form of the Company’s 11.25% Notes attached as Exhibit A thereto.
          “Intellectual Property” means common law and statutory rights anywhere in the world associated with (a) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (b) trade secrets, confidential information or proprietary know how (“Trade Secrets”); (c) all copyrights (including copyrights in Software), copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (d) mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology (“Mask Works”); (e) Internet domain names (“Domain Names”); (f) industrial designs and any registrations and applications therefor throughout the world; (g) trade names, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (“Trademarks”); (h) databases and data collections and all rights therein throughout the world; (i) moral and economic rights of authors and inventors, however denominated, throughout the world; and (j) any similar or equivalent rights to any of the foregoing or any other intellectual property rights anywhere in the world.
          “knowledge”, or words or phrases of similar import or meaning as used in this Agreement, means with respect to the Company, the actual knowledge of any of the persons listed on Section 1.2 of the Company Disclosure Schedule.
          “Laws” means any laws (including common law), statutes, ordinances, regulations, rules, Orders and requirements of any Governmental Entity.

          “Legal Proceeding” means any action, claim, suit, litigation, proceeding (public or private), arbitration, criminal prosecution, audit or investigation by or before any Governmental Entity.
          “Liabilities” means any liability, indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).
          “Licensed Company IP” means all Intellectual Property used or held for use in connection with the business of the Company and its Subsidiaries under license with Third Party licensors.
          “Lien” means any claim, lien, pledge, option, charge, security interest or encumbrance, and, with respect to Owned Real Property or Leased Real Property, deed of trust, mortgage, easement, restriction, imperfection of title or other adverse matters of record affecting title thereto.
          “Nasdaq” means The Nasdaq Global Select Market.
          “Non-Employee Director” means a member of the Company Board immediately prior to the Effective Time who is not then employed by the Company.
          “Order” means any judgment, decision, decree, injunction, ruling, writ, assessment or order of any Governmental Entity that is binding on any Person or its property under applicable Law.
          “Owned Company IP” means all Intellectual Property owned or purported to be owned by the Company and its Subsidiaries.
          “Parent Material Adverse Effect” means any circumstance, development, event, condition, effect or change that had or has a material adverse effect on the ability of (a) Parent to timely consummate the transactions contemplated hereby or (b) the Equity Investor to timely fulfill its obligations under the Equity Commitment.
          “Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (b) Liens imposed by law, such as landlords’, mechanics’, laborers’, carriers’, materialmen’s, suppliers’ and vendors’ Liens, arising in the ordinary course of business for sums not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) Liens arising under equipment leases entered into in the ordinary course of business consistent with past practice, (d) exceptions and exclusions from coverage under any policies of title insurance issued to the Company or any of its Subsidiaries and made available to Parent prior to the date of this Agreement, and (e) such other Liens as do not materially detract from the value of or otherwise materially interfere with the present use of any of the Company’s or its Subsidiaries’ properties or otherwise materially impair the Company’s or its Subsidiaries’ business operations.

          “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, association, firm, joint venture, joint-stock company, Governmental Entity or other entity.
          “Representative” means, with respect to any Person, such Person’s directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or controlled Affiliate.
          “Restricted Shares” means all restricted Shares granted to any employee or director of the Company or any of its Subsidiaries under any of the Equity Compensation Plans.
          “Restricted Stock Units” means all restricted stock units in respect of the Shares granted to any employee or director of the Company or any of its Subsidiaries under any of the Equity Compensation Plans.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Shares” means shares of the Company Common Stock.
          “Software” means computer software, including all source code, object code and firmware.
          “Stock Options” means all options to purchase Shares granted to any employee or director of the Company or any of its Subsidiaries under any of the Equity Compensation Plans.
          “Specified Jurisdiction” means with respect to each of the Company and each of its Subsidiaries, any federal, state, local or foreign tax jurisdiction specified for the Company or such Subsidiary, as applicable, in Section 3.13(a) of the Company Disclosure Schedule.
          “Subsidiary” means, with respect to any Person, any corporation or other legal entity of which 50% or more of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person at the time of such determination.
          “Superior Proposal” means any unsolicited bona fide written offer in respect of an Acquisition Proposal (provided, that for the purposes of this definition all references to 20% or 80% in the definition of “Acquisition Proposal” shall be replaced by references to a “majority”) received by the Company after the date hereof that is on terms that the Company Board in good faith determines (after consultation with its financial advisor and outside legal counsel), taking into account all factors that the Company Board determines in good faith to be relevant, including the price, form of consideration, closing conditions and ability to finance the proposal, (a) would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated hereby (including the terms of any proposal by Parent to modify the terms hereof) and (b) is reasonably likely to be completed on the terms proposed.

          “Tax Agreement” means a written agreement, one of the principal purposes of which is the sharing or allocation of Taxes.
          “Tax Returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of any Taxes.
          “Taxes” means (a) all federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, capital, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, disability, excise, severance, stamp, property, alternative or add-on minimum, capital stock, estimated, registration, social security (or similar) and value added taxes, customs, duties, fees, assessments and charges of any kind whatsoever and (b) all interest, penalties, fines, additions to tax or additional amounts imposed on or with respect to any amount described in clause (a).
          “Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) other than Parent, Merger Sub and their Affiliates or Representatives, and including, for the avoidance of doubt, SMSC.
          “Treasury Shares” means the Shares held by the Company as treasury stock.
          Section 1.3. Additional Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Adjournment Proposal	Section 5.2(e)
Advance	Section 5.15
Agreement	Preamble
Antitrust Laws	Section 5.5(a)
Antitrust Matters	Section 5.5(b)
Assets	Section 3.18
Book-Entry Shares	Section 2.9(d)
Cancelled RSU	Section 2.11(d)
Cancelled Stock Option	Section 2.11(b)
Certificate	Section 2.9(d)
Certificate of Merger	Section 2.2
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Board Recommendation Change	Section 5.3(c)
Company Disclosure Schedule	Article III
Company Form 10-K	Article III
Company IP Agreements	Section 3.19(c)
Company Products	Section 3.19(a)

Term	Section Reference
Company SEC Reports	Section 3.6
Company Securities	Section 3.4(c)
Company Stockholders Meeting	Section 5.2(e)
Company Stockholder Meeting Proposals	Section 5.2(a)
Company Subsidiary Securities	Section 3.2(c)
Confidentiality Agreement	Section 5.4(d)
Consent	Section 3.5(b)
Consideration Fund	Section 2.10(a)
Current Option	Section 2.11(b)
Current Policy Coverage	Section 5.9(b)
Current Restricted Share	Section 2.11(c)
Dissenting Shares	Section 2.12
Effective Time	Section 2.2
Employee Plans	Section 3.15(a)
Equity Commitment	Section 4.6
Equity Funding	Section 4.6
Equity Investor	Recitals
ERISA Affiliate	Section 3.15(a)
ESPP	Section 3.4(c)
Expense Cap	Section 7.3(c)
Identified Company Representations	Section 6.2(a)(i)
Indemnified Persons	Section 5.9(a)
International Employee Plans	Section 3.15(a)
Intervening Event	Section 5.3(e)
Leased Real Property	Section 3.17(b)
Leases	Section 3.17(b)
Material Contract	Section 3.10(a)
Merger	Recitals
Merger Consideration	Section 2.9(a)
Merger Proposal	Section 5.2(e)
Merger-Related Proposals	Section 5.2(e)
Merger Sub	Preamble
Open source	Section 3.19(j)
Outside Date	Section 7.1(b)(i)
Owned Real Property	Section 3.17(a)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Plans	Section 5.7(b)
Permits	Section 3.11(a)
Paying Agent	Section 2.10(a)
Prior Agreement	Recitals
Proxy Statement	Section 5.2(a)
Qualifying Amendment	Section 5.2(c)
Regulation M-A Filing	Section 5.2(d)
Requisite Stockholder Approval	Section 3.22

Term	Section Reference
Sarbanes-Oxley Act	Section 3.6
Surviving Corporation	Recitals
Transferred Employees	Section 5.7(a)
ARTICLE II
THE MERGER
          Section 2.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, the Merger shall be consummated as promptly as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.
          Section 2.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall cause a Certificate of Merger (the “Certificate of Merger”) with respect to the Merger to be filed with the Secretary of State of the State of Delaware on the Closing Date in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as Parent and the Company may agree upon and set forth in the Certificate of Merger (the “Effective Time”).
          Section 2.3. Closing of the Merger. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 7.1 (or Section 7.4), the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the parties, which shall be no later than the third Business Day following the day on which the last of the conditions set forth in Article VI is satisfied or waived (other than delivery of any items to be delivered at the Closing), at the offices of Kirkland and Ellis LLP, 555 California Street, San Francisco, CA, unless another time, date or place is agreed to in writing by the parties hereto.
          Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 2.5. Certificate of Incorporation and Bylaws. Subject to Section 5.9 hereof, at the Effective Time, the certificate of incorporation of the Company shall be amended to read as set forth in Exhibit A attached hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and such certificate of incorporation. Subject to Section 5.9 hereof, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be “Conexant Systems, Inc.”, until thereafter amended in accordance with applicable Law, the certificate of incorporation of the Surviving Corporation and such bylaws.
          Section 2.6. Board of Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
          Section 2.7. Officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
          Section 2.8. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any certificates, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such certificates, deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
          Section 2.9. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:
          (a) Company Common Stock. Each Share (other than Shares owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, Treasury Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive $2.40 (the “Merger Consideration”) in cash and without interest thereon (subject to any applicable withholding tax) in accordance with Section 2.10.

          (b) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
          (c) Cancellation of Treasury Shares and Parent- and Merger Sub-Owned Shares. Each Treasury Share and each Share held by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.
          (d) Cancellation of Shares. As of the Effective Time, all Shares converted into the right to receive the Merger Consideration pursuant to Section 2.9(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Shares (a “Certificate”) or of book-entry Shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
          Section 2.10. Surrender of Certificates and Book-Entry Shares.
          (a) Paying Agent. Prior to the Effective Time, Parent shall appoint an institution reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) in accordance with an agreement reasonably satisfactory to the Company to receive the consideration necessary to make the payments and deliveries contemplated by Section 2.9, which agreement shall provide that Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of Shares for exchange in accordance with this Article II, at or prior to the Effective Time, cash in an amount sufficient to make payments of the Merger Consideration (such consideration being deposited hereinafter referred to as the “Consideration Fund”). The Paying Agent shall, pursuant to irrevocable instructions, make payments out of the Consideration Fund as provided for in this Article II, and the Consideration Fund shall not be used for any other purpose. All expenses of the Paying Agent shall be paid by Parent or the Surviving Corporation.
          (b) Payment Procedures for Company Common Stock.
     (i) Certificates. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of one or more Certificates shall, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the amount of cash to which such holder is entitled pursuant to Section 2.9(a), and the Certificates so surrendered shall forthwith be canceled.
     (ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the right to receive the Merger Consideration shall be entitled to receive, and Parent shall cause the Paying Agent to pay as promptly as practicable after the Effective Time, the amount of cash to which such holder is entitled pursuant to Section 2.9(a), and the Book-Entry Shares of such holder shall forthwith be canceled.
          (c) No Further Ownership Rights in Capital Stock. Until surrendered as contemplated by this Section 2.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the Shares formerly represented by such Certificate as contemplated by this Section 2.10. All cash paid upon the surrender for exchange of Certificates or the conversion of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares represented thereby. After the Effective Time, there shall be no further registration of transfers of Shares on the records of the Company, and if Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided for, and in accordance with the procedures set forth, in this Article II.
          (d) Unregistered Transfer of Capital Stock. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and any other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.
          (e) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which holders of such Certificates have become entitled in accordance with this Article II.

          (f) Investment of Consideration Fund. The Paying Agent shall invest the cash included in the Consideration Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid as directed by Parent. To the extent that there are losses with respect to such investments, Parent shall promptly replace or restore the portion of the Consideration Fund lost through investments so as to ensure that the Consideration Fund is maintained at a level sufficient to make all payments required under this Article II.
          (g) Termination of Consideration Fund. Any portion of the Consideration Fund that remains unclaimed by the former holders of Company Common Stock one year after the Effective Time shall be delivered as directed by Parent. Any such holders who have not complied with this Article II prior to that time shall thereafter look only to Parent, and Parent shall thereafter be liable, for payment of the Merger Consideration to which holders of such Certificates have become entitled (subject to abandoned property, escheat and similar Laws). Any such portion of the Consideration Fund remaining unclaimed by holders of Shares one year after the Effective Time (or such earlier date as shall be immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of all claims or interest of any Persons previously entitled thereto.
          (h) No Liability. None of Parent, the Surviving Corporation or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Consideration Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
          Section 2.11. Equity Awards.
          (a) Equity Plans. The Company shall prior to the Effective Time take all actions necessary (including obtaining any necessary determinations and/or resolutions of the Company Board or any applicable committee thereof and amending or adjusting any Equity Compensation Plan) to terminate, effective at the Effective Time each Equity Compensation Plan.
          (b) Stock Options. Immediately prior to the Effective Time, each Stock Option that is then outstanding (each, a “Current Option”), whether or not vested and whether or not held by a Transferred Employee (each such Current Option, a “Cancelled Stock Option”) shall be cancelled and extinguished and in lieu thereof, the holder of each such Cancelled Stock Option will be entitled to receive from the Surviving Corporation an amount in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share under such Cancelled Stock Option multiplied by (ii) the number of Shares subject to such Cancelled Stock Option immediately prior to the Effective Time, without interest, reduced by any income or employment taxes required to be withheld under the Code or any provision of state, local or foreign tax law. As of the Effective Time, each Current Option (if any) that is not a Cancelled Stock Option shall be cancelled and extinguished without further action, rights or entitlement on the part of the holder thereof, and prior to the Effective Time the Company, the Company Board (and board of any applicable Subsidiary) and any applicable committees thereof shall prior to the Effective Time take all actions necessary to terminate, adjust or amend any such Current Option (or the Employee Plan to which such Current Option is subject) so that such

Current Option is cancelled and extinguished and otherwise arrange for the full cancellation and extinguishment of, such Current Options, in each case for no payment or consideration of any kind. Parent (and each of its Affiliates) is not assuming or continuing any Stock Option, stock awards or stock option grants made prior to the Effective Time.
          (c) Restricted Shares. Immediately prior to the Effective Time, each Restricted Share that is then outstanding (each, a “Current Restricted Share”) shall, notwithstanding any other provision of this Agreement, vest in full and, at the Effective Time, shall be treated as provided in Section 2.9(a).
          (d) Restricted Stock Units. As of the Effective Time, each Restricted Stock Unit that (i) is outstanding immediately prior to the Effective Time (each, a “Current RSU”) and (ii) is then held by a Non-Employee Director or is then vested or vests (automatically) in accordance with its terms upon (or immediately prior to) the occurrence of the Effective Time or is then held as described in Section 2.11(d) of the Company Disclosure Schedule (each such Current RSU, a “Cancelled RSU”) shall be cancelled and extinguished and in lieu thereof, the holder of each such Cancelled RSU will be entitled to receive from the Surviving Corporation an amount in cash equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Cancelled RSU immediately prior to the Effective Time, without interest, reduced by any income or employment taxes required to be withheld under the Code or other Applicable Law. As of the Effective Time, each Current RSU that is not a Cancelled RSU shall be cancelled and extinguished without further action, rights or entitlement on the part of the holder thereof, and prior to the Effective Time the Company, the Company Board (and board of any applicable Subsidiary) and any applicable committees thereof shall prior to the Effective Time take all actions necessary to terminate, adjust or amend any such Current RSU so that such Current RSU is cancelled and extinguished and otherwise arrange for the full cancellation and extinguishment of such RSUs, in each case for no payment or consideration of any kind. Parent (and each of its Affiliates) is not assuming or continuing any Current RSUs made prior to the Effective Time.
          (e) Amendment and Administration of Equity Arrangements. As soon as reasonably practicable following the date of this Agreement, the Company (and its board of directors and any applicable committees thereof) shall take all requisite actions and/or adopt such resolutions as may be required in order to give effect to and accomplish the transactions contemplated by this Section 2.11, including, without limitation, amending each of the Equity Compensation Plans (i) if and to the extent necessary and practicable, to reflect the transactions contemplated by this Agreement, including, but not limited to, the cancellation of the Current RSUs pursuant to Section 2.11(d) and the cancellation of the Cancelled Stock Options, the vesting of the Current Restricted Shares pursuant to Section 2.11(b) and (c), respectively, and (ii) to preclude (subject to the consummation of the transactions contemplated by this Agreement) any discretionary, automatic or formulaic grant of (or any discretionary acceleration of vesting of) any Stock Options, Restricted Shares, Restricted Stock Units or other equity-based awards thereunder on or after the date hereof.
          (f) Withholding Taxes. In accordance with this Section 2.11, the Surviving Corporation will promptly pay or cause to be paid any amounts withheld pursuant to this Section 2.11 for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of the applicable Cancelled Stock Options, Current Restricted Shares and/or Restricted Stock Units.
          Section 2.12. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who shall have properly demanded and perfected appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration but instead shall be entitled to receive such payment from the Surviving Corporation with respect to such Dissenting Shares as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder’s right to appraisal and payment under the DGCL, each such Share held by such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration in accordance with Section 2.9(a), and such Share shall no longer be a Dissenting Share. The Company shall give prompt notice to Parent of any written demands received by the Company for appraisals of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the “fair value” of Dissenting Shares, as provided in Section 262 of the DGCL, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any demands (or any litigation relating thereto) or approve any withdrawal of any such demands.
          Section 2.13. Adjustments. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding Shares shall be changed into a different number, class or series of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, stock split, combination or exchange of shares, then the Merger Consideration payable with respect thereto and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
          Section 2.14. Withholding Taxes. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger any Taxes required to be deducted and withheld under the Code, the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and properly paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          Subject to Section 8.4, except, with respect to any Section of this Article III, as set forth in the section of the disclosure schedule delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Schedule”) that specifically relates to such Section and except, with respect to any Section of this Article III other than the Identified Company Representations, as disclosed in the Annual Report on Form 10-K of the Company for the fiscal year ended October 1, 2010 (the “Company Form 10-K”), the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, in each case, filed from the date of the filing of the Company Form 10-K to the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of such reports and other disclosures that are similarly non-specific and are predictive or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:
          Section 3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and Assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of its certificate of incorporation and bylaws, as amended to date, and each such instrument is in full force and effect. The Company is not in violation of its certificate of incorporation or bylaws.
          Section 3.2. Subsidiaries.
          (a) Section 3.2(a) of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other equity or voting interests in), any other Person. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite corporate power and authority to carry on its respective business as it is presently being conducted, to own, lease or operate its respective properties and Assets and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where any such failure would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of the certificates of incorporation and bylaws or other constituent documents, as amended to date, of each of the Company’s Subsidiaries, and each such instrument is in full force and effect. None of the Company’s Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except where such violation would not, individually or in the aggregate, result in a Company Material Adverse Effect.

          (b) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest.
          (c) There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Company Subsidiary Securities”) or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.
          Section 3.3. Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval in the case of the consummation of the Merger, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the consummation of the Merger, the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and (ii) is subject to general principles of equity.
          Section 3.4. Capitalization.
          (a) The authorized capital stock of the Company consists of (i) 200,000,000 Shares and (ii) 25,000,000 shares of preferred stock, no par value. As of February 18, 2011: (A) 82,218,129 Shares were issued and outstanding, (B) no shares of preferred stock were issued and outstanding and (C) there were no Treasury Shares. All outstanding Shares are validly issued, fully paid, nonassessable and free of any preemptive rights. Since January 1, 2011 and through the date hereof, the Company has not issued any Shares other than pursuant to the exercise of Stock Options or the payment of other awards granted under an Equity Compensation Plan.
          (b) The Company has reserved 13,600,000 Shares for issuance under the Equity Compensation Plans. As of February 18, 2011, with respect to the Equity Compensation Plans, there were outstanding Stock Options with respect to 1,956,330 Shares, 6,011 Restricted Shares and Restricted Stock Units with respect to 3,636,333 Shares and, since such date and through the date hereof, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Stock Options, Restricted Shares, Restricted Stock Units or other rights or awards under any of the Equity Compensation Plans. A true, correct and complete schedule of each Equity Compensation Plan pursuant to which any Stock Options, Restricted Shares or Restricted Stock Units outstanding as of the date hereof were issued, which schedule sets forth under each Equity Compensation Plan each issued and outstanding Stock Option (and the exercise price thereof), Restricted Share and Restricted Stock Unit issued thereunder, is set forth in Section 3.4(b) of the Company Disclosure Schedule. The Company has made available to Parent a true, correct and complete copy of each Equity Compensation Plan.
          (c) Except as set forth in this Section 3.4, there are no (i) outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company, (v) restricted shares, stock appreciation rights, performance units, restricted stock units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), together with the capital stock of the Company, being referred to collectively as “Company Securities”), or (vi) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Prior to the date of this Agreement, the Company Board (or the compensation committee of the Company Board) took all actions necessary, including adopting any necessary resolutions (w) to suspend the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”) (which, unless terminated prior to the Closing Date, shall remain suspended through the Closing Date or termination date of this Agreement, whichever occurs earlier), (x) to ensure that no offering period was commenced on or after the date of the Prior Agreement, (y) to prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of the Prior Agreement, and (z) to provide that the amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time under the Prior Agreement shall, to the extent not used to purchase Shares in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time under the Prior Agreement.
          (d) Neither the Company nor any of its Subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, antidilutive rights or rights of first refusal or similar rights with respect to any Company Securities.
          Section 3.5. Non-contravention; Required Consents.
          (a) The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the provisions hereof do not and will not (i) violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of the Company or any of its Subsidiaries, (ii) subject to obtaining such Consents set forth in Section 3.5(a)(ii) of the Company Disclosure Schedule, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties or Assets may be bound, (iii) assuming, in the case of the consummation of the Merger, the receipt of the Requisite Stockholder Approval and assuming compliance with the matters referred to in Section 3.5(b), violate or conflict with any Order or Law applicable to the Company or any of its Subsidiaries or by which any of their properties or Assets are bound or (iv) result in the creation of any Lien, other than Permitted Liens, upon any of the properties or Assets of the Company or any of its Subsidiaries, other than any such event described in items (ii), (iii) and (iv) that, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect.
          (b) No material consent, approval, order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act or by the rules and regulations of Nasdaq and (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust, competition or merger control Laws.
          Section 3.6. Company SEC Reports. The Company has timely filed with, or furnished to, as applicable, the SEC all forms, reports and documents required to be filed or furnished by it since October 1, 2007 (all such forms, reports and documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K and, in all cases, all exhibits and schedules thereto, the “Company SEC Reports”), each of which complied in all material respects, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed, except as otherwise disclosed in any such Company SEC Report. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report, including any financial statements or schedules included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any Company SEC Report, and neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
          Section 3.7. Financial Statements.
          (a) The audited and unaudited consolidated financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto) and (except as amended or superseded by a filing prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.
          (b) The Company has implemented and maintains a system of internal accounting controls sufficient in all material respects to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) sufficient in all material respects to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A summary of any of these disclosures made by management to the Company’s auditors and audit committee is set forth as Section 3.7(b) of the Company Disclosure Schedule.

          (c) Since October 1, 2007, (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any Representative of the Company or any of its Subsidiaries, has received any bona fide, substantive complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any bona fide, substantive complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company Board or any committee thereof or to the Company’s Chief Legal Officer or Chief Executive Officer.
          (d) To the knowledge of the Company, no officer, director or employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime by the Company or any of its Subsidiaries or the violation or possible violation of any applicable Law. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any officer, director, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed, sanctioned or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in Section 806 of the Sarbanes-Oxley Act.
          (e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including without limitation any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.
          Section 3.8. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities other than (a) Liabilities reflected or otherwise reserved against in the balance sheet of the Company as of October 1, 2010 or disclosed in the notes thereto, (b) Liabilities under this Agreement, (c) Liabilities incurred in connection with the transactions contemplated by this Agreement, (d) Liabilities arising subsequent to October 1, 2010 in the ordinary course of business consistent with past practice or (e) Liabilities that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
          Section 3.9. Absence of Certain Changes. Since October 1, 2010 through the date hereof, except as may be affected by actions expressly contemplated by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice, (b) there has not been any circumstance, development, event, condition, effect or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would require Parent’s consent under Section 5.1.
          Section 3.10. Material Contracts.
          (a) For purposes of this Agreement, a “Material Contract” shall mean:
     (i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries (whether or not filed by the Company with the SEC);
     (ii) any employment or consulting Contract with any current or former executive officer or member of the Company Board pursuant to which the Company or any of its Subsidiaries still has any Liability and that either (A) is for a fixed term of employment or services (but in the case of consulting agreements, only if such fixed term exceeds 2 months) or (B) provides for severance or termination payments in an amount in excess of the Company’s standard severance policy;
     (iii) any Contract, other than an Employee Plan set forth on Section 3.15 of the Company Disclosure Schedule, any of the benefits of which will be materially increased, or the vesting of material benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the material benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;
     (iv) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the distribution, sale or license of services or hardware or software products in the ordinary course of business consistent with past practice, which indemnification does not materially differ from the provisions in Company’s standard form agreement as set forth in Section 3.10(a)(iv) of the Company Disclosure Schedule;
     (v) any Contract containing any provision (A) limiting in any material respect the right of the Company or any of its Subsidiaries (or, after the Closing Date, Parent) to engage in or compete with any Person in any line of business, (B) prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, Parent) from engaging in business with any Person other than the counterparty to such Contract or levying a fine, charge or other payment for doing so, or (C) otherwise prohibiting or limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, Parent) to sell, distribute, license or manufacture any of its products or services or to purchase or otherwise obtain any software, components, parts or subassemblies from any Person other than the Company or its Affiliates;

     (vi) any Contract relating to the license, disposition or acquisition by the Company or any of its Subsidiaries of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than the Company’s Subsidiaries;
     (vii) any Contract for the acquisition or disposition of any business containing any continuing profit sharing arrangements or “earn-out” arrangements, material indemnification obligations or other contingent payment obligations;
     (viii) any dealer, distributor, joint marketing or development agreement, under which the Company or any of its Subsidiaries have continuing obligations or costs in excess of $100,000 per year, to jointly market any product, technology or service, and which may not be canceled without penalty upon notice of ninety days or less; or any Contract pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop any Intellectual Property that will not be owned solely by the Company or one of its Subsidiaries;
     (ix) any material joint venture or development agreements, or material outsourcing arrangements (including Contracts to assemble, manufacture and package Company Products and for information technology, back-office, or other service arrangements);
     (x) any material Contract to provide source code to any third party for any Company Product, including any material Contract to put such source code in escrow with a third party on behalf of such licensee or contracting party, other than any such Contract entered into in connection with the distribution, sale or license of Company Products in the ordinary course of business consistent with past practice, which source code provision and/or escrow does not materially differ from the provisions in one of the Company’s standard form source code license agreements and/or escrow agreements as set forth in Section 3.10(a)(x) of the Company Disclosure Schedule;
     (xi) any Contract (A) containing any material support or maintenance obligation on the part of the Company or any of its Subsidiaries, other than support or maintenance obligations pursuant to the Company’s standard terms and conditions, or (B) containing any service obligation or cost on the part of the Company or any of its Subsidiaries in excess of $100,000, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than ninety days notice without liability or financial obligation to the Company or its Subsidiaries;
     (xii) any Contract authorizing another Person to provide material support or maintenance to customers of the Company Products on behalf of the Company, including distributors or resellers that are obligated to provide such support or maintenance;
     (xiii) any Contract to license any third party to manufacture or reproduce any Company Products or any Contract with a third party for such third party to sell or distribute any Company Products, except (A) non-exclusive agreements with distributors or sales representatives in the ordinary course of business consistent with past practice, or (B) agreements allowing internal copies made or to be made by end-user customers in the ordinary course of business consistent with past practice;
     (xiv) any Contract to sell or distribute any Company Products in which the Company or any of its Subsidiaries has granted “most favored nation” pricing provisions;
     (xv) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business consistent with past practice;
     (xvi) any Contract, or series of related Contracts with a Person (or group of affiliated Persons), for the purchase of materials, supplies, goods, services, equipment or other assets under which the Company and its Subsidiaries made payments of $1,000,000 or more during the twelve-month period ending on October 1, 2010;
     (xvii) (A) any settlement agreement in connection with a Legal Proceeding or threatened Legal Proceeding entered into within six years prior to the date of this Agreement primarily relating to Intellectual Property, and (B) any settlement agreement in connection with a Legal Proceeding or threatened Legal Proceeding not relating to Intellectual Property entered into within the past three years, other than such settlement agreements for cash only (which has been paid) and does not exceed $100,000 as to such settlement;
     (xviii) any other Contract pursuant to which the Company or any of its Subsidiaries has an outstanding payment obligation in excess of $1,000,000 in any individual case not described in clauses (i) through (xvii) above;
     (xix) any Company IP Agreement; or
     (xx) any Contract, or series of related Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a Company Material Adverse Effect; provided, however, that notwithstanding anything to the contrary in this Section 3.10 (other than Section 3.10(a)(ii)), an Employee Plan set forth on Section 3.15 of the Company Disclosure Schedule shall not be deemed to be a Material Contract.
          (b) Section 3.10(b) of the Company Disclosure Schedule sets forth a list of all Material Contracts to which the Company or any of its Subsidiaries is a party or is bound by, and identifies each subsection of Section 3.10(a) that describes such Material Contract. As of the date hereof, true and complete copies of all Material Contracts (including all exhibits and schedules thereto) have been (i) made publicly available in the EDGAR database of the SEC or (ii) made available to Parent.
          (c) Each Material Contract is valid and binding on the Company (or such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding or to be in full force and effect and such defaults and breaches that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any written notice from any counterparty that (i) such counterparty intends to terminate, or not renew, any Material Contract or (ii) is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect.
          Section 3.11. Compliance with Laws.
          (a) The Company and each of its Subsidiaries is in compliance with all Laws and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such failures to be in compliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries are under investigation with respect to any material violation of any applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the knowledge of the Company, threatened.
          (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has (i) used any of its funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made or agreed to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (iii) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations hereunder, or any comparable foreign law or statute; or (iv) made or agreed to make any other unlawful payment.
          Section 3.12. Litigation. As of the date hereof, there are no Legal Proceedings (a) pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of the respective properties of the Company or any of its Subsidiaries except for any such Legal Proceeding involving only (i) claims for monetary damages (and not involving claims for injunctive or similar equitable relief) not exceeding $100,000, (ii) claims for non-monetary relief that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (iii) a combination of claims described in clauses (i) and (ii) of this Section 3.12, and (b) whether filed or threatened, that have been settled or compromised by the Company or any of its Subsidiaries during the past three years, except for any such settlement or compromise involving only monetary payments (and not involving any injunctive or similar equitable relief) not exceeding $100,000. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          Section 3.13. Taxes.
          (a) All material Tax Returns required by applicable Law to be filed in each Specified Jurisdiction by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true, complete and correct.
          (b) The Company and each of its Subsidiaries have in each Specified Jurisdiction paid (or have had paid on their behalf) or have withheld and remitted to the appropriate Governmental Entity all material Taxes (including income Taxes, withholding Taxes and estimated Taxes) due and payable without regard to whether such Taxes have been assessed, or, where payment is not yet due, have established (or have had established on their behalf) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books, and regardless of whether the liability for such Taxes is disputed.
          (c) There are no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.
          (d) There are no Legal Proceedings now pending against or with respect to the Company or any of its Subsidiaries with respect to any Tax, and none of the Company or any of its Subsidiaries knows of any audit or investigation with respect to any liability of the Company or any of its Subsidiaries for Taxes, and there are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any of its Subsidiaries may be liable.
          (e) The Company and its Subsidiaries have not executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local or foreign Law.
          (f) Each of the Company and its Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar provision of state, local or foreign Law.
          (g) Neither the Company nor any of its Subsidiaries have (i) ever been a party to a Tax Agreement under which the Company or any of its Subsidiaries currently has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) of any Person (other than the Company or any of its Subsidiaries), and (ii) any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor, by contract or otherwise.

          (h) No written or, to the knowledge of the Company, other claim has ever been made by any appropriate Governmental Entity in a jurisdiction where neither the Company nor any of its Subsidiaries filed Tax Returns that the Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction.
          (i) Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(1).
          (j) Neither the Company nor any of its Subsidiaries has agreed nor is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by it or any other relevant party and, to the knowledge of the Company, no Governmental Entity has proposed any such adjustment or change in accounting method, nor is any application pending with any appropriate Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.
          (k) The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any installment sale or open transaction disposition made on or prior to the Closing Date or (ii) any prepaid amount received on or prior to the Closing Date.
          (l) Neither the Company nor any of its Subsidiaries has any limitation on the use of any net operating loss or Tax credit or other similar items imposed by Section 382 or Section 383 of the Code or imposed by Treasury Regulations issued pursuant to Section 1502 of the Code or imposed by any other provision of federal, state, local or foreign Law, excluding any limitation arising solely from the transactions contemplated by this Agreement.
          (m) Neither the Company nor any of its Subsidiaries currently benefit from (i) exemptions from taxation, Tax holidays, reduction in Tax rate or similar Tax reliefs, or (ii) other financial grants, subsidies or similar incentives granted by a Governmental Entity, whether or not relating to Taxes.
          (n) None of the assets of the Company or any of its Subsidiaries is treated as “tax exempt use property,” within the meaning of Section 168(h) of the Code.
          (o) During the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
          Section 3.14. Environmental Matters.
          (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have been and are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries and (ii) have obtained all such Permits, and no suspension or cancellation of any such Permits is pending or, to the knowledge of the Company, threatened.
          (b) To the knowledge of the Company, there has been and is no presence or release of, or exposure to Hazardous Substances or other condition reasonably expected to give rise to a requirement for investigation or remediation, material violation of, or material Liability of the Company or any of its Subsidiaries pursuant to any Environmental Law.
          (c) Neither the Company nor any of its Subsidiaries has received any notice of potential responsibility or information request relating to any generation, transportation, storage, treatment, disposal or release of or exposure to Hazardous Substances, pursuant to any Environmental Law, including Superfund and similar Laws.
          (d) Neither the Company nor its Subsidiaries has received written notice of, is a party to or is the subject of any Legal Proceeding alleging any material Liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. To the knowledge of the Company, no such Legal Proceeding has been threatened, and there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such Legal Proceeding by any Governmental Entity or any third party that would give rise to any material Liability or obligation on the part of the Company or any of its Subsidiaries, and there are no such Legal Proceedings, whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary during the past three years and at the time of such settlement or compromise were material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.
          (e) The Company has made available to Parent copies of all written environmental, health or safety assessments, audits and similar documents in the possession of the Company and its Subsidiaries, including any “Phase I” and “Phase II” reports.
          Section 3.15. Employee Benefit Plans.
          (a) Section 3.15 of the Company Disclosure Schedule sets forth a complete and accurate list of all material Employee Plans. With respect to each material Employee Plan, the Company has made available to Parent complete and accurate copies of (in each case, if any) (i) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service for each Employee Plan, including all schedules thereto; (ii) the most recent determination letter from the Internal Revenue Service for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (iii) the current plan document (including any amendments thereto) and most recent summary plan description, if any, or a written description of the terms of any Employee Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other material documents of any funding arrangements, in each case, as currently in effect; (v) any notices to or from, or a description of any oral communication with, the Internal Revenue Service or any office or representative of the Department of Labor or any similar Governmental Entity in the last six years relating to any compliance issues in respect of any such Employee Plan; (vi) with respect to each Employee Plan that is maintained in any non-U.S. jurisdiction (the “International Employee Plans”), to the extent applicable, (x) the three most recent annual reports or similar compliance documents required to be filed with any Governmental Entity with respect to such plan, (y) any document comparable to the determination letter reference under clause (ii) above issued by a Governmental Entity relating to the satisfaction of the requirements of Law necessary to obtain the most favorable tax treatment, and (z) the three most recent actuarial valuations prepared for such plan; and (vii) all amendments, modifications or supplements to any such document. No Employee Plan maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates or with respect to which any of the foregoing has any material Liability is (A) a “defined benefit plan” (as defined in Section 414 of the Code), (B) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (C) a “multiple employer” plan (as defined in Section 4063 or 4064 of ERISA), or (D) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. No material International Employee Plan is a defined benefit pension plan except to the extent such International Employee Plan is required to be maintained by the Company or its Subsidiaries pursuant to applicable Law or is listed in Section 3.15 of the Company Disclosure Schedule. With respect to each Employee Plan not set forth on Section 3.15 of the Company Disclosure Schedule, such Employee Plan either (i) may be terminated at any time with no material Liability to the Company, Parent or any of their respective Subsidiaries, or (ii) does not, and will not, result in the aggregate in any material Liability to the Company, Parent or any of their respective Subsidiaries. The term “ERISA Affiliate” means any Person that, together with the Company any of its Subsidiaries, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          (b) Each Employee Plan has been maintained, operated and administered in material compliance with its terms and with all applicable Laws, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be “qualified” under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service to such effect or still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination and no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Employee Plan or the ability of such Employee Plan to obtain a favorable determination. With respect to each International Employee Plan, all applicable foreign qualifications and/or registration requirements have been satisfied in all material respects, except where any failure to comply would not result in any material Liability to the Company, Parent or any of their respective Subsidiaries.
          (c) All material contributions, premiums and other payments required to be made with respect to any Employee Plan have been made in all material respects on or before their due dates under applicable Law and the terms of such Employee Plan. Neither the Company nor any of its Subsidiaries has any plan or commitment to amend or establish any new material Employee Plan or to materially increase any benefits under any Employee Plan.

          (d) There are no material Legal Proceedings pending or, to the knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans (excluding claims for benefits in the ordinary course).
          (e) None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which would result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.
          (f) No Employee Plan provides or promises, and neither the Company nor any of its Subsidiaries has otherwise incurred any liability with respect to, post-retirement medical or other post-retirement welfare benefits to any Person, except (1) to the extent required under any applicable Law or under Section 4980B of the Code, or (2) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code.
          (g) Each Employee Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has (i) been maintained and operated since January 1, 2005 in good faith compliance with Section 409A of the Code and (ii) since January 1, 2009, to the Company’s knowledge, has been in documentary and operational compliance with Section 409A of the Code. To the Company’s knowledge, no additional Tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Employee Plan.
          (h) Except as otherwise contemplated by Section 2.11 of this Agreement, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events, whether contingent or otherwise): (i) result in any material payment or benefit becoming due or payable, or required to be provided, to any Company Employee or director or independent contractor of the Company or any of its Subsidiaries, (ii) result in the forgiveness of any material indebtedness of any such Company Employee, director or independent contractor, (iii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such Company Employee, director or independent contractor, or (iv) result in the acceleration of the time of payment, vesting or funding of any such material benefit or compensation.
          (i) Through the date hereof, the Company and its Subsidiaries have complied in all material respects with their obligations pursuant to the 401(k) Settlement Agreement.

          (j) Except as set forth on Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by sections 280G, 4999 and/or 409A of the Code.
          Section 3.16. Labor Matters.
          (a) Neither the Company nor any of its Subsidiaries is a party to any Collective Bargaining Agreement with respect to their respective employees with any labor organization, union, group or association, or works council, and to the knowledge of the Company, there are no activities or proceedings by any labor organization, union, group or association to organize any such employees. There are no lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to any employees of the Company or any of its Subsidiaries, nor have there been any such lockouts, strikes, slowdowns or work stoppages in the last six years.
          (b) The Company and each of its Subsidiaries (i) is and has for the last six years been in material compliance with all applicable Laws regarding employment and employment practices and those Laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers’ compensation, and (ii) has no material charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the knowledge of the Company, threatened against it before any Governmental Entity. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has any material Liability with respect to any misclassification of any person as an independent contractor rather than as an “employee.”
          (c) The Company and each of its Subsidiaries, with respect to any current or former employee of the Company: (i) has withheld and reported all material amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments in the last six years, (ii) is not materially liable for any arrears of wages or severance pay or any penalty for failure to comply with any of the foregoing in the last three years, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for such employees (other than routine payments to be made in the normal course of business and consistent with past practice).
          Section 3.17. Real Property.
          (a) Owned Real Property. Section 3.17(a) of the Company Disclosure Schedule sets forth a complete list, as of the date of this Agreement, of all real estate owned by the Company (together with all buildings, structures, fixtures and improvements thereon and all of the Company’s rights thereto, the “Owned Real Property”). The Company has good and marketable fee simple title to the Owned Real Property insured under policies of title insurance issued to the Company with respect to such Owned Real Property, free and clear of all Liens other than Permitted Liens, none of which materially interfere with the Company’s use, or materially detract from the value of, or marketability of, the Owned Real Property. There are no rights of first refusal, options to purchase, purchase agreements or similar agreements in effect with respect to all or any part of the Owned Real Property.
          (b) Leased Real Property. Section 3.17(b)(i) of the Company Disclosure Schedule sets forth a complete list, as of the date of this Agreement, of all of the existing leases, subleases or other agreements, and all amendments, if any, thereto (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property”) including with respect to each Lease, the name of the lessor, the date of the Lease and each amendment thereto made as of the date of this Agreement. The Company has heretofore made available to Parent true, correct and complete copies of all Leases (including all modifications, amendments, terminations, supplements, waivers and side letters thereto). The Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens. Section 3.17(b)(ii) of the Company Disclosure Schedule sets forth a complete list, as of the date of this Agreement, of all of the existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any of the Leased Real Property. Each of the Leases is, in all material respects, valid, in full force and effect and enforceable against the Company or the applicable Subsidiary party thereto. Neither the Company nor any of its Subsidiaries is in material breach of or default under, or has received written notice of any material breach of or default under, any Lease, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries or any other party thereto. To the knowledge of the Company, the Company or its applicable Subsidiary has adequate rights of ingress and egress into the Leased Real Property.
          Section 3.18. Assets; Personal Property. The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use all machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens, except for Permitted Liens.
Section 3.19. Intellectual Property.
          (a) Section 3.19(a) of the Company Disclosure Schedule sets forth a complete and correct list (by name and version number) of all products distributed or sold by the Company or its Subsidiaries during the two (2) years prior to the date of this Agreement, and all services made commercially or for revenue by the Company or its Subsidiaries during the two (2) years prior to the date of this Agreement, and all products or services that are in development as of the date hereof and that the Company or a Subsidiary of the Company expects or intends to make available commercially or for revenue prior to twelve months after the date hereof (together with other products not included in Section 3.19(a) of the Company Disclosure Schedule, “Company Products”).
          (b) Section 3.19(b) of the Company Disclosure Schedule sets forth a complete and correct list of the following categories of Owned Company IP: (i) all registered Trademarks and material unregistered Trademarks; (ii) all Domain Names; (iii) all Patents; (iv) all registered

Copyrights; and (v) all material Software in each case listing, as applicable, (A) the name of the applicant/registrant and current owner, (B) the jurisdiction where the application/registration is located, (C) the application or registration number, and (D) the status of the application or registration, including upcoming deadlines for any renewals or other required filings in the 90-days period following the date of this Agreement. The registered Intellectual Property included within Owned Company IP is subsisting, enforceable, and validly registered or filed in the name of the Company or any of its Subsidiaries in those countries where the Company and its Subsidiaries carry on their businesses, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries exclusively own all right, title and interest in the Owned Company IP free and clear of all Liens and have a valid right to use all Licensed Company IP. Neither the Company nor any of its Subsidiaries knows of any information, materials, facts or circumstances that could render any material Company IP invalid or unenforceable.
          (c) Section 3.19(c) of the Company Disclosure Schedule separately sets forth a complete and correct list of (i) all material agreements under which the Company or any of its Subsidiaries uses or has the right to use any Licensed Company IP (other than licenses for commercially available off-the-shelf software with an annual cost of less than $50,000 that is not incorporated into any Company Products) and (ii) all agreements under which the Company or any of its Subsidiaries has licensed to others the right to use any of the material Company IP (other than standard, non-material, non-exclusive licenses granted to customers in connection with the sale or distribution of Company Products entered into in the ordinary course of business) (such agreements, whether or not listed on Section 3.19(c) of the Company Disclosure Schedule, the “Company IP Agreements”). Neither the Company nor any of its Subsidiaries has granted any exclusive license of or exclusive right to, or authorized the retention of any exclusive rights to, or allowed any Third Party to retain ownership of any improvements to any Owned Company IP. To the knowledge of the Company, there have been no material disputes during the three (3) years prior to the date of this Agreement, and there are no pending disputes, nor basis for any dispute, regarding the scope of such Company IP Agreements, performance under the Company IP Agreements, or with respect to payments made or received under such Company IP Agreements.
          (d) To the knowledge of the Company, the Company IP is all of the Intellectual Property that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted.
          (e) Each of the Company and its Subsidiaries has taken commercially reasonable steps to (i) protect and maintain the Owned Company IP and (ii) protect and preserve the confidentiality of Trade Secrets included in the Company IP.
          (f) All former and current employees, consultants and independent contractors of the Company that have created or contributed to any Owned Company IP have assigned or otherwise transferred to the Company or its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by law) of such Person in any such Intellectual Property developed for the Company or its Subsidiaries. The Company and its Subsidiaries have and use commercially reasonable efforts to enforce a policy requiring (i) each employee, consultant or independent contractor whose duties involve the creation or contribution of Intellectual Property to execute an assignment agreement containing terms assigning such Intellectual Property to the Company and (ii) each employee, consultant or independent contractor to execute a proprietary information and confidentiality agreement that contains non-disclosure and other provisions protective of Trade Secrets, in each case substantially in the form as those set forth in Section 3.19(f) of the Company Disclosure Schedule.
          (g) To the knowledge of the Company, the conduct and operations of the business of the Company and its Subsidiaries, including the manufacture and sale of the Company Products, does not infringe upon, misappropriate, violate or conflict in any way with the Intellectual Property rights of any Person or constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no pending or, to the knowledge of the Company, threatened assertion, suit, action, investigation, proceeding or claim against the Company or any Subsidiary, and there has been no such assertion, suit, action, investigation, proceeding or claim against the Company or any Subsidiary in the last three (3) years (or, to the knowledge of the Company, in the last six (6) years), that the conduct and operations of the business of the Company and its Subsidiaries, including the manufacture and sale of the Company Products, infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any Person or constitutes unfair competition or unfair trades practices under the Laws of any jurisdiction, and the Company and its Subsidiaries have not been notified in writing in the last three (3) years (or, to the knowledge of the Company, in the last six (6) years) of any such assertion, suit, action, investigation, proceeding or claim (including invitations to take licenses or the like) against the Company or any of its Subsidiaries, except in each case to the extent any such matters have been resolved. To the knowledge of the Company, there are no unauthorized uses, disclosures, infringements, or misappropriations by any Person of any Owned Company IP, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
          (h) There is no pending or, to the knowledge of the Company threatened, assertion or claim challenging the validity or enforceability of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any of the Owned Company IP or any agreement relating to Licensed Company IP. The Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any of Company IP or any Company Products, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No compulsory licenses, licenses of right or anything similar have been granted by a court of competent jurisdiction in respect of the Owned Company IP.
          (i) The execution, delivery and performance of this Agreement will not result in, under the terms of any agreement to which the Company or any Subsidiary is a party, (i) Parent, the Company or its Subsidiaries being bound by any non-solicitation, non-compete, exclusivity obligation or other material restriction on the operation of any business of the Company or its Subsidiaries, including any of their products or services, (ii) the Company or its Subsidiaries granting to any third party any rights or licenses to any material Intellectual Property, (iii) Parent granting any third party any rights or licenses to any Intellectual Property, (iv) the release or disclosure of any material Trade Secrets (other than pursuant to this Agreement) or (iv) the imposition of any Lien on any Owned Company IP.

          (j) No Software that contains or is derived from open source software has been incorporated by the Company or any of its Subsidiaries into any Company Products, or has otherwise been distributed or licensed by the Company or any of its Subsidiaries to Third Parties, in a manner that renders any Company Products subject to license terms that require the Company or any of its Subsidiaries to (i) provide access to the corresponding source code of any software contained in any Company Product or (ii) permit modification or free redistribution of any software contained in any Company Product, except for access to such source code or modification or free redistribution of such software that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any open source license, except for such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. “Open source” software means software that is licensed pursuant to a license that upon distribution of such software (and modifications thereof), purports to require the distributing party to (i) provide access to the corresponding source code or (ii) permit modification or free redistribution of such software (including the GNU General Public License).
          (k) No material Software source code has been published or disclosed by the Company or any of its Subsidiaries on or after January 1, 2006, except (i) in connection with the distribution, sale or license of services or hardware or software products in the ordinary course of business consistent with past practice, which source code disclosure does not materially differ from the provisions in one of the Company’s standard form source code license agreements as set forth in Section 3.19(k) of the Company Disclosure Schedule, and (ii) for source code that has been placed into escrow pursuant to an escrow agreement for customers in the ordinary course of business. No such source code has been released or disclosed to the beneficiary thereof, and the consummation of the transactions contemplated hereby will not result in the release from escrow of such source code.
          (l) All use by the Company and its Subsidiaries of encryption-related technology, or other technology that would require an export license or other Permit, is set forth on Section 3.19(l) of the Company Disclosure Schedule. Such use is and has been authorized by any appropriate Permit as set forth on Section 3.19(l) of the Company Disclosure Schedule.
          (m) The participation by the Company and its Subsidiaries in any standards setting or other industry organization is in material compliance with all rules, requirements and other obligations of any such organization. Except as set forth on Section 3.19(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a member of, or party to, any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any Company IP to any Third Party. All Company IP that is subject to the rules and regulations of any standard setting or other industry organization that requires licensing of such IP on a fair and reasonable or non-discriminatory basis is listed in Section 3.19(m) of the Company Disclosure Schedule.
          (n) No federal, state, local or other governmental entity nor any university, college, other educational institution or research center has material rights in or to any material Owned Company IP other than pursuant to a valid, nonexclusive license granted by the Company or any of its Subsidiaries.

          (o) The Company (or any Subsidiary or agent of the Company) has not granted any warranties with respect to the Company Products that materially deviate from the standard warranties Company provides with respect to such Company Products and that are in effect as of the date of this Agreement, a copy of which warranty is included in Section 3.19(o) of the Company Disclosure Schedule. During the twelve months prior to the date of this Agreement, the Company, its Subsidiaries and, to the knowledge of the Company, its agents and distributors, have not received any warranty claims related to the Company Products that are (i) for amounts in excess of $50,000, (ii) claims under any “epidemic failure” or similar clause, or (iii) other material claims outside the ordinary course of business.
          (p) To the knowledge of the Company, there are no unresolved security holes, vulnerabilities, or other defects in the Company Products or information technology systems used in their respective businesses that would permit unauthorized or unknown access to computers or systems of users of those Company Products or to the Company or its Subsidiaries information technology systems, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures and systems, consistent with standard industry practices, to prevent such unauthorized or unknown access and to identify, detect and prevent any computer code, such as viruses or other disruptive or disabling code, from entering Company Products.
          (q) The Company and its Subsidiaries maintain policies and procedures regarding data security and privacy that are commercially reasonable and, in any event, in compliance in all material respects with all applicable Laws. There have been no security breaches relating to violations of any security policy regarding or any unauthorized access of any data used in the business of the Company or its Subsidiaries, except for such breaches that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The use and dissemination of any and all data and information concerning individuals by their businesses is in compliance in all material respects with all applicable privacy and data security policies, terms of use, customer contracts and Laws. The transactions contemplated hereby will not violate any privacy policy, terms of use or Laws relating to the use, dissemination, or transfer of any such data or information, nor will such transactions require the Company or any of its Subsidiaries to provide any notice to, or seek any consent from, any employee, customer, supplier, service provider or other third party under any policy of the Company relating to data security and privacy.
          Section 3.20. Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a list of all material policies of insurance covering the Company, its Subsidiaries or any of their employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, and other casualty and liability insurance. All such insurance policies are in full force and effect, no notice of cancellation has been received thereto, and to the Company’s knowledge, there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder.

          Section 3.21. Related Party Transactions. Except as set forth in any Company SEC Report filed at least two (2) days prior to the date hereof and no earlier than one year prior to the date hereof, Section 3.21 of the Company Disclosure Schedule sets forth a true, correct and complete description of all transactions, agreements, arrangements or understandings that are in effect as of the date hereof and that would be required to be disclosed by the Company pursuant to Section 404 of Regulation S-K promulgated under the Exchange Act.
          Section 3.22. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares, voting together as a class (the “Requisite Stockholder Approval”), is the only vote of the holders of any class or series of the Company’s capital stock necessary (under applicable Law or otherwise) to adopt this Agreement. Subject to the accuracy of the representation set forth in Section 4.9, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby, including the Merger. No proxy statement was filed (whether in preliminary form or otherwise) with respect to the Prior Agreement on or before February 20, 2011. On or before February 28, 2011 (the “Prior Agreement Termination Date”), the Company provided a written notice of termination as of such date (the “Prior Agreement Termination Notice”) to SMSC and Comet pursuant to and in accordance with Section 7.1(d)(i) of the Prior Agreement and in connection with such termination, paid on such date to SMSC $7,700,000 in respect of the Termination Fee (as defined in the Prior Agreement). The Company Board determined on February 21, 2011 that the Acquisition Proposal (as defined in the Prior Agreement) reflected in the terms of this Agreement constitutes a Superior Proposal (as defined in the Prior Agreement). On or before the Prior Agreement Termination Date, the Company Board resolved and made a Company Board Recommendation Change (as defined in the Prior Agreement) in favor of this Agreement and has not, on or before the Prior Agreement Termination Date (and on or before execution and delivery of this Agreement by the Company), withdrawn, modified or rescinded any such determinations (or resolutions) in any manner. Immediately prior to the sending of the Prior Agreement Termination Notice to SMSC and Comet, the Company was not in material breach of, had not previously materially breached and, except as set forth on Section 3.22 of the Company Disclosure Schedule, had not received any notice of allegation of any breach of, the Prior Agreement and the Company had not received any Acquisition Proposals (as defined in the Prior Agreement) other than this Agreement since the date of the Prior Agreement.
          Section 3.23. Brokers; Expenses. Except for Qatalyst Partners LP (a true and correct copy of whose engagement letter has been furnished or made available to Parent), there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other similar type of fee or commission in connection with the transactions contemplated hereby. Section 3.23 of the Company Disclosure Schedule contains a good faith estimate of the fees and expenses of any financial advisor, broker, finder, investment banker, or similar party retained by the Company or any of its Subsidiaries in connection with the Prior Agreement, this Agreement or the transactions contemplated thereby or hereby payable conditioned upon the consummation of the transactions contemplated hereby (or thereby), and Section 3.23 of the Company Disclosure Schedule sets forth a good faith estimate of the amount of any compensation which is or may become payable to any employee, former employee, director, former director or Affiliate of the Company or any of its Subsidiaries,

triggered in whole or in part, by reason of the execution and delivery of the Prior Agreement, this Agreement or the consummation of the transactions contemplated thereby or hereby, except for severance obligations to Company employees that would not be payable unless such employees were terminated without cause by the Company or resigned for good reason.
          Section 3.24. Opinion of Financial Advisors. The Company Board has received the opinion of Qatalyst Partners LP, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such stockholders. A copy of such opinion shall be delivered to Parent as promptly as practicable following the execution of this Agreement.
          Section 3.25. No Other Parent Representations and Warranties. Except for the representations and warranties set forth in Article IV, the Company hereby acknowledges that neither Parent or any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Parent or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
          Subject to Section 8.4, except, with respect to any Section of this Article IV, as set forth in the section of the disclosure schedule delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Schedule”) that specifically relates to such Section, Parent and Merger Sub hereby represent and warrant to the Company as follows:
          Section 4.1. Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of each of its and Merger Sub’s certificate of incorporation and bylaws, as amended to date, and each such instrument is in full force and effect. Each of Parent and Merger Sub is not in violation of its certificate of incorporation or bylaws.
          Section 4.2. Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub, and no other corporate or other proceeding on the part of Parent or Merger Sub is necessary to authorize, adopt or approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and (ii) is subject to general principles of equity.
          Section 4.3. Non-contravention; Required Consents.
          (a) The execution, delivery or performance by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby and the compliance by Parent and Merger Sub with the provisions hereof do not and will not (i) violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of Parent or Merger Sub, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Contract to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.3(b), violate or conflict with any Order or Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound or (iv) result in the creation of any Lien, other than Permitted Liens upon any of the properties or assets of Parent or Merger Sub, other than any such event described in items (ii), (iii) and (iv) that, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Parent Material Adverse Effect.
          (b) No Consent of any Governmental Entity is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act or by the rules and regulations of Nasdaq and (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign antitrust, competition or merger control Laws.
          Section 4.4. Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, any of its Subsidiaries or any of the respective properties of Parent or any of its Subsidiaries that would reasonably be expected to have or result in a Parent Material Adverse Effect.

          Section 4.5. Brokers. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other similar type of fee or commission in connection with the transactions contemplated hereby.
          Section 4.6. Availability of Funds; Financing. Parent and Merger Sub have provided to the Company a true and complete copy of the fully executed equity commitment letter, dated as of the date hereof, of the Equity Investor (such letter, the “Equity Commitment”), pursuant to which the Equity Investor has committed to invest the amount set forth therein on the terms and conditions set forth therein (the “Equity Funding”). The Equity Commitment has not been amended or modified and the commitment contained in the Equity Commitment has not been withdrawn or rescinded in any respect (except as permitted by the Equity Commitment). Subject to the terms, conditions and exceptions set forth therein, the Equity Commitment is in full force and effect and constitutes the legal, valid and binding obligations of each of Parent, Merger Sub and the Equity Investor, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and (ii) is subject to general principles of equity. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, Merger Sub or the Equity Investor under any term or condition of the Equity Commitment. There are no conditions precedent related to the investing of the full amount of the Equity Funding, other than the satisfaction of the conditions precedent to Parent’s and Merger Sub’s obligations hereunder. Assuming the satisfaction of the conditions precedent to Parent’s and Merger Sub’s obligations hereunder, Parent and Merger Sub have no reason to believe that the Equity Funding will not be made available to Parent and Merger Sub on the Closing Date. The net proceeds contemplated by the Equity Commitment will, together with cash and cash equivalents available to Parent, in the aggregate be sufficient to consummate the Merger and the other transactions contemplated hereby (including payment of the aggregate Merger Consideration and payment of Parent and Merger Sub’s transaction costs and expenses) upon and in accordance with the terms and conditions contemplated by this Agreement.
          Section 4.7. No Prior Activities. None of Parent or Merger Sub has incurred, nor will it incur prior to the Effective Time, any material liabilities or obligations, except those incurred in connection with its organization and the negotiation of this Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement and the Equity Commitment, including the Merger and the Equity Funding. Except as contemplated by this Agreement and the Equity Commitment or in connection with the Merger and the Equity Funding, none of Parent or Merger Sub has engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangement with any Person, or become subject to or bound by any material obligation or undertaking and none will occur prior to the Closing.
          Section 4.8. Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
          Section 4.9. Stock Ownership. Neither Parent nor Merger Sub owns or, prior to the Effective Time, will own, beneficially or of record, any shares of capital stock of the Company.
          Section 4.10. No Other Company Representations and Warranties. Except for the representations and warranties set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company or any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub.
ARTICLE V
COVENANTS
          Section 5.1. Conduct of Business by the Company. Except (i) as expressly contemplated by this Agreement (ii) as required by Law, or (iii) as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company shall conduct its business and shall cause its Subsidiaries’ business to be conducted in all material respects in the ordinary course consistent with past practice, and shall use commercially reasonable efforts to preserve intact its and its Subsidiaries’ current business organizations, keep available the service of its and its Subsidiaries’ current officers and employees, and preserve its and its Subsidiaries’ relationships with customers, suppliers, licensors, and licensees. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company shall not, and shall not permit its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, provided, that with respect to Sections 5.1(b), (c), (d), (g) and (u), such consent shall be in Parent’s sole and absolute discretion, and provided further, that with respect to Section 5.1(r), it shall be subject to the provisions of Section 5.13):
          (a) propose or adopt any amendments to its certificate of incorporation or bylaws or comparable organizational documents;
          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or Company Subsidiary Securities, except for the issuance and sale of Shares pursuant to awards granted under the Equity Compensation Plans prior to the date of the Prior Agreement;

          (c) acquire or redeem, directly or indirectly, or amend any Company Securities or Company Subsidiary Securities (except pursuant to the terms of an Equity Compensation Plan or an award thereunder with respect to tax withholding obligations arising in connection with such an award);
          (d) other than dividends or distributions made by any wholly owned Subsidiary of the Company to the Company or one of its Subsidiaries, split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock;
          (e) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);
          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for short-term debt incurred to fund operations of the business in the ordinary course of business consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except wholly owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person (other than loans, advances, capital contributions or investments by the Company or any of its Subsidiaries to or in a wholly-owned Subsidiary of the Company) or (iv) mortgage or pledge any of its or its Subsidiaries’ Assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);
          (g) except (1) as may be required by Law or as expressly contemplated by Section 2.11, or (2) for ordinary course salary increases consistent with past practice, granted to non-officer employees, enter into, adopt or amend or terminate any Employee Plan, or any material plan, program, agreement or arrangement that would be an Employee Plan were it in effect as of the date hereof, in any material manner or increase in any material manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Employee Plan pursuant to its terms as in effect as of the date hereof;
          (h) except for terminations for cause, terminate any Company Employee;
          (i) forgive any loans to employees, officers or directors or any of their respective Affiliates or Associates;
          (j) make any deposits or contributions of cash or other property to or take any other action to fund or in any other way secure the payment of compensation or benefits under the Employee Plans or agreements subject to the Employee Plans or any other plan, agreement, contract or arrangement of the Company, except as required pursuant to applicable Law or the terms of the applicable Employee Plan or plan, agreement, contract or arrangement as in effect as of the date hereof;
          (k) enter into, amend or extend any Collective Bargaining Agreement;

          (l) fail to satisfy in any material respect any obligation arising pursuant to the 401(k) Settlement Agreement;
          (m) acquire (whether by merger, consolidation or acquisition of stock or assets), sell, lease, license or dispose of any business, property, assets, securities or Person (or any equity interest therein) in any single transaction or series of related transactions, except (i) the purchase of equipment, supplies or inventory, or the sale of goods or non-exclusive licenses of Intellectual Property, in each case in the ordinary course of business consistent with past practice, and (ii) the sale of fixed assets that are not material to the Company and its Subsidiaries, taken as a whole;
          (n) except as may be required as a result of a change in Law or in GAAP, make any material change in any of the accounting principles or practices used by it;
          (o) make or change any material Tax election or settle or compromise any material federal, state or local income Tax liability or consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;
          (p) enter into a Material Contract or materially amend any Material Contract or grant any waiver, release or relinquishment of any material rights under any Material Contract;
          (q) grant any exclusive rights with respect to any Company IP, divest any material Company IP, or modify in any material respects the Company’s standard warranty terms for its products or services or amend or modify any product or service warranty in effect as of the date hereof in any material manner that is adverse to the Company or any of its Subsidiaries;
          (r) settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any Liability, other than (i) the payment, discharge or satisfaction of Liabilities reflected or reserved against in full in the financial statements of the Company as of October 1, 2010, (ii) the payment, discharge or satisfaction of Liabilities solely for cash in amounts not exceeding $100,000 individually or $300,000 in the aggregate, net of any insurance proceeds received or receivable in connection with such payment, discharge, settlement or satisfaction, or (iii) payments, discharges or satisfaction of Liabilities incurred in the ordinary course of business consistent with past practice subsequent to October 1, 2010; provided, that notwithstanding the immediately preceding sub-clauses (i), (ii) and (iii), no settlement or compromise, payment, discharge, waiver or other satisfaction will be made without the prior written consent of Parent regarding any claim arising from termination of the Prior Agreement or from this Agreement or from the transactions contemplated thereby or hereby;
          (s) except as required by applicable Law or GAAP, revalue any of its properties or Assets including writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;
          (t) abandon, cancel or allow to lapse or fail to maintain or protect any Company IP other than in the ordinary course of business consistent with past practice;

          (u) take any of the actions set forth in Section 5.1(u) of the Company Disclosure Schedule; or
          (v) (i) enter into an agreement, contract, commitment or arrangement to do any of the foregoing or that, except to the extent affecting only the Company and its Subsidiaries, in any way restricts the ability of the Company or any of its Subsidiaries or any Affiliate of the Company to engage or compete in any line of business or any market or (ii) knowingly take any action that results in or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.
          Section 5.2. Proxy Statement; Company Stockholders Meeting.
          (a) If, after February 20, 2011, SMSC files with the SEC any registration statement containing a proxy statement of the Company with respect to the Prior Agreement, the Company will promptly use commercially reasonably efforts to cause SMSC as soon as practicable to withdraw such Registration Statement or amend it to remove from such registration statement the portion that is a proxy statement of the Company. As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare and file with the SEC in preliminary form a proxy statement of the Company for use in connection with the solicitation of proxies for the Merger-Related Proposals as well as proposals relating to the Company’s annual meeting set forth on Section 5.2(a) of the Company Disclosure Schedule (collectively with the Merger-Related Proposals, the “Company Stockholder Meeting Proposals”) to be considered at the Company Stockholders Meeting (such proxy statement, as may be amended or supplemented from time to time, the “Proxy Statement”). Each of the Company and Parent shall, and shall cause its respective Representatives to, fully cooperate with the other party hereto and its respective Representatives in the preparation of the Proxy Statement, and shall furnish the other party hereto with all information concerning it and its Affiliates as the other party hereto may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement, and any amendment or supplement thereto, and each of Parent and the Company shall provide the other party with a reasonable opportunity to review and comment thereon. As promptly as practicable after the Company has filed the definitive Proxy Statement with the SEC, Parent and the Company shall cause the Proxy Statement to be disseminated to the stockholders of the Company.
          (b) Unless the Company Board shall have effected a Company Board Recommendation Change in compliance with the terms and conditions set forth in this Agreement, the Proxy Statement shall include the Company Board Recommendation.
          (c) Except as otherwise set forth in this Agreement or as may be required by applicable Law or Order, the Company shall not effect any amendment or supplement to the Proxy Statement without the prior consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the Company, in connection with a Company Board Recommendation Change, may amend or supplement the Proxy Statement pursuant to a Qualifying Amendment to effect such change. A “Qualifying Amendment” means an amendment or supplement to the Proxy Statement to the extent it contains (i) a Company Board Recommendation Change, (ii) a statement of the reasons of the Company Board for making such

Company Board Recommendation Change and (iii) additional information reasonably related to or in anticipation of any of the foregoing.
          (d) The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. Without limiting the generality of the foregoing, the information supplied or to be supplied by any party hereto for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by or on behalf of either party hereto for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act (each, a “Regulation M-A Filing”) shall not, at the time any such Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, prior to the Effective Time, Parent and the Company shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Proxy Statement so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and as promptly as practicable thereafter, an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law or the SEC, disseminated to the stockholders of the Company. Parent and the Company shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC or its staff on, or of any written or oral request by the SEC or its staff for amendments or supplements to, the Proxy Statement or any Regulation M-A Filing, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC or its staff with respect to any of the foregoing filings. Prior to mailing the Proxy Statement to stockholders (or filing or mailing any amendment thereof or supplement thereto), the Company (i) shall provide Parent with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably and timely proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
          (e) The Company shall establish a record date for, call, give notice of, convene, hold, and take a vote of stockholders on (i) the adoption of this Agreement in accordance with the DGCL (the “Merger Proposal”), (ii) the approval of the adjournment of such meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt this Agreement (the “Adjournment Proposal”), and (iii) if required by SEC rules and regulations, the approval of any executive officer compensation (present, deferred, or contingent) paid or payable by the Company and relating to the transactions contemplated hereby, including the aggregate total of such compensation and the conditions upon which it may be paid, if any (collectively, the proposals described in clauses (i), (ii) and (iii) of this Section 5.2(e) are referred to herein as the “Merger-Related Proposals”) at a meeting of the Company stockholders (the “Company Stockholders Meeting”) as promptly as practicable following the date hereof (which, if reasonably practicable, shall be within forty (40) days following the date on which the Proxy Statement is first disseminated to Company stockholders). Unless the Company Board has effected a Company Board Recommendation Change pursuant to and in accordance with the terms of Section 5.3, the Company Board shall use its commercially reasonable efforts to obtain the Requisite Stockholder Approval at the Company Stockholders Meeting or any postponement or adjournment thereof, including by soliciting proxies from Company stockholders in favor of the adoption of the Merger Agreement, it being agreed that, unless the Company stockholders have approved the Adjournment Proposal at the Company Stockholders Meeting or any adjournment or postponement thereof, the Company shall not adjourn or postpone the Company Stockholders Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). At the Company Stockholders Meeting, the Company shall submit to a vote of its stockholders the Merger-Related Proposals. Except as required by applicable Law or in compliance with the Company’s bylaws with respect to properly submitted stockholder proposals, the Company shall not propose for consideration or submit for a vote any matters at the Company Stockholders Meeting (or an adjournment of the Company Stockholders Meeting, if permitted hereunder) other than the Company Stockholder Meeting Proposals without the prior written consent of Parent. Except as required by applicable Law, the Company shall not establish a record date for, call, give notice of, convene or hold any meeting of the Company stockholders unless and until the Company Stockholders Meeting has been held, a vote of the Company stockholders has been taken on the Merger Proposal and the Company Stockholders Meeting has been adjourned. Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligations under this Section 5.2 shall not be terminated, superseded, limited, modified or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any Company Board Recommendation Change (whether or not in compliance with the terms hereof). For the avoidance of doubt, the Company shall not be required to hold the Company Stockholders Meeting if this Agreement is validly terminated in accordance with Section 7.1.

          Section 5.3. No Solicitation.
          (a) The Company shall not, shall cause each of its Subsidiaries and each officer and director of the Company or of any of its Subsidiaries not to, and shall use commercially reasonable efforts to cause any other Representative of the Company or any of its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the making, submission of or announcement of any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Third Party any non-public information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (iii) release any (A) Third Party from any standstill agreement or (B) Third Party that would reasonably be expected to make an Acquisition Proposal from any confidentiality agreement to which the Company is a party, or fail to reasonably enforce or grant any material waiver, request or consent to any Acquisition Proposal under, any such agreement. The Company shall, and shall cause each Subsidiary of the Company and the Company’s and each such Subsidiary’s respective Representatives to, immediately cease and terminate any existing solicitation, encouragement, activity, discussion or negotiation heretofore conducted by the Company, any Subsidiary of the Company or their respective Representatives with respect to any Acquisition Proposal. It is understood that any violation of the restrictions of this Section 5.3(a) by any Representative of the Company or any Subsidiary of the Company shall be deemed a breach of this Section 5.3(a) by the Company.
          (b) Notwithstanding the restrictions set forth in Section 5.3(a), if, prior to the receipt of the Requisite Stockholder Approval, in response to an unsolicited written Acquisition Proposal received after the date of this Agreement from a Third Party that has not resulted from a material breach or violation of Section 5.3(a) and that the Company Board in good faith determines (after consultation with its financial advisor and outside legal counsel) is, or would reasonably be expected to result in or lead to, a Superior Proposal and that the failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Company Board to the Company’s stockholders under applicable Law, the Company and its Representatives may, subject to the Company giving Parent at least twenty-four hours prior written notice (which notice shall contain the identity of the Third Party making such Acquisition Proposal, a copy of the Acquisition Proposal if it is in writing or otherwise a description of the material terms and conditions pertinent thereto and a statement to the effect that the Company Board has made the determination required by this Section 5.3(b) in respect thereof and the Company intends to furnish non-public information to, or enter into discussions or negotiations with, such Third Party making such Acquisition Proposal), (i) furnish information with respect to the Company and each Subsidiary of the Company to the Third Party making such Acquisition Proposal and its Representatives pursuant to a confidentiality agreement containing terms no less favorable to the Company than the terms of the Confidentiality Agreement, and (ii) engage in such negotiations or discussions with the Third Party that made such Acquisition Proposal as the Company Board shall determine. To the extent any information furnished to a Third Party pursuant to this Section 5.3(b) was not previously furnished or made available to Parent, the Company shall furnish or make available a copy of such information to Parent promptly and in any event within twenty-four hours from the time such information is furnished to the Third Party. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within twenty-four hours of the execution thereof.
          (c) Except as otherwise permitted by Section 5.3(d) or Section 5.3(e), neither the Company Board nor any committee thereof shall (i) fail to make the Company Board Recommendation to holders of Company Common Stock, (ii) withdraw, qualify, modify, change or amend (or propose publicly to withdraw, qualify, modify, change or amend) in any manner adverse to Parent or Merger Sub, the Company Board Recommendation or (iii) approve or recommend or propose publicly to approve or recommend, any Acquisition Proposal (it being understood that, only with respect to a tender offer or exchange offer, taking a neutral position or no position (other than in a communication made in compliance with Rule 14d-9(f) promulgated under the Exchange Act) with respect to any Acquisition Proposal shall be considered a breach of this clause (iii)), (any of the foregoing in clause (i), (ii) or (iii), a “Company Board Recommendation Change”) or (iv) authorize the Company to, and the Company shall not, enter into any agreement, agreement-in-principle, memorandum of understanding or letter of intent with respect to, or accept, any Acquisition Proposal (other than a confidentiality agreement pursuant to and in accordance with Section 5.3(b)).
          (d) Notwithstanding the provisions of this Section 5.3, at any time prior to the Requisite Stockholder Approval, if the Company Board has received an Acquisition Proposal (that has not been withdrawn) that constitutes a Superior Proposal, the Company Board may make a Company Board Recommendation Change if prior to the Company Board taking any such action:
     (i) the Company Board in good faith determines (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Company Board under applicable Law;
     (ii) the Company shall have (A) provided to Parent a written notice, which notice shall (x) state that the Company has received an Acquisition Proposal which the Company Board has determined is a Superior Proposal and that the Company Board intends to take such action and the manner in which it intends or may intend to do so and (y) include the identity of the Third Party making such Superior Proposal, the most current written draft agreement relating to the transaction that constitutes such Superior Proposal and all related transaction agreements to which the Company would be a party, and (B) given such notice to Parent at least four Business Days prior to taking any such action (it being understood that any material amendment to the terms of such Superior Proposal shall require a new notice and a new four Business Day period) and given Parent during such four Business Day period the opportunity to meet or negotiate with the Company Board and its outside legal counsel, as would permit the Company not to effect a Company Board Recommendation Change or take such action pursuant to Section 7.1(d)(i) in response to such a Superior Proposal;
     (iii) if Parent shall have delivered to the Company, within four Business Days after receipt by Parent of such notice, a written proposal capable of being accepted to amend the terms contemplated by this Agreement, the Company Board shall have in good faith determined (after consultation with outside legal counsel), after considering the terms of such proposal by Parent, that the failure to make a Company Board Recommendation Change would reasonably be expected to result in a breach of its fiduciary duties under applicable Law; and
     (iv) the Company concurrently terminates this Agreement pursuant to Section 7.1(d)(i) and enters into a binding written agreement concerning a transaction that constituted such Superior Proposal.
          (e) The Company Board may also make a Company Board Recommendation Change at any time prior to the receipt of the Requisite Stockholder Approval in the absence of a Superior Proposal if a material fact, event, change, development or set of circumstances that was not known by the Company Board as of or at any time prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an “Intervening Event”) shall have occurred and be continuing and prior to effecting such Company Board Recommendation Change:
     (i) the Company Board in good faith determines (after consultation with its outside legal counsel) that, in light of such Intervening Event, the failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the Company Board under applicable Law;
     (ii) the Company Board shall have (A) provided to Parent a written notice, which notice shall (x) state that an Intervening Event has occurred and that the Company Board intends to take such action and (y) describe the Intervening Event in reasonable detail and (B) given such notice to Parent at least four Business Days prior to taking any such action and given Parent during such four Business Day period the opportunity to meet or negotiate with the Company Board and its outside legal counsel as would permit the Company not to effect a Company Board Recommendation Change; and
     (iii) if Parent shall have delivered to the Company a written proposal capable of being accepted to amend the terms contemplated by this Agreement, within four Business Days after receipt of such notice, the Company Board shall have in good faith determined (after consultation with outside legal counsel), after considering the terms of such proposal by Parent, that the failure to effect a Company Board Recommendation Change would reasonably be expected to result in a breach of its fiduciary duties under applicable Law.
          (f) Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from (i) taking and disclosing to the holders of Company Common Stock a position with respect to a tender or exchange offer by a Third Party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act and (ii) making any disclosure to the holders of Company Common Stock if the Company Board in good faith determines (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be a breach of its fiduciary duties under applicable Law; provided, however, that in no event shall this Section 5.3(f) affect the obligations of the Company set forth in Section 5.3.

          (g) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly, and in any case within twenty-four hours of its receipt, advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry, including the identity of the Third Party or group making any such Acquisition Proposal and a copy of all written materials provided in connection with such Acquisition Proposal. The Company shall keep Parent informed on a reasonably current basis of the status and material terms and conditions (including all amendments or proposed amendments) of any such Acquisition Proposal or inquiry and shall promptly provide to Parent a copy of all written materials subsequently provided to or by the Company in connection with such Acquisition Proposal.
          Section 5.4. Access to Information.
          (a) From the date hereof to the Effective Time and subject to applicable Law, upon reasonable notice, the Company shall, and shall cause its officers, directors and employees to, (i) provide Parent and its Representatives with reasonable access during normal business hours to the facilities, properties, employees (including all persons involved in the preparation of the Company’s financial statements, internal controls, disclosure controls and procedures and financial reporting processes), books and records of the Company and its Subsidiaries and use commercially reasonable efforts to cause the Company’s and its Subsidiaries’ consultants and independent public accountants to provide reasonable access to their work papers and such other information as Parent may reasonably request, and (ii) furnish or make available to Parent and its Representatives such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request.
          (b) Notwithstanding Section 5.4(a), the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine, trade secret protection or other privilege applicable to such documents or information, or (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; provided, that if the Company does not provide access or information in reliance on the foregoing, it shall use its commercially reasonable efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law, Contract or obligation or give rise to such a waiver. No information or knowledge obtained by Parent or its Representatives in any investigation conducted pursuant to the access contemplated by this Section 5.4 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Merger Sub hereunder.
          (c) From and after the date hereof to the Effective Time, each of Parent and the Company shall promptly notify the other upon obtaining knowledge that any representation or warranty made by such party in this Agreement has become untrue or inaccurate in any material respect or that such party has breached or failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement.
          (d) Each of Parent and the Company shall, and shall cause its Representatives to, hold all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Non-Disclosure Agreement entered into between the Company and Golden Gate Private Equity, Inc., dated January 22, 2011 (the “Confidentiality Agreement”).
          Section 5.5. Governmental Filings.
          (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company agrees to use its commercially reasonable efforts to make any filings required or in the parties’ reasonable opinion advisable pursuant to the HSR Act and any applicable foreign antitrust, competition or merger control Laws (the “Antitrust Laws”) with respect to the transactions contemplated hereby as promptly as practicable and use its commercially reasonable efforts to seek the expiration or termination of the applicable waiting periods or to obtain any Consents under the Antitrust Laws, as soon as practicable.
          (b) With respect to any matters relating to or proceedings under the Antitrust Laws (collectively “Antitrust Matters”), the parties agree to (i) give each other reasonable advance notice of all meetings with any Governmental Entity relating to any Antitrust Matter, (ii) to the extent permitted by such Governmental Entity, not participate independently in any such meeting without first giving the other party (or the other party’s outside counsel) an opportunity to attend and participate in such meeting, (iii) to the extent practicable, give the other party reasonable advance notice of all substantive oral communications with any Governmental Entity relating to any Antitrust Laws, (iv) if any Governmental Entity initiates a substantive oral communication regarding any Antitrust Law, promptly notify the other party of the substance of such communication, (v) provide each other with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the Antitrust Laws) with a Governmental Entity regarding any Antitrust Laws and (vi) promptly provide each other with copies of all written communications to or from any Governmental Entity relating to any Antitrust Matters.
          Section 5.6. Approvals and Consents. The parties shall cooperate with each other and use their commercially reasonable efforts to obtain all necessary or advisable (in the parties’ reasonable opinion) Consents, including, without limitation, (a) all Consents of any Governmental Entity including those described in Section 5.5 and (b) all Consents set forth in Section 3.5(b) of the Company Disclosure Schedule or described in Section 3.5(b), in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek to obtain any such Consents as soon as practicable.

          Section 5.7. Employee Benefits.
          (a) Parent agrees to cause the Company, for the period beginning on the Closing Date and ending no earlier than December 31 of the year in which the Closing Date occurs, to provide each Company Employee who is actively employed by the Company or a Subsidiary of the Company as of the Closing Date (such Company Employees, the “Transferred Employees”) with (i) a level of wages or base salary that is at least equal to the level of wages or base salary which such Transferred Employee was eligible to receive as of immediately prior to the Closing Date, (ii) severance benefit protections for each Transferred Employee that are no less favorable to the Transferred Employee than those referenced on Section 3.15 of the Company Disclosure Schedule and applicable to such employee, and (iii) employee benefits (excluding any bonus, retention, change in control or equity or equity-based plan, program or arrangement), which, in the aggregate, are no less favorable than the employee benefits (excluding any bonus, retention, change in control or equity or equity-based plan, program or arrangement) which such Transferred Employee was eligible to receive as of immediately prior to the Closing Date; provided, however, that neither Parent nor any of its Affiliates shall be obligated, to continue to employ any Transferred Employee or (except as contemplated by clause (ii) above) maintain any particular employee benefit plan for any specific period of time following the Closing Date.
          (b) To the extent permissible under applicable Law, for all purposes (including for purposes of eligibility, vesting (other than vesting for future equity awards) and levels of benefits, such as the amount of any vacation, sick days, severance, layoff and similar benefits, but not for benefit accrual purposes) under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA), program or arrangement established or maintained by Parent or any of its Affiliates providing benefits to any Transferred Employee (including any previously-established plan, program or arrangement covering any Transferred Employee) (the “Parent Plans”) on or after the Closing Date, each Transferred Employee shall be credited for all service credited to such Transferred Employee under similar plans, programs or arrangements maintained by the Company or its Subsidiaries as of the Closing Date in addition to service earned with Parent or any of Parent’s Affiliates after the Closing Date, to the same extent as such Current Employee was entitled, before the Closing Date, to credit for such service under any similar Employee Plan in which such Current Employee participated or was eligible to participate immediate prior to the Closing Date; provided, however, that Parent and its Affiliates shall have no obligation to credit any prior service of a Transferred Employee pursuant to this Section 5.7(b) to the extent such service credit would result in a duplication of benefits.
          (c) From and after the Closing Date, Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any U.S. group health plans of Parent or its Affiliates to be waived with respect to the Transferred Employees and their eligible dependents and (ii) give each of the Transferred Employees in the U.S. credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the Closing Date for which payment has been made.
          (d) As soon as reasonably practicable after the date hereof, but in no event later than (x) the fifteenth Business Day immediately following the date hereof, with respect to each individual listed on Section 5.7(d) of the Company Disclosure Schedule and (y) five Business Days prior to the anticipated Closing Date, with respect to each “disqualified individual” of the Company (as defined in Section 280G(c) of the Code) (other than those individuals listed on Section 5.7(d) of the Company Disclosure Schedule) that the Company determines in good faith reasonably will have “parachute payments” (within the meaning of Section 280G of the Code) as a result of the transactions contemplated by this Agreement, the Company shall furnish to Parent a schedule that sets forth (A) the Company’s reasonable, good faith estimate of the amount of such parachute payments (separately identifying each individual parachute payment) payable to each such individual, (B) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (C) such underlying documentation as is reasonably requested by Parent to support the calculations described in clauses (A) and (B) above. The Company shall use good faith efforts to provide to Parent reasonably sufficient evidence that the maximum amount that could be paid to any individual not described in clauses (x) and (y) above will not result in any amount failing to be deductible by reason of Section 280G of the Code. The Company may make good faith assumptions in preparing such estimates, which assumptions shall be outlined in the estimates.
          (e) Unless otherwise requested by Parent prior to the Closing, the Company shall take all necessary corporate action to terminate the Conexant Retirement Savings Plan in a manner that complies with applicable Law, effective as of the date immediately prior to the Closing Date, but contingent on the Closing. Prior to the Effective Time, Parent shall receive from the Company evidence that the Company Board has adopted resolutions (previously approved by Parent, which approval shall not unreasonably be withheld) to terminate such Plan, effective as of the date immediately preceding the Closing Date but contingent on the Closing.
          (f) The parties hereto acknowledge and agree that all provisions contained in this Section 5.7 are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other Person, including any employees (including any Company Employee), former employees, any participant or any beneficiary thereof in any Employee Plan or employee benefit plan sponsored or maintained by Parent, or (ii) to continued employment with the Company, any of its Subsidiaries, Parent or the Surviving Corporation. After the Effective Time, nothing contained in this Section 5.7 is intended to be or shall be considered to be an amendment of any plan, program, agreement, arrangement or policy of the Company, any of its Subsidiaries, Parent or the Surviving Corporation, nor shall it interfere with Parent’s, the Surviving Corporation’s or any of their Subsidiaries’ right to amend, modify or terminate any Employee Plan or any other plan, program or arrangement or to terminate the employment of any employee of the Company or its Subsidiaries for any reason.
          Section 5.8. Public Announcements. Except with respect to any Company Board Recommendation Change pursuant to Section 5.3, the Company, Merger Sub and Parent shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties’ written consent, which consent shall not be unreasonably withheld or delayed, except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange or Nasdaq rule or any listing agreement of any party hereto; provided, that the party required to make such disclosure shall use its commercially reasonable efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such disclosure, as well as the timing of any such disclosure, shall be at the final discretion of the disclosing party).
          Section 5.9. Indemnification; Advancement; Insurance.
          (a) For a period of not less than the applicable statutes of limitation, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, comply with all obligations of the Company that were in existence or in effect as of the date hereof, under Law, its certificate of incorporation, bylaws or by contract, relating to the exculpation, indemnification and advancement of expenses to any current or former officer or director of the Company or any of its Subsidiaries or any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the “Indemnified Persons”). Each Indemnified Person, and his or her heirs and legal representatives, is intended to be a third party beneficiary of this Section 5.9 and may specifically enforce its terms. This Section 5.9 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or any of its Subsidiaries, under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organization documents or otherwise under applicable Law. From and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the Indemnified Parties as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by applicable Law.
          (b) For a period of six years following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain policies of directors’ and officers’ liability insurance covering each Indemnified Person or other person currently covered by the officers’ and directors’ liability insurance policies of the Company with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least the same coverage and amounts and containing terms that in the aggregate are not less advantageous to the insured parties than those contained in the policies of directors’ and officers’ liability insurance in effect as of the date hereof (the “Current Policy Coverage”); provided, however, that in no event shall the Surviving Corporation be required to expend, per annum, in excess of 300% of the annual premium currently paid by the Company for such coverage; provided, further, that if the annual premium required to provide the foregoing insurance exceeds 300% of the annual premium currently paid by the Company, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide a policy that the Surviving Corporation reasonably believes has the greatest coverage as can be purchased for such premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may, without Parent’s prior consent, purchase a six-year “tail” prepaid policy on the Current Policy Coverage at a cost per year covered for such tail policy not to exceed the Maximum Amount, and such “tail” policy shall satisfy the provisions of this Section 5.9(b).

          (c) Without limiting the generality of the provisions of Section 5.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each Indemnified Person from and against, and advance expenses to each Indemnified Person in respect of, any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises out of or pertains to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time), or (ii) any of the transactions contemplated by this Agreement; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent or the Surviving Corporation a written notice asserting a claim for indemnification under this Section 5.9(c), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved.
          (d) The obligations of Parent and the Surviving Corporation under this Section 5.9 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 5.9 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9). The rights of the Indemnified Persons under this Section 5.9 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).
          (e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.9.
          (f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to Current Policy Coverage claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.
          Section 5.10. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner possible, the transactions contemplated by this Agreement, including (a) vigorously contesting any Legal Proceeding or Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (b) executing any additional instruments reasonably necessary to consummate the transactions contemplated hereby; provided, however, that none of Parent, Merger Sub or the Company shall be required under this Agreement to divest any portion of the business of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company that, in each case, is material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as applicable (and the Company shall not take any such action without the prior written approval of Parent). Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.
          Section 5.11. Section 16 Matters. Prior to the Effective Time, the Company shall cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
          Section 5.12. Takeover Laws. If any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, each party shall use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.
          Section 5.13. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Merger and the other transactions contemplated by this Agreement or the Prior Agreement, and except as set forth in Section 5.13 of the Company Disclosure Schedule, no such settlement shall be agreed to without the prior written consent of Parent.
          Section 5.14. Equity Funding.
          (a) Subject to the terms and conditions of this Agreement, Parent and Merger Sub shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Commitment, and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment if such amendment, modification or waiver would (i) reduce the aggregate amount of the Equity Funding, or (ii) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the Equity Funding, in any such case of (i) or

(ii) above in a manner that would reasonably be expected to (A) delay or prevent the Closing Date, (B) make the consummation of the Equity Funding (or satisfaction of the conditions to obtaining the Equity Funding) less likely to occur or (C) adversely impact the ability of Parent, Merger Sub or the Company to enforce its rights against the Equity Investor, the ability of Parent or Merger Sub to consummate the Merger or the likelihood of consummation of the Merger. Parent and Merger Sub shall (I) maintain in effect the Equity Commitment (including any definitive agreements entered into in connection with any the Equity Commitment), (II) satisfy on a timely basis all conditions in the Equity Commitment applicable to Parent and Merger Sub to obtaining the Equity Funding, (III) consummate the Equity Funding at or prior to the Closing, and (IV) fully enforce the Equity Investor’s obligations and Parent’s rights under the Equity Commitment. From and after the time Parent or Merger Sub receives any portion of the Equity Funding until such time as Parent and Merger Sub no longer have any obligations under this Agreement, Parent and Merger Sub shall not take actions to use any portion of the Equity Funding for any purpose other than to satisfy its obligations under this Agreement.
          (b) Parent acknowledges and agrees that consummation of the Equity Funding is not a condition to the Closing, and reaffirms its obligation to consummate the Merger irrespective and independent of the availability or completion of the Equity Funding.
          Section 5.15. Actions in Connection with the Company’s Debt.
          (a) At any time from time to time after the date hereof, the Company shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to commence, promptly after the receipt of a written request from Parent to do so, one or more offers to purchase (a “Debt Offer”) and/or consent solicitations (a “Consent Solicitation”) with respect to the outstanding 11.25% Notes on the terms and conditions specified by Parent, and Parent shall assist the Company in connection therewith. The Company agrees that, assuming the requisite consents are received, it shall, and shall cause its Subsidiaries, and use commercially reasonable efforts to cause the other parties to the agreements and documents relating to the 11.25% Notes, as applicable, to, execute supplemental indentures or amendments, as applicable, to implement any proposed consent, amendment, supplement or waiver. Notwithstanding the foregoing, (i) the closing of any Debt Offer shall be conditioned on the completion of the Merger, (ii) no Consent Solicitation shall result in a consent, amendment, supplement or waiver with respect to the Indenture that is effective prior to the Closing and adverse to the Company in any material respect (other than payment of any consent fee for which the Company is immediately reimbursed by Parent) and (iii) any Debt Offer or Consent Solicitation shall otherwise be consummated in compliance with applicable Law and SEC rules and regulations. The Company shall use its commercially reasonable efforts to provide, and to cause its Subsidiaries and their respective Representatives to provide, cooperation reasonably requested by Parent in connection with any Debt Offer or Consent Solicitation. If requested by Parent in writing, in lieu of commencing a Debt Offer or Consent Solicitation for the 11.25% Notes (or in addition thereto), the Company shall use its commercially reasonable efforts to, to the extent permitted by the terms and conditions applicable to the 11.25% Notes (including the Indenture), issue a notice of optional redemption for all of the outstanding principal amount of the 11.25% Notes in accordance with the terms and conditions applicable thereto (including the Indenture); provided, that no action described in this sentence shall be required to be taken unless it can be conditioned on the occurrence of the Effective Time. Subject to the Company’s compliance with Section 5.15(b), Parent shall arrange for the Surviving Corporation to have at the Effective Time sufficient funds necessary to consummate the closing of any Debt Offer or redemption that is being consummated as of the Closing Date. The Company shall facilitate access to Parent and its Representatives to the holders of the 11.25% Notes and shall cooperate with, and participate in, discussions with such holders, in each case to the extent reasonably requested by Parent.
          (b) At any time from time to time after the date hereof, the Company shall provide, and shall cause its Subsidiaries to provide, and shall use its commercially reasonable efforts to cause each of its and their respective Representatives, including legal, tax, regulatory and accounting, to provide, all cooperation reasonably requested by Parent in connection with any debt financing (the “Potential Financing”) that Parent determines to be reasonably necessary or desirable in connection with any of the actions described in Section 5.15(a) or otherwise in connection with the 11.25% Notes, including, subject to customary representations and confidentiality requirements, (i) providing information relating to the Company and its Subsidiaries to any parties that Parent reasonably anticipates may provide commitments with respect to, or otherwise participate in, the Potential Financing (the “Potential Financing Sources”), (ii) to the extent reasonably requested by Parent, assisting in preparation of customary offering or information documents to be used for the arrangement and/or completion of the Potential Financing, including the provision of information necessary to produce the business plan, financial projections and pro forma financial statements reasonably requested by Parent, (iii) making available Representatives of the Company to participate in customary meetings, presentations and due diligence sessions with rating agencies and prospective Potential Financing Sources, (iv) executing and delivering, and causing its Subsidiaries to execute and deliver, documents and instruments relating to guarantees and other matters ancillary to the Potential Financing as may be reasonably requested by Parent as necessary and customary in connection with the Potential Financing, (v) providing authorization letters to Potential Financing Sources in respect of the distribution of information to prospective lenders or investors, (vi) providing audited consolidated financial statements of the Company covering the three (3) fiscal years immediately preceding the Closing for which audited consolidated financial statements are currently available, unaudited financial statements (excluding footnotes) for any interim period or periods of the Company ended after the date of the most recent audited financial statements and at least 45 days prior to the Closing Date (within 45 days after the end of each such period) and (vii) reasonable assistance to Parent in satisfying the conditions precedent to the funding of any Potential Financing; provided , however, that until the Effective Time occurs, neither the Company nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee, (B) have any liability or any obligation under any credit agreement or any related document or any other agreement or document related to the Potential Financing or (C) be required to incur any other liability in connection with the Potential Financing unless reimbursed or indemnified by Parent to the reasonable satisfaction of the Company.
          (c) Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable out of pocket costs (including reasonable attorneys’ fees) incurred by the Company, any of its Subsidiaries or their respective Representatives after the date hereof in connection with the actions of the Company and its Subsidiaries and their Representatives contemplated by Sections 5.15(a) and (b), (ii) acknowledges and agrees that the Company, its

Subsidiaries and their respective Representatives shall not incur any liability to any person prior to the Effective Time with respect to any Debt Offer, Consent Solicitation or redemption of the 11.25% Notes and (iii) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the transactions contemplated by Sections 5.15(a) and (b).
          (d) Parent acknowledges and agrees that neither (i) the pendency or consummation of any Debt Offer, Consent Solicitation or redemption with respect to the 11.25% Notes nor (ii) the availability to Parent of any Potential Financing is a condition to Parent’s and Merger Sub’s obligations to consummate the Merger and the other transactions contemplated by this Agreement.
ARTICLE VI
CONDITIONS TO THE MERGER
          Section 6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:
          (a) Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.
          (b) Regulatory Approvals. (i) All Consents of any Governmental Entity required to consummate the transactions contemplated by this Agreement, including the Merger, as set forth in Section 3.5(b) shall have been obtained or (ii) any waiting period (and any extensions thereof) applicable to consummation of the Merger under the HSR Act and, to the extent material, under any foreign Antitrust Laws shall have expired or been terminated.
          (c) No Injunctions or Restraints; Illegality. No provision of any applicable Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restrains, enjoins or prevents the consummation of the Merger.
          Section 6.2. Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and as of the Effective Time as though made on and as of the Effective Time, except:
     (i) for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (it being understood that for all purposes of determining the accuracy of such representations and warranties (other than Section 3.9(b)), all references to the term “Company Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded); provided, however, that the representations and warranties contained in (A) Section 3.3, Section 3.22, Section 3.23 and Section 3.24 of the Agreement shall be true and correct in all material respects and (B) Sections 3.2(b) and (c) and Sections 3.4(a), (b) and (c) shall be true and correct in all but de minimis respects (the representations and warranties identified in the foregoing clauses (A) and (B), the “Identified Company Representations”); and
     (ii) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct in accordance with the applicable standard described in clause (i) above as of such particular date.
For purposes of this Section 6.2(a), “de minimis” means any breach of or inaccuracy in any one or more of the representations and warranties of the Company set forth in Sections 3.2(b) and (c) and Section 3.4(a), (b) and (c) that would give rise to or result in any increased Liabilities, damages or costs to Parent or the Company by more than $1,775,000 in the aggregate.
          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
          (c) No Company Material Adverse Effect. Since the date hereof, there shall not have been any circumstance, development, event, condition, effect or change that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
          (d) Certificate. Parent shall have received a certificate with respect to the conditions in clauses (a), (b) and (c) of this Section 6.2 above signed on behalf of Company by its chief executive officer or chief financial officer.
          Section 6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that for all purposes of determining the accuracy of such representations and warranties, all references to the term “material adverse effect” and materiality qualifications and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded); provided, however, that the representations and warranties contained in Section 4.9 shall be true and correct in all material respects.

          (b) Agreements and Covenants. Parent and Merger Sub each shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
          (c) [reserved]
          (d) Certificate. Company shall have received a certificate with respect to the conditions in clauses (a), (b) and (c) of this Section 6.3 signed by an authorized senior executive officer of Parent.
ARTICLE VII
TERMINATION
          Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after receipt of the Requisite Stockholder Approval:
          (a) by mutual written consent of Parent and the Company;
          (b) by either Parent or the Company if:
     (i) the Merger shall not have not been consummated by July 31, 2011 (the “Outside Date”); provided, that no party may terminate this Agreement pursuant to this Section 7.1(b)(i) if such party’s material breach of this Agreement shall have been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date; or
     (ii) (A) there shall be any applicable Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited or (B) any Governmental Entity having competent jurisdiction shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action is or shall have become nonappealable; provided, that the party seeking to terminate pursuant to this Section 7.1(b)(ii)(B) shall have used its commercially reasonable efforts to challenge such Order or other action;
          (c) by either the Company (provided that it shall not be in material breach of any of its obligations under Section 5.3) or Parent (i) if the Requisite Stockholder Approval shall not have been obtained at the Company Stockholders Meeting or at any adjournment or postponement thereof permitted hereunder at which a vote on such approval was taken, (ii) if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholders Meeting to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting and at such meeting there is no approval of the adjournment thereof to a later date or (iii) if the Company Stockholder Meeting shall not have occurred by July 26, 2011 (provided, that no Company Stockholder Meeting shall have occurred or be deemed to have occurred for purposes of the foregoing clause (iii) unless at such meeting a valid Requisite Stockholder Approval vote was actually taken);

          (d) by the Company if:
     (i) prior to the receipt of the Requisite Stockholder Approval, the Company Board has effected a Company Board Recommendation Change in response to a Superior Proposal pursuant to and in compliance with Section 5.3 in order substantially concurrently to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and immediately prior to or contemporaneously with such termination pays to Parent by wire transfer in immediately available funds the Termination Fee (and expense reimbursement) required to be paid pursuant to Section 7.3; or
     (ii) Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition set forth in Section 6.3(a) or (b)is not capable of being satisfied on or before the Outside Date;
     (e) by Parent if:
     (i) either (A) any member of the Company Board or any executive officer of the Company or (B) any other Representative of the Company acting at the direction of (or acting with the authorization of) any member of the Company Board or any executive officer of the Company shall have violated or breached (or be deemed pursuant to the terms thereof, to have violated or breached) in any material respect any provision of Section 5.3;
     (ii) the Company Board or any Committee thereof shall have effected a Company Board Recommendation Change (whether or not in compliance with Section 5.3);
     (iii) after a tender offer or exchange offer is commenced that, if successful, would result in any Third Party becoming a beneficial owner of 20% or more of the outstanding Shares, the Company Board shall have failed to recommend within ten Business Days after commencement of such tender offer or exchange offer that the Company’s stockholders not tender their Shares in such tender or exchange offer;
     (iv) the Company Board shall have failed to reconfirm the Company Board Recommendation promptly, and in any event within ten Business Days, following Parent’s request to do so; or
     (v) the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition set forth in Section 6.2(a), (b) or (c) is not capable of being satisfied on or before the Outside Date.
     The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party in accordance with Section 8.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

          Section 7.2. Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party (or its Affiliates, directors, officers or stockholders) to the other parties hereto; provided, that nothing herein shall relieve any party from liability for any willful and material breach of this Agreement prior to such termination. The provisions of Section 5.4(d), the last sentence of Section 5.14, Section 5.15(c), this Section 7.2, Section 7.3 and Article VIII shall survive any termination hereof pursuant to Section 7.1.
          Section 7.3. Termination Fees.
          (a) If this Agreement is terminated by the Company pursuant to Section 7.1(d)(i), prior to or contemporaneously with and as a condition to the effectiveness of such termination, the Company shall pay Parent a fee in immediately available funds in the amount of $7,700,000 (the “Termination Fee”).
          (b) If this Agreement is terminated by Parent pursuant to Section 7.1(e) (other than pursuant to clause (v) thereof), then the Company shall promptly, but in no event later than three Business Days after termination of this Agreement, pay Parent the Termination Fee.
          (c) If this Agreement is terminated, other than pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(d)(ii) or Section 7.4, then the Company shall promptly, but in no event later than one Business Day after termination of this Agreement, in addition to any amounts payable pursuant to Section 7.3(a) and 7.3(b) (and 7.3(d) below), pay Parent an amount equal to Parent’s expenses, not to exceed $1,000,000 (the “Expense Cap”), incurred by or on behalf of Parent (including by its stockholders or Affiliates, and including, subject to the Expense Cap, all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to any of them) in connection with or related to the transactions contemplated hereby, including the authorization, preparation, negotiation, execution and performance of this Agreement and the Equity Commitment and any Potential Financing, in immediately available funds, as directed by Parent in writing.
          (d) If this Agreement is terminated pursuant to Section 7.1(b)(i) or Section 7.1(e)(v) and (i) at any time on or after the date hereof and prior to such termination a bona fide Acquisition Proposal shall have been made to the Company Board or the Company or publicly announced, and (ii) within twelve months after the date of such termination, the Company enters into a definitive acquisition agreement (or other Contract setting forth the material terms of the Acquisition Proposal) with respect to any transaction specified in the definition of “Acquisition Proposal” or any such transaction is consummated, then the Company shall pay Parent the Termination Fee no later than three Business Days after such event. For purposes of this Section 7.3(d), references in the definition of “Acquisition Proposal” to “20%” and “80%”shall be replaced by a “majority.”
          (e) The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent Parent’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses of enforcement) in connection with such suit, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in the Wall Street Journal, plus two percent per annum from the date such amounts were required to be paid until the date actually received by Parent. The Company acknowledges that it is obligated to pay to Parent any amounts due pursuant to this Section 7.3 regardless of whether the stockholders of the Company have adopted this Agreement.
          Section 7.4. Termination due to Non-Acceptance. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated, and the Merger may be abandoned without liability on the part of any party hereto, by Parent if:
          (a) The Prior Agreement has not been validly terminated, and in connection therewith, $7,700,000 has not been paid to SMSC in respect of the Termination Fee (as defined in the Prior Agreement) prior to 5:00 P.M. Pacific Standard Time on February 28, 2011; or
          (b) Any disclosure schedule is attempted to be delivered prior to 5:00 P.M. Pacific Standard Time on February 28, 2011, by or on behalf of the Company to Parent or Merger Sub in respect of this Agreement containing disclosures other than those in the Company Disclosure Schedule that was delivered in writing and accepted by Parent on February 21, 2011; or
          (c) The Company has not duly executed and delivered this Agreement to Parent and Merger Sub prior to 5:00 P.M. Pacific Standard Time on February 28, 2011.
Parent shall give notice of any termination of this Agreement pursuant to this Section 7.4 to the Company in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected. In the event of the termination of this Agreement and abandonment of the Merger pursuant to this Section 7.4, this Agreement (other than the effect of this Section 7.4) shall forthwith become void and have no effect without any liability on the part of any party (or its Affiliates, directors, officers or stockholders) to any other parties hereto.
ARTICLE VIII
MISCELLANEOUS
          Section 8.1. Representations and Warranties. The representations and warranties made herein and in any document delivered pursuant hereto shall not survive beyond the Effective Time or a termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.
          Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested), or sent by overnight courier, facsimile (upon confirmation of receipt) or e-mail transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)	if to the Company:
Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
	Attention:	Mark D. Peterson
	E-mail:	mark.peterson@conexant.com
	Fax:	(949) 483-5536

with a copy to:

O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660
	Attention:	Andor D. Terner
	E-mail:	aterner@omm.com
	Fax:	(949) 823-6994

(b)	if to Parent or Merger Sub:

Gold Holdings, Inc.
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, 39th Floor
San Francisco, California 94111
	Attention:	John Knoll
	Fax:	(415) 983-2701

with a copy to:

Kirkland & Ellis LLP
555 California St, Suite 2700
San Francisco, California 94104
	Attention:	Stephen D. Oetgen, Esq.
Arshad A. Ahmed, Esq.
	Fax:	(415) 439-1500
     Notice so given shall (in the case of notice so given by mail or overnight courier) be deemed to be given when received and (in the case of notice so given by facsimile, e-mail transmission or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

          Section 8.3. Expenses. Except as otherwise provided herein, each of the parties hereto will bear all legal, accounting, investment banking and other fees, expenses and costs incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.
          Section 8.4. Disclosure Generally. A matter set forth in one item of either the Company Disclosure Schedule or Parent Disclosure Schedule need not be set forth in any other item of such Schedule so long as its relevance to the other sections or subsections of such Schedule or section of this Agreement is reasonably apparent on the face of the information disclosed in such Schedule (without reference to the underlying documents referenced therein). The fact that any item of information is disclosed in either the Company Disclosure Schedule or Parent Disclosure Schedule shall not be construed to (a) mean that such information is required to be disclosed by this Agreement; (b) represent a determination that (i) such item is material or establishes a standard of materiality, (ii) such item did not arise in the ordinary course of business, or (iii) the Merger requires the consent of third parties; or (c) constitute, or be deemed to be, an admission to any third party concerning such item. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material,” “Parent Material Adverse Effect” or “Company Material Adverse Effect” or other similar terms in this Agreement.
          Section 8.5. Amendment. This Agreement may be amended by action taken by Parent and by action taken by or on behalf of the respective boards of directors of Merger Sub and the Company at any time before the Effective Time; provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which under the DGCL requires further approval by such stockholders without obtaining such further approval. This Agreement may be amended only by an instrument in writing signed by the parties hereto.
          Section 8.6. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) subject to the proviso of Section 8.5, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only against such party and only if set forth in an instrument, in writing, signed by such party. The failure or delay by any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights nor shall any single or partial assertion of a right preclude any other or further assertion thereof or the exercise of any other right. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
          Section 8.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except (a) as provided in Section 5.9 and (b) from and after the Effective Time, the rights of stockholders of the Company to receive the Merger Consideration set forth in Article II, nothing in this Agreement express or implied is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto and any attempted assignment in violation of this Section 8.7 shall be null and void and of no effect.
          Section 8.8. Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
          Section 8.9. Jurisdiction.
          (a) Each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any court of the United States located in the State of Delaware, in the event of any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (iv) consents to service of process being made through the notice procedures set forth in Section 8.2.
          (b) Without limiting other means of service of process permissible under applicable Law, each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
          (c) EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          Section 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          Section 8.11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
          Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          Section 8.13. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Equity Commitment and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof.
          Section 8.14. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Equity Commitment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including to cause Parent to enforce the obligations of the Equity Investor under the Equity Commitment in order to cause the Equity Funding to be timely completed, which actions would be expected to include Parent calling the Equity Commitment), this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything else contained in this Agreement, in no event shall the collective damages payable by Parent, Merger Sub or any of their affiliates, for breaches under this Agreement or the Equity Commitment exceed the amount of the Commitment (as defined in the Equity Commitment) in the aggregate for all such breaches.
* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GOLD HOLDINGS, INC.
By:	/s/ John Knoll
	Name:	John Knoll
	Title:	Secretary

GOLD ACQUISITION CORP.
By:	/s/ John Knoll
	Name:	John Knoll
	Title:	Secretary

CONEXANT SYSTEMS, INC.
By:	/s/ D. Scott Mercer
	Name:	D. Scott Mercer
	Title:	Chairman and Chief Executive Officer

{Agreement and Plan of Merger}

Annex B
February 23, 2011
Board of Directors
Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660
Members of the Board:
We understand that Conexant Systems, Inc. (the “Company”), Gold Holdings, Inc. (“Parent”), and Gold Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of February 20, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock of the Company (“Company Common Stock”), other than shares held in treasury or held by Parent, Merger Sub, any subsidiary of Parent or Merger Sub, or shares held by a holder who has properly demanded and perfected appraisal rights, will be converted into the right to receive $2.40 in cash (the “Merger Consideration”) and without interest thereon (subject to any applicable withholding tax). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliate of Parent (the “Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.
For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain financial projections and operating data prepared by the management of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessments of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Company’s proposed transaction with Standard Microsystems Corporation and, in that capacity, delivered an opinion to the Board of Directors of the Company dated January 9, 2011 in connection with which we became entitled to a fee for our services. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. Except as set forth above, during the two-year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Parent or any of their respective affiliates pursuant to which compensation was received by Qatalyst or its affiliates; however Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company and Parent and their respective affiliates for which we would expect to receive compensation.
Qatalyst provides investment banking and other services to a wide range of corporations, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.
This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which Company Common Stock will trade at any time.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such Merger Consideration.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.
Yours faithfully,
/s/ Qatalyst Partners LP
QATALYST PARTNERS LP

B-2

Annex C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
Section 262. Appraisal Rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET BEFORE THE MEETING DATE — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on [TBD] for plan shares or [TBD] for Registered shares. Have your proxy card in hand when you access the web site CONEXANT SYSTEMS, INC. and follow the instructions to obtain your records and to create an electronic 4000 MACARTHUR BOULEVARD voting instruction form. NEWPORT BEACH, CA 92660 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on [TBD] for plan shares or [TBD] for Registered shares. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M30702-P01699 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONEXANT SYSTEMS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE number(s) of the nominee(s) on the line below. FOLLOWING DIRECTOR NOMINEES: 2. Election of Directors 0 0 0 Nominees: 01) Steven J. Bilodeau 02) D. Scott Mercer THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS For Against Abstain For Against Abstain NO. 1, 3, 5 AND 6, AND “EVERY YEAR” ON PROPOSAL NO. 4: 1. Adoption of the Agreement and Plan of Merger, dated as of 0 0 0 5. Ratification of the appointment of Deloitte & Touche LLP as our 0 0 0 February 20, 2011, by and among Conexant Systems, Inc., Gold independent registered public accountants Holdings, Inc. and Gold Acquisition Corp., as such agreement may be amended from time to time 6. Approval of the adjournment of the annual meeting, if necessary, 0 0 0 to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement 3. Advisory vote on executive compensation 0 0 0 NOTE: Such other business will be transacted at the meeting as may properly 1 Year 2 Years 3 Years Abstain come before the meeting or any postponement or adjournment thereof. 4. Advisory vote on the frequency of the advisory vote on 0 0 0 0 executive compensation Yes No Please indicate if you plan to attend this meeting. 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

M30703-P01699 PROXY CARD CONEXANT SYSTEMS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints D. Scott Mercer and Mark D. Peterson, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. common stock which the undersigned is entitled to vote if personally present at the Annual Meeting of Stockholders to be held on [TBD, 2011] and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on [TBD, 2011] or any adjournment or postponement thereof, with all powers the undersigned would possess if present at the Meeting. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted for each of the two director nominees, every year on Proposal No. 4, and for each other proposal, including the adoption of the merger agreement. Whether or not direction is made, each of the Proxies is authorized to vote in accordance with his best judgment on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a participant in the United Space Alliance Employee Stock Purchase Plan, you have the right to direct Computershare Trust Company, as trustee (the “Trustee”), regarding how to vote the shares of Conexant Systems, Inc. attributable to this account at the Annual Meeting of Stockholders to be held on [TBD, 2011]. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to the individual voting directions. If no direction is made or if this proxy card is not properly executed and returned by [TBD, 2011] the shares attributable to this account will be voted in the same proportion as directions received from participants in the plan. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO SUBMIT A PROXY FOR THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY CARD. PLEASE NOTE THAT A FAILURE TO VOTE YOUR SHARES EITHER IN PERSON AT THE MEETING OR BY SUBMITTING A PROXY CARD BY MAIL, TELEPHONE OR INTERNET IS THE EQUIVALENT OF A VOTE AGAINST THE MERGER. Continued and to be signed on reverse side